                   FREE WRITING PROSPECTUS DATED MARCH 2, 2006
               FOR USE WITH THE BASE PROSPECTUS DATED FEBRUARY 10, 2006

                       THE NATIONAL COLLEGIATE FUNDING LLC
                              DEPOSITOR AND SPONSOR

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-1
                                 ISSUING ENTITY

                                  $900,697,000


         THE NATIONAL COLLEGIATE FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS THE NATIONAL COLLEGIATE FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE NATIONAL COLLEGIATE FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE NATIONAL COLLEGIATE FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS IF YOU REQUEST IT BY CALLING DANA ARVIDSON TOLL-FREE AT 1-800-895-4283.

         THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

         THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

         THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

         THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

         THIS FREE WRITING PROSPECTUS IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE OFFERED NOTES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN INDICATION OF YOUR INTEREST IN PURCHASING SUCH OFFERED NOTES, WHEN, AS AND IF ISSUED. ANY SUCH INDICATION OF INTEREST WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE OFFERED NOTES. YOU MAY WITHDRAW YOUR INDICATION OF INTEREST AT ANY TIME.

           Subject to Completion and Modification dated March 2, 2006


FREE WRITING PROSPECTUS                                 [FIRST MARBLEHEAD LOGO]


                                  $900,697,000
               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-1
                                 ISSUING ENTITY
                      THE NATIONAL COLLEGIATE FUNDING LLC
                             DEPOSITOR AND SPONSOR
                        STUDENT LOAN ASSET BACKED NOTES

SECURITIES OFFERED
o  Classes of notes listed in the table below

ASSETS
o  Private student loans guaranteed by The Education Resources Institute, Inc.

CREDIT ENHANCEMENT
o  Excess interest on the student loans

o Subordination of the class C notes and class B notes to the class A notes and subordination of the class C notes to the class B notes to the extent more fully described in this free writing prospectus

o  Reserve account

o  Liquidity note agreement

o The Education Resources Institute, Inc. guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

                 INITIAL CLASS            INTEREST RATE             FINAL MATURITY                 DISCOUNTS AND      PROCEEDS TO
                    BALANCE                (PER ANNUM)                   DATE            PRICE     COMMISSIONS(1)      THE TRUST
                --------------     ---------------------------    -----------------    --------    --------------   ---------------
Class A-1
  Notes         $   83,979,000     One-month LIBOR plus _____%    February 25, 2019    100.000%        0.230%           99.770%
Class A-2
  Notes         $  170,071,000     One-month LIBOR plus _____%     August 25, 2023     100.000%        0.260%           99.740%
Class A-3
  Notes         $  185,823,000     One-month LIBOR plus _____%       May 25, 2026      100.000%        0.280%           99.720%
Class A-4
  Notes         $  139,591,000     One-month LIBOR plus _____%      March 27, 2028     100.000%        0.310%           99.690%
Class A-5
  Notes         $  226,675,000     One-month LIBOR plus _____%      March 25, 2033     100.000%        0.330%           99.670%
Class A-IO
  Notes                     (2)               5.50%                 April 25, 2011      23.334%        0.163%           23.171%
Class B
  Notes         $   46,276,000     One-month LIBOR plus _____%       May 25, 2037      100.000%        0.390%           99.610%
Class C
  Notes         $   48,282,000     One-month LIBOR plus _____%       May 25, 2037      100.000%        0.420%           99.580%
Total           $  900,697,000                                                                                      $953,589,976(3)

---------------
(1) Subject to indemnification and expense reimbursement arrangements with the underwriters.
(2) Initial reference amount equal to $226,675,000.
(3) Before deducting expenses estimated to be $3,643,861 and excluding proceeds from the structuring advisory fee paid to First Marblehead Corporation.

The offered notes are offered by the underwriters named below, subject to prior sale, when, as and if accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that delivery of the offered notes will be made in book-entry-only form on or about March 9, 2006.

This free writing prospectus and the accompanying base prospectus constitute the Irish prospectus (the "Irish Prospectus") for the purpose of Directive 2003/71/EC (the "Prospectus Directive"). Reference throughout this document to the free writing prospectus and the accompanying base prospectus shall be taken to read "Irish Prospectus" for such purpose. Application has been made to the Irish Financial Services Regulatory Authority (the "Financial Regulator in Ireland"), as competent authority under the Prospectus Directive for the Irish Prospectus to be approved. THE APPROVAL RELATES ONLY TO THE OFFERED NOTES WHICH ARE TO BE ADMITTED TO TRADING ON THE REGULATED MARKET OF THE IRISH STOCK EXCHANGE LIMITED (THE "IRISH STOCK EXCHANGE"). Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that this listing will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL REGULATORY AUTHORITY OR STATE SECURITIES COMMISSION HAS APPROVED OR RECOMMENDED THE SECURITIES DESCRIBED IN THIS FREE WRITING PROSPECTUS OR DETERMINED IF THIS FREE WRITING PROSPECTUS IS TRUTHFUL OR COMPLETE. NO SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS REVIEWED THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


UBS INVESTMENT BANK                                               CREDIT SUISSE
Joint Book-Runner                                             Joint Book-Runner

CITIGROUP                           JPMORGAN                RBC CAPITAL MARKETS

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 15.

The notes offered hereby represent obligations of the Issuing Entity only and do not represent an interest in or obligations of the sponsor, the depositor, First Marblehead Corporation, The Education Resources Institute, Inc., the originators, the servicers or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Distributions on the notes will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day. The first distribution date for the notes is May 25, 2006.
--------------------------------------------------------------------------------


                                              TABLE OF CONTENTS
                                           FREE WRITING PROSPECTUS                                             PAGE


Summary of Terms..............................................................................................
Risk Factors..................................................................................................
Formation of the Trust........................................................................................
Use of Proceeds and Assets....................................................................................
The Sellers...................................................................................................
The Servicers.................................................................................................
The Administrator and the Back-Up Administrator...............................................................
The Student Loan Guarantor....................................................................................
The Trustees..................................................................................................
Securities Previously Issued by Affiliates of the Sponsor.....................................................
Characteristics of the Trust Student Loans....................................................................
Prepayment and Yield Considerations...........................................................................
TERI Guaranty Agreements and TERI Security Agreement..........................................................
The Servicing Agreements......................................................................................
The Administration Agreement..................................................................................
Description of the Notes......................................................................................
U.S. Federal Income Tax Consequences..........................................................................
ERISA Considerations..........................................................................................
Legal Matters.................................................................................................
Ratings.......................................................................................................
Experts.......................................................................................................
Legal Proceedings.............................................................................................
Listing and General Information...............................................................................
Glossary for Free Writing Prospectus..........................................................................
Annex I: TERI Financial Statements............................................................................
Annex II:  Base Prospectus dated February 10, 2006............................................................


                                            ANNEX II: BASE PROSPECTUS

Prospectus Summary............................................................................................
Formation of the Trusts.......................................................................................
Use of Proceeds...............................................................................................
The Sponsor, The First Marblehead Corporation, the Administrator, the Servicers and the Custodians............
Description of Student Loan Programs..........................................................................
The Student Loan Pools........................................................................................
Static Pool Information.......................................................................................
Transfer and Administration Agreements........................................................................
Description of the Notes......................................................................................
Description of the Certificates...............................................................................
Certain Information Regarding the Securities..................................................................
Certain Legal Aspects of the Student Loans....................................................................
U.S. Federal Income Tax Consequences..........................................................................
State and Other Tax Consequences..............................................................................
ERISA Considerations..........................................................................................
Available Information.........................................................................................
Reports to Securityholders....................................................................................
Incorporation of Certain Documents by Reference...............................................................
Underwriting..................................................................................................
Legal Matters.................................................................................................
Annex I:  Global Clearance, Settlement and Tax Documentation Procedures.......................................

    THE INFORMATION IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING BASE
                                   PROSPECTUS

         Information about the notes is included in two separate sections of this document that provide progressively more detailed information. These two sections are:

         (a) This free writing prospectus, which describes the specific terms of the securities being offered; and

         (b) The accompanying base prospectus, attached as Appendix II to this free writing prospectus, which provides general information, some of which may not apply to your particular class of offered notes.

         You should rely on information contained in this document. No one has been authorized to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

         The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Statements in this free writing prospectus and the base prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities, the trust's ability to pay notes, and certain other information presented in this free writing prospectus and the base prospectus, constitute "forward looking statements," which represent our expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this free writing prospectus.


                        IRISH STOCK EXCHANGE INFORMATION

         We accept our responsibility for the information contained in this free writing prospectus and the accompanying base prospectus. To the best of our knowledge and belief the information contained in this free writing prospectus and the accompanying base prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

         Reference in this free writing prospectus and the accompanying base prospectus to documents incorporated by reference and any website addresses set forth in this free writing prospectus and the accompanying base prospectus will not be deemed to constitute a part of the prospectus filed with the Irish Stock Exchange in connection with the listing of the offered notes.

         Arthur Cox Listing Services Limited will act as the listing agent, and Custom House Administration and Corporate Services Limited will act as the paying agent in Ireland for the offered notes.

                                SUMMARY OF TERMS

o This summary highlights selected information from this free writing prospectus. It does not contain all of the information that you need to consider in making your investment decision. You should read carefully this entire free writing prospectus in order to understand all of the terms of the offering of the securities.

o This summary provides an overview to aid your understanding and is qualified by the full description of this information in this free writing prospectus.

o You can find a glossary of certain capitalized terms used in this free writing prospectus in the glossary.


PRINCIPAL PARTIES

THE DEPOSITOR AND SPONSOR

The National Collegiate Funding LLC

ISSUING ENTITY

The National Collegiate Student Loan Trust 2006-1

THE ADMINISTRATOR

First Marblehead Data Services, Inc.

THE BACK-UP ADMINISTRATOR

U.S. Bank National Association

PRIMARY SERVICER

Pennsylvania Higher Education Assistance Agency, also known as PHEAA (initial servicer for approximately 94% (by outstanding principal balance as of the statistical cut off date) of the trust student loans)

THE SIGNIFICANT OBLIGOR

The Education Resources Institute, Inc., also known as TERI or the student loan guarantor



LIQUIDITY PROVIDER

UBS AG, Stamford branch

PRIMARY ORIGINATORS

o    JPMorgan Chase Bank, N.A., as successor by merger to Bank One, N.A.

o    Charter One Bank, N.A.

o    Bank of America, N.A.

o    PNC Bank, N.A.

THE STRUCTURING ADVISOR

The First Marblehead Corporation

THE OWNER TRUSTEE

Wilmington Trust Company

THE INDENTURE TRUSTEE

U.S. Bank National Association

The following diagram summarizes the relationship of the principal parties in the transaction:

-------------------------  ---------------------------  ---------------------------  -------------------------
| Originators           |  | Depositor & Sponsor     |  | Trust                   |  | Investors             |
|                       |->| The National Collegiate |->| The National Collegiate |->|                       |
|                       |  | Funding LLC             |  | Student Loan Trust      |  |                       |
|                       |  |                         |  | 2006-1                  |  |                       |
-------------------------  ---------------------------  ---------------------------  -------------------------

                    Student Loans               Student Loans                Offered Notes

                    /        \
                   /          \
                  /            \
                 /              \
-------------------------  ---------------------------
| Servicers             |  | Student Loan Guarantor  |
|                       |  | TERI                    |
|                       |  |                         |
|                       |  |                         |
-------------------------  ---------------------------

AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The sponsor and the trust are not affiliates of PHEAA, TERI, the owner trustee, the indenture trustee, any originator or any credit enhancement provider. The sponsor and the trust are affiliates of the administrator, a wholly owned subsidiary of The First Marblehead Corporation, the structuring advisor. There are no business relationships, agreements, arrangements, transactions or understandings entered into outside the ordinary course of business or on terms other than those that would be obtained in an arm's length transaction with an unrelated third party that are material to noteholders other than as described in this free writing prospectus and the base prospectus between or among the sponsor and the trust and any other principal party.

DATES

DISTRIBUTION DATES

o A distribution date for the notes is the 25th calendar day of each month or if the 25th is not a business day, the next business day. The first distribution date for the notes is May 25, 2006.

CUT OFF DATE

o    February 28, 2006.

o The trust will be entitled to receive all collections and proceeds on the trust student loans on and after their related cut off date.

STATISTICAL CUT OFF DATE

o December 31, 2005. o All statistical information relating to the trust student loans is presented as of the statistical cut off date.

CLOSING DATE

o    On or about March 9, 2006.

INTEREST PERIODS

o The initial interest period for the notes will be from the closing date to but excluding the first distribution date; thereafter, interest on the notes will accrue from the most recent distribution date to but excluding the current distribution date.

DESCRIPTION OF THE NOTES

GENERAL

The original principal amount or reference amount and interest rates for each class of offered notes are on the cover page of this free writing prospectus.

The offered notes will be issued in book-entry form through The Depository Trust Company, Clearstream Banking, societe anonyme, Luxembourg and Euroclear. You will not be entitled to receive definitive certificates representing your interests in the offered notes, except in certain limited circumstances.

The offered notes will be available in minimum denominations or reference amounts of $100,000 and $1 integral multiples in book-entry form only.

OFFERED NOTES

Senior Notes

o    Class A-1 notes

o    Class A-2 notes

o    Class A-3 notes

o    Class A-4 notes

o    Class A-5 notes

o    Class A-IO notes

Subordinate Notes

o    Class B notes

o    Class C notes

To the extent more fully described under "Description of the Notes--Credit Enhancement--Subordination of the Subordinate Notes:"

o    The class C notes are subordinate to the class A notes and class B notes;
     and

o    The class B notes are subordinate to the class A notes.

NON-OFFERED SECURITIES

o The trust also will issue privately a single class of certificates to the depositor and TERI. We refer to these certificates as the "owner trust certificates."

o The owner trust certificates will not have a principal balance and will not bear interest.

o The owner trust certificates will only be entitled to distributions on any distribution date after all other required payments, deposits and distributions are made.

o Any information in this free writing prospectus relating to the owner trust certificates is solely for informational purposes to further a better understanding of the offered notes.

INTEREST PAYMENTS

o The rate of interest on each class of offered notes (other than the class A-IO notes) for each interest period will be an annual rate equal to the sum of the then applicable one-month LIBOR plus the margins listed on the cover page of this free writing prospectus.

o However, for the initial interest period the LIBOR rate will be determined by the following formula:

     X + ((16/31)o(Y-X))

     where, X = two-month LIBOR, and Y = three-month LIBOR, as of the second business day before the start of the initial interest period.

o Interest calculations for the notes (other than the class A-IO notes) are based on actual/360. Interest calculations for the class A-IO notes are based on 30/360.

o Interest will accrue on the reference amount of the class A-IO notes at a rate of 5.50% per annum. On each distribution date, the reference amount of the class A-IO notes will equal the lesser of the outstanding aggregate principal balance of the class A-5 notes and the amount determined as follows:

  Distribution Dates           Reference Amount
---------------------      -----------------------
May 2006-May 2010              $226,675,000
June 2010                      $221,400,000
July 2010                      $210,665,000
August 2010                    $201,090,000
September 2010                 $190,100,000
October 2010                   $177,000,000
November 2010                  $164,959,000
December 2010                  $152,396,000
January 2011                   $142,287,000
February 2011                  $131,772,000
March 2011                     $122,100,000
April 2011                     $112,895,000
May 2011 and thereafter        $0

If on any distribution date the amount of interest payable to the class A-IO notes is not based on their scheduled reference amount for that distribution date, the class A-IO notes also will be entitled to receive a prepayment penalty in an amount equal to the difference between the amount of interest accrued at the class A-IO notes interest rate on their scheduled reference amount and the amount of interest distributed to holders of the class A-IO notes under clause (3) below under "Distributions--Distribution Dates." Prepayment penalties will be paid as described under clause (14) below under "Distributions--Distribution Dates."

o For the initial interest period, the class A-IO notes will receive 76 days of interest.

After issuance of the notes, you may obtain the current interest rates for the notes from the administrator's website at www.firstmarblehead.com, the indenture trustee's website at https://trustinvestorreporting.usbank.com/ or by telephone from the indenture trustee at (866) 252-4360.

Subordinate Note Interest Triggers

A Class B Note Interest Trigger will be in effect if the Cumulative Default Rate (as defined in the glossary) as of each of the dates listed below equals or exceeds the respective percentage listed below for that date.

    Date                    Cumulative Default Rate
---------------------      -----------------------
March 1, 2007                        2.75%
May 1, 2007                          3.00%
May 1, 2008                          7.75%
May 1, 2009                         14.75%
May 1, 2010                         30.00%
May 1, 2011                         32.75%
May 1, 2012                         33.25%

However, a Class B Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes) or (b) TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

If a Class B Note Interest Trigger is in effect, interest on the class B notes will be subordinated to the payment of principal on the class A notes, and interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

A Class C Note Interest Trigger will be in effect if the Cumulative Default Rate as of each of the dates listed below equals or exceeds the respective percentage listed below for that date.

    Date                    Cumulative Default Rate
---------------------      -----------------------
March 1, 2007                        1.50%
May 1, 2007                          2.00%
May 1, 2008                          5.75%
May 1, 2009                         11.75%
May 1, 2010                         15.75%
May 1, 2011                         19.00%
May 1, 2012                         21.00%
May 1, 2013                         22.50%

However, a Class C Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes and class B notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes and class C notes) or (b) TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

If a Class C Note Interest Trigger is in effect, interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

PRINCIPAL PAYMENTS

Principal payments on the offered notes (other than the class A-IO notes) will be made on each distribution date, to the extent of available funds, in an amount equal to the principal distribution amount.

For each distribution date, the principal distribution amount is equal to the amount necessary, so that (a) the sum of the pool balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding collection period equals (b) 103% of the outstanding principal balance of the offered notes and any amounts drawn on the liquidity note after payments on that distribution date.

Turbo of Principal

On each distribution date on which a Turbo Trigger is in effect, all available funds remaining in the collection account after clause (12) below under "Distributions --Distribution Dates" will be distributed as principal in addition to principal distribution amounts due under clause (9) below under "Distributions--Distribution Dates".

A Turbo Trigger will be in effect if:

(a) The outstanding principal balance of the trust student loans is equal to or less than 10% of the aggregate principal balance of the trust student loans as of the cut off date; or

(b) The Cumulative Default Rate exceeds 10%; provided, however, that with respect to clause (b), a Turbo Trigger will not have occurred if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

CREDIT ENHANCEMENT

o    Excess interest on the trust student loans

o Subordination of the class B notes and the class C notes (we refer to these notes as the "subordinate notes") to the class A notes (we refer to these notes as the "senior notes"); and subordination of the class C notes to the class B notes to the extent more fully described under "Description of the Notes--Credit Enhancement--Subordination of the Subordinate Notes"

o    Reserve account

o    Liquidity note agreement

o TERI guaranty on the trust student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans

DISTRIBUTIONS

Distribution Dates

On each distribution date if a Class B Note Interest Trigger or Class C
Note Interest Trigger is not in effect, the following distributions will be made to the extent of available funds in the order indicated below.

(1) Pro rata: indenture trustee and paying agent fees and expenses up to the amount specified in the indenture and any Irish paying agent agreement; owner trustee fees and expenses up to the amount specified in the trust agreement; servicer fees and expenses up to the amount specified in the servicing agreements; administrator fees and expenses up to the amount specified in the administration agreement; back-up administrator fees and expenses up to the amount specified in the back-up administration agreement; liquidity provider fees and expenses up to the amount specified in the liquidity note agreement;

(2) To TERI, certain additional guaranty fees, which will be deposited into the TERI pledge fund;

(3) To the holders of each class of class A notes, interest, and to the liquidity provider, any interest due on the outstanding principal balance of the liquidity note, on a pro rata basis;

(4) To the holders of the class B notes, interest, excluding any carryover interest;

(5) To the holders of the class C notes, interest, excluding any carryover interest;

(6) To the reserve account, an amount, if any, necessary to reinstate the reserve account to the required reserve amount;

(7) To TERI (or the TERI pledge fund), to purchase rehabilitated trust student loans;

(8) To the liquidity provider, any principal amount due under the liquidity note as described below under "Description of the Notes - Credit Enhancement - Liquidity Note;"

(9) To the holders of the notes, the principal distribution amount as described below under "Payment of the Principal Distribution Amount;"

(10)   To the holders of the class B notes, any carryover interest;

(11)   To the holders of the class C notes, any carryover interest;

(12) Pro rata: any unreimbursed advances to The First Marblehead Corporation; and for all amounts in excess of the maximum amounts specified in clause (1) for indenture trustee fees and expenses; Irish paying agent fees and expenses; owner trustee fees and expenses; servicer indemnities, fees and expenses; administrator fees and expenses; and back-up administrator fees and expenses; liquidity provider fees and expenses;

(13) If a Turbo Trigger is in effect, to the holders of the notes any remaining amounts as payment of principal as described in clause (9) above until paid in full;

(14) To the holders of the class A-IO notes, any prepayment penalty amounts owing for that distribution date and any prepayment penalty amounts remaining unpaid from prior distribution dates; and

(15) Any remaining amounts will be paid first to the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the owner trust certificateholders.

Payment of the Principal Distribution Amount

Prior to an event of default, on each distribution date, the principal distribution amount for the notes will be payable as follows:

Prior to the May 2012 distribution date (also referred to as the "Stepdown Date") or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, the principal distribution amount will be payable to each class of class A notes (other than the class A-IO notes) sequentially in ascending numerical order until each class is paid in full, then, to the class B notes first to pay any carryover interest and then to pay principal until such class is paid in full, and finally, to the class C notes first to pay any carryover interest and then to pay principal until such class is paid in full.

On and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect:

o The Class A Percentage (as defined below) of the principal distribution amount will be payable to the class A notes (in the same order of priority as described in the preceding paragraph) until paid in full;

o The Class B Percentage (as defined below) of the principal distribution amount will be payable to the class B notes first to pay any carryover interest and then to pay principal until paid in full; and

o The Class C Percentage (as defined below) of the principal distribution amount will be payable to the class C notes first to pay any carryover interest and then to pay principal until paid in full.

The Class A Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class A notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

The Class B Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class B notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

The Class C Percentage at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class C notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

If an event of default occurs and continues, on each distribution date, the principal distribution amount will be payable to each class of class A notes (other than the class A-IO notes) on a pro rata basis until each class is paid in full, then to the class B notes first to pay any carryover interest and then to pay principal until such class is paid in full and then, to the class C notes first to pay any carryover interest and then to pay principal until such class is paid in full. If an event of default occurs and continues, on each distribution date, any principal amount due under the liquidity note agreement will be payable to the liquidity provider pro rata with principal distributions on the class A notes. The liquidity provider will have substantially the same rights and shall be treated as a class A noteholder in the case of an event of default.

Subordinate Note Principal Trigger

A Subordinate Note Principal Trigger will occur if either:

o    A Note Parity Trigger occurs and is continuing; or

o    The Cumulative Default Rate exceeds 10%;

provided, however, that a Subordinate Note Principal Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

A Note Parity Trigger will occur on any distribution date if (a) the sum of the pool balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding collection period is less than (b) 101% of the outstanding principal balance of the offered notes and any amounts drawn on the liquidity note after payments on that distribution date.

FINAL MATURITY DATES

The unpaid principal amount of each class of offered notes (other than the class A-IO notes) will be payable in full on the applicable final maturity date listed on the cover page of this free writing prospectus.

TRUST PROPERTY

FORMATION OF THE TRUST

The trust is a Delaware statutory trust. The only activities of the trust will be acquiring, owning and servicing the trust student loans and the other assets of the trust, issuing and making payments on the notes and other related activities.

THE TRUST'S ASSETS

The assets of the trust will include:

o Private student loans guaranteed by TERI. It is anticipated that on the closing date the trust will purchase student loans having an aggregate principal balance and accrued interest of approximately $748,421,240.

o    Collections and other payments on the trust student loans.

o Funds in the reserve account. It is anticipated that on the closing date there will be approximately $99,658,248 in the reserve account.

o    Rights under the liquidity note agreement.

o TERI will pledge approximately 65% of its guaranty fees with respect to the trust student loans to the trust to secure payments of claims on defaulted student loans under the TERI guaranty agreements. It is anticipated that there will be approximately $38,656,709 in the TERI pledge fund on the closing date.

o On the closing date, the sum of the outstanding principal balance of the trust student loans, the amount deposited into the TERI pledge fund, the reserve account and the collection account on the closing date will be no less than approximately 98.5% of the outstanding principal amount of the notes.

TRUST STUDENT LOANS

The trust student loans are all private student loans that are not reinsured by the Department of Education or any other government agency. The trust student loans are guaranteed by TERI. All trust student loans were originated from several different banks under different loan programs that were structured with the assistance of The First Marblehead Corporation.

The trust student loans will be purchased by the trust from the depositor with proceeds from the sale of the notes.

The trust student loans have the characteristics set forth below as of December 31, 2005. Unless otherwise specified, percentages are of the initial pool principal balance (including certain interest accrued to be capitalized).

Aggregate Characteristics as of the Statistical Cut Off Date December 31,
2005)

o    Aggregate outstanding principal
     balance:..................................................$513,068,490

o    Aggregate outstanding principal and accrued
     interest:.................................................$518,216,777

o    Weighted average annual percentage spread over
     LIBOR:............................................................4.44%

o    Weighted average
     remaining term:.............................................267 months

o    Percentage of cosigned loans:.....................................79.7%

On the closing date, the trust expects to acquire approximately $748,421,240 of principal and accrued interest of student loans (approximately $230,204,463 in excess of the outstanding principal balance and accrued interest of the trust student loans as of the statistical cut off date). The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the statistical cut off date.

RESERVE ACCOUNT

There will be a reserve account to pay the fees and expenses of the trust and interest on the notes.

Initially, the amount in the reserve account will be approximately $99,658,248 in cash and $65,000,000 available to be drawn under the liquidity note agreement, referred to in this free writing prospectus as the "liquidity note commitment." Starting with the March 2007 distribution date, the required aggregate amount of funds in the reserve account and available under the liquidity note commitment will step-down according to the schedule described under "Description of the Securities--Accounts--Reserve Account," referred to in this free writing prospectus as the "required reserve amount." The required amount of cash in the reserve account will never be less than $4,332,000.

If the aggregate amount of funds on deposit in the reserve account and the liquidity note commitment on any distribution date beginning with the distribution date in March 2007 (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the required reserve amount for that distribution date, then the current liquidity note commitment will be reduced by the amount of the excess, until the liquidity note commitment is equal to zero. After such time as the liquidity note commitment has been reduced to zero, any excess funds in the reserve account will be deposited into the collection account for distribution as available funds on the distribution date to the persons and in the order of priority specified above under "Distributions" (including to the holders of the owner trust certificates after payment of all other amounts). Amounts on deposit in the reserve account also will be available, if necessary, to pay principal on each class of offered notes (other than the class A-IO notes) on its respective final maturity date.

LIQUIDITY NOTE AGREEMENT

The trust has entered into a liquidity note agreement that will provide funding for amounts that otherwise would be paid from the reserve account in the event that the funds in the reserve account have been reduced to the minimum required amount of cash. Under the liquidity note agreement, the trust will issue a liquidity note, with a maximum liquidity note commitment equal to $65,000,000. The amounts available to be drawn under the liquidity note commitment will be reduced by amounts previously drawn and will be increased by amounts repaid up to the liquidity note commitment amount for the respective distribution date.

The liquidity note initially will be held by UBS AG acting through its Stamford branch (referred to in this free writing prospectus as the "liquidity provider"). On the third business day preceding each distribution date with respect to which the amount in the reserve account is insufficient, the administrator will instruct the indenture trustee to make a draw request (up to the amount of the liquidity note commitment then available) to cover any such shortfalls. The amounts funded under the liquidity note agreement will be deposited into the collection account and will be used to make payments in the same order of priority as described above under "Distributions."

The liquidity note commitment may be reduced on each distribution date to the extent excess amounts are available in the reserve account, as described above under "Reserve Account." On the December 2013 distribution date, the liquidity note commitment will be equal to zero.

In the case of certain events described in the liquidity note agreement, the administrator will instruct the indenture trustee to demand payment of the entire undrawn amount of the liquidity note which will be deposited into the reserve account and will be applied, as necessary, to any shortfalls with respect to any required payments in the order of priority specified for distributions. See "Description of the Securities-- Credit Enhancement --Liquidity Note" in this free writing prospectus.

FEES

All fees described below will be paid from funds in the collection account in the priority as described under "Description of the Notes - Distributions and Payments."

------------------------- ---------------------------
Indenture Trustee         Initial fee of $10,000 and
                          annual fee of $75,000
------------------------- ---------------------------
Owner Trustee             Initial fee of $4,000 and
                          annual fee of $3,000
------------------------- ---------------------------
Irish Paying Agent        $1,000 per listed security
                          per annum
------------------------- ---------------------------
Liquidity Provider        Not to exceed $100,000 per
                          annum
------------------------- ---------------------------
Administrator             Monthly fee equal to 1/12
                          of 0.05% of the aggregate
                          outstanding principal
                          balance of the trust
                          student loans
------------------------- ---------------------------
Back-up Administrator     Initial fee of $10,000 and
                          monthly fee of $1,000
------------------------- ---------------------------
Total fees in accordance  Not to exceed $450,000
with the indenture, trust in the aggregate per
agreement, Irish paying   annum
agent agreement,
liquidity note agreement,
administration agreement
and back-up administration
agreement.

PRIMARY SERVICER FEES
------------------------- ---------------------------
PHEAA*                    Monthly fee based upon  the
                          aggregate principal balance
                          of the trust student loans
                          serviced at the end of each
                          month, multiplied by the
                          applicable servicing fee
                          divided by twelve, equal to
                          the following:

During Deferment          0.14%

During Repayment          0.38% (current)
  (first 10 years)        0.50%  (delinquent)

During Repayment          0.60% (current)
  (after 10 years)        0.70%  (delinquent)
------------------------- ---------------------------
* Subject to increase pursuant to a new servicing agreement between PHEAA and The First Marblehead Corporation anticipated to be entered into on or soon after the closing date. See "The Servicing Agreements" in this free writing prospectus.

U.S. FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and not as an equity interest in the trust, and the trust will not be classified as an association or a publicly traded partnership taxable as a corporation.

See "U.S. Federal Income Tax Consequences" in this free writing prospectus.

ERISA CONSIDERATIONS

Any person who purchases or acquires notes will be deemed to represent, warrant and covenant either:

(a) The purchaser is not, and is not acquiring the notes on behalf of, as a fiduciary of, or with assets of, a Plan (as defined in "ERISA
    Considerations" in this free writing prospectus); or

(b) (1) The notes are rated investment grade or better as of the date of purchase;

     (2) It believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation (as defined in "ERISA Considerations" in this free writing prospectus) and agrees to so treat the notes; and

     (3) The acquisition and holding of the notes do not result in a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Code because the transaction is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14,
          or by reason of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicers, the indenture trustee, the owner trustee, any provider of credit support or any of their affiliates not being a Party in Interest (as defined in "ERISA Considerations" in this free writing prospectus) with respect to the Plan.

See the section titled "ERISA Considerations" in this free writing prospectus.

RATINGS

The class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes and class A-IO notes must be rated in the highest rating category of at least two of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

The class B notes must be rated in one of the two highest rating categories of at least two of the three rating agencies listed above. The class C notes must be rated in one of the three highest rating categories of at least two of the three rating agencies listed above.

LISTING INFORMATION

Application has been made to the Financial Regulator in Ireland, as competent authority under the Prospectus Directive, for the Irish Prospectus to be approved. THE APPROVAL FROM THE FINANCIAL REGULATOR IN IRELAND RELATES ONLY TO THE OFFERED NOTES WHICH ARE TO BE ADMITTED TO TRADING ON THE REGULATED MARKET OF THE IRISH STOCK EXCHANGE.

Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that such listing will be obtained. You may consult with the Irish listing agent to determine the status of the offered notes.

                             IDENTIFICATION NUMBERS

Class                 CUSIP Number            ISIN         European Common Code
--------------------  -----------------  ----------------  ---------------------
Class A-1 Notes       63543PBZ8          US63543PBZ80
Class A-2 Notes       63543PCA2          US63543PCA21
Class A-3 Notes       63543PCB0          US63543PCB04
Class A-4 Notes       63543PCC8          US63543PCC86
Class A-5 Notes       63543PCD6          US63543PCD69
Class A-IO Notes      63543PCE4          US63543PCE43
Class B Notes         63543PCF1          US63543PCF18
Class C Notes         63543PCG9          US63543PCG90

                                  RISK FACTORS

         You should consider the following risk factors together with all the information contained in this free writing prospectus in deciding whether to purchase any of the notes.

YOU MAY HAVE DIFFICULTY SELLING YOUR NOTES    Application will be made to
                                              list the offered notes on the
                                              Irish Stock Exchange. There can be
                                              no assurance that this listing
                                              will be obtained. If the notes are
                                              not listed on a securities
                                              exchange and you want to sell your
                                              notes, you will have to locate a
                                              purchaser that is willing to
                                              purchase them. The underwriters
                                              intend to make a secondary market
                                              for the offered notes. The
                                              underwriters will do so by
                                              offering to buy the notes from
                                              investors that wish to sell.
                                              However, the underwriters will not
                                              be obligated to make offers to buy
                                              the notes and may stop making
                                              offers at any time. In addition,
                                              the prices offered, if any, may
                                              not reflect prices that other
                                              potential purchasers would be
                                              willing to pay, were they to be
                                              given the opportunity. There have
                                              been times in the past where there
                                              have been very few buyers of asset
                                              backed securities, and there may
                                              be times in the future. As a
                                              result, you may not be able to
                                              sell your notes when you want to
                                              do so or you may not be able to
                                              obtain the price that you wish to
                                              receive.

IF THE TRUST ASSETS ARE INSUFFICIENT TO       The trust is not permitted to
MAKE PAYMENTS ON THE NOTES, YOU MAY INCUR A   have any significant assets or
LOSS                                          sources  of funds other than the
                                              trust student loans, the guaranty
                                              agreements, the reserve account,
                                              rights under the liquidity note
                                              agreement and the collection
                                              account. You will have no claim to
                                              any amounts properly distributed
                                              to the owner trust
                                              certificateholders, the indenture
                                              trustee, the owner trustee, the
                                              administrator, the back-up
                                              administrator or the servicers,
                                              from time to time.

                                              If you are a holder of any notes,
                                              and the reserve account and
                                              amounts available under the
                                              liquidity note agreement are
                                              exhausted, the trust will depend
                                              solely on payments with respect to
                                              the trust student loans to make
                                              payments on the notes and you
                                              could suffer a loss.

THE LIQUIDITY PROVIDER MAY DEFAULT ON ITS     The amounts available to the trust
OBLIGATION                                    to pay fees of the trust and
                                              interest on all classes of notes
                                              may depend in part on the
                                              operation of the liquidity note
                                              agreement and the performance by
                                              the liquidity provider of its
                                              obligations under the liquidity
                                              note agreement.

                                              If the liquidity provider fails to
                                              fund any requested draw, the
                                              amount of credit enhancement
                                              available in the current
                                              or any future period may be
                                              reduced and you may experience
                                              delays and/or reductions in the
                                              interest and principal payments on
                                              your notes. This is particularly
                                              true because these funding
                                              obligations only will arise if the
                                              minimum amount remains in the
                                              reserve account and current
                                              collections are insufficient to
                                              fund shortfalls.

                                              If the liquidity provider's long
                                              or short-term unsecured debt
                                              ratings fall below certain ratings
                                              as permitted by the rating
                                              agencies or if the liquidity
                                              provider fails to fund any amount
                                              drawn under the liquidity note
                                              agreement, then the administrator
                                              will instruct the indenture
                                              trustee to demand payment of the
                                              entire undrawn amount of the
                                              liquidity note and to deposit the
                                              payment into the reserve account.
                                              In this event, if the liquidity
                                              provider fails to fund the
                                              required draw, it is possible that
                                              the ratings on your notes will be
                                              downgraded.

THE CHARACTERISTICS OF THE TRUST STUDENT      Certain characteristics of the
LOANS MAY CHANGE                              trust student loans will vary from
                                              the characteristics of the trust
                                              student loans described in this
                                              free writing prospectus due to
                                              payments received over time.
                                              Distribution by loan type and
                                              weighted average interest rates
                                              may vary as a result of variations
                                              in the effective rates of interest
                                              applicable to the trust student
                                              loans after each transfer of
                                              additional student loans to the
                                              trust and the remaining terms of
                                              the deferral and forbearance
                                              periods.

YOUR YIELD TO MATURITY MAY BE REDUCED BY      The pre-tax return on your
PREPAYMENTS, DELINQUENCIES AND DEFAULTS       investment is uncertain and will
                                              depend on a number of factors
                                              including the following:

                                              o THE RATE OF RETURN OF
                                              PRINCIPAL IS UNCERTAIN. The amount
                                              of distributions of principal on
                                              the notes and the time when you
                                              receive those distributions depend
                                              on the amount and the times at
                                              which borrowers make principal
                                              payments on the trust student
                                              loans. Those principal payments
                                              may be regularly scheduled
                                              payments or unscheduled payments
                                              resulting from prepayments or
                                              defaults of the trust student
                                              loans.

                                              o YOU MAY NOT BE ABLE TO
                                              REINVEST DISTRIBUTIONS IN
                                              COMPARABLE INVESTMENTS. Asset
                                              backed securities, like the notes
                                              offered by this free writing
                                              prospectus, usually produce more
                                              returns of principal to investors
                                              when market interest rates fall
                                              below the interest rates on the
                                              student loans and produce less
                                              returns of principal when market
                                              interest rates are above the
                                              interest rates on the student
                                              loans. As a result, you are likely
                                              to receive more money to reinvest
                                              at a time when other investments
                                              generally are producing a lower
                                              yield than that on the notes, and
                                              are likely to receive less money
                                              to reinvest when other investments
                                              generally are producing a higher
                                              yield than that on the notes. You
                                              will bear the risk that the timing
                                              and amount of distributions on
                                              your notes will prevent you from
                                              attaining your desired yield.

THERE ARE SPECIAL YIELD CONSIDERATIONS        The class A-IO notes will accrue
RELATING TO THE CLASS A-IO NOTES              interest on the lesser of the
                                              aggregate outstanding principal
                                              balance of the class A-5 notes and
                                              the scheduled reference amount.
                                              The class A-IO notes will also be
                                              entitled to any prepayment
                                              penalties. The yield on the class
                                              A-IO notes will be dependent upon
                                              the rate and timing of principal
                                              payments on the class A-5 notes,
                                              resulting from prepayments,
                                              defaults and liquidations with
                                              respect to the underlying trust
                                              student loans, which rate may
                                              fluctuate significantly over time.
                                              If the rates of prepayments and
                                              losses on the trust student loans
                                              significantly exceed the rates
                                              used in structuring the class A-IO
                                              notes, the aggregate outstanding
                                              principal balance of the class A-5
                                              notes may be less than the
                                              scheduled reference amount. An
                                              extremely rapid rate of
                                              prepayments on the underlying
                                              trust student loans could result
                                              in the failure of investors in the
                                              class A-IO notes to fully recover
                                              their investments. However,
                                              investors in the class A-IO notes
                                              will benefit from payment of
                                              prepayment penalties and their
                                              investments may not be affected by
                                              prepayments on the underlying
                                              trust student loans so long as the
                                              trust distributes funds on account
                                              of the prepayment penalties.
                                              Investors must make their own
                                              decisions as to the appropriate
                                              assumptions to be used in deciding
                                              whether to purchase any class A-IO
                                              notes.

THE TRUST'S PURCHASE OF STUDENT LOANS AT A    The sum of the outstanding
PREMIUM MAY RESULT IN LOSSES                  principal balance of the
                                              trust student loans, the amount
                                              deposited in the TERI pledge fund,
                                              the reserve account and the
                                              collection account on the closing
                                              date will be no less than
                                              approximately 98.5% of the
                                              outstanding principal amount of
                                              the notes. There can be no
                                              assurance that the aggregate
                                              principal amount of the notes will
                                              be equal to or less than the sum
                                              of the principal amount of the
                                              trust student loans plus the
                                              amounts on deposit in the reserve
                                              account and the collection
                                              account. If an event of default
                                              occurs under the indenture, and
                                              the trust student loans are
                                              liquidated at a time when the
                                              outstanding principal amount of
                                              the notes exceeds the sum of the
                                              principal amount of the trust
                                              student loans and the
                                              amounts on deposit in the reserve
                                              account and the collection
                                              account, the noteholders may
                                              suffer a loss. If an event of
                                              default occurs before the holders
                                              of the class A-IO notes have
                                              received distributions equal to
                                              their investment in the class A-IO
                                              notes, those investors will suffer
                                              a loss, regardless of the
                                              liquidation proceeds.

YOU WILL RELY ON THIRD PARTY SERVICERS FOR    Although the servicers are
THE SERVICING OF THE TRUST STUDENT LOANS      obligated to cause the trust
                                              student loans  to be
                                              serviced in accordance with the
                                              terms of the servicing agreements,
                                              the timing of payments will be
                                              directly affected by the ability
                                              of the servicers to adequately
                                              service the trust student loans.
                                              In addition, you will be relying
                                              on compliance by each of the
                                              servicers with private program
                                              regulations to ensure that TERI is
                                              obligated to maintain guaranty
                                              payments. If a servicer defaults
                                              on its obligations and is
                                              terminated, you will be relying on
                                              the ability of the administrator
                                              to find an alternative servicer to
                                              service the trust student loans
                                              and you may experience a delay in
                                              the timing of payments until any
                                              transfer of servicing is completed
                                              or effective.

THERE IS A RISK OF DEFAULT BY TERI ON THE     If TERI defaults on its guaranty
TRUST STUDENT LOANS                           obligations, and you own any class
                                              of notes, you will rely primarily
                                              on payments from the related
                                              borrower for payments on the
                                              related private student loan and,
                                              to a limited extent, on guaranty
                                              fees paid to TERI but deposited in
                                              the TERI pledge fund to secure its
                                              guaranty obligations. In these
                                              circumstances, if you are a holder
                                              of any notes, you will bear the
                                              risk of loss resulting from the
                                              failure of any borrower of a trust
                                              student loan if the limited credit
                                              enhancement provided by the
                                              financing structure available to
                                              the notes is inadequate to cover
                                              the loss. Moreover, if a Turbo
                                              Trigger is in effect, payments on
                                              the notes may be accelerated and
                                              you will bear the risk of
                                              reinvestment and any adverse
                                              effect on the weighted average
                                              life and yield on your notes.


INVESTORS IN THE SUBORDINATE NOTES ARE        Although interest (excluding
SUBJECT TO VARIABILITY OF CASH FLOWS AND      any carryover interest) on the
FACE GREATER RISK OF LOSS                     class B  notes and class C
                                              notes will be paid prior to
                                              principal on the class A notes, if
                                              a Class B Note Interest Trigger or
                                              Class C Note Interest Trigger is
                                              in effect for any particular class
                                              of subordinate notes, interest on
                                              the related class or classes of
                                              subordinate notes will be
                                              subordinated to the payment of
                                              principal on the class A notes
                                              and, if applicable, the class B
                                              notes. Principal on the
                                              subordinate notes will not begin
                                              to be paid until the Stepdown Date
                                              and then only so long as no
                                              Subordinate Note Principal Trigger
                                              has occurred and remains in
                                              effect. Moreover, the
                                              subordinate notes will not receive
                                              any payments of principal after
                                              the Stepdown Date if a Subordinate
                                              Note Principal Trigger occurs and
                                              is continuing until the class A
                                              notes have been paid in full (and,
                                              if applicable, the class or
                                              classes of subordinate notes with
                                              a higher payment priority have
                                              been paid in full). Thus,
                                              investors in the subordinate notes
                                              will bear losses on the trust
                                              student loans prior to the losses
                                              being borne by holders of the
                                              senior notes (and, if applicable,
                                              the class or classes of
                                              subordinate notes with a higher
                                              payment priority).

SEQUENTIAL PAYMENT OF THE CLASS A NOTES AND   Class C noteholders bear a greater
SUBORDINATION OF THE SUBORDINATE NOTES        risk of loss than class A
RESULT IN A GREATER RISK OF LOSS FOR SOME     noteholders and class B
NOTEHOLDERS                                   noteholders; class B noteholders
                                              bear a  greater risk of loss
                                              than class A noteholders; and,
                                              among the class A noteholders
                                              those with a higher class
                                              numerical designation bear a
                                              greater risk of loss than those
                                              with a lower class numerical
                                              designation because:

                                              o In general, prior to the
                                              Stepdown Date, distributions of
                                              principal will be made, first, to
                                              the class A notes in ascending
                                              numerical designation, then, only
                                              after the outstanding amount of
                                              each class A note has been reduced
                                              to zero, to the class B notes and
                                              then, only after the outstanding
                                              amount of each class B note has
                                              been reduced to zero, to the class
                                              C notes. Holders of those classes
                                              of notes receiving principal later
                                              have a greater risk of suffering a
                                              loss on their investments as
                                              compared to holders of notes whose
                                              principal payments have an earlier
                                              sequential priority.

                                              o Distributions of interest on the
                                              class B notes will be subordinate
                                              to the payment of interest and, in
                                              some circumstances, payments of
                                              principal on the class A notes.
                                              Distributions of principal on the
                                              class B notes will be subordinate
                                              to the payment of both interest
                                              and principal on the class A
                                              notes. Holders of the class B
                                              notes have a greater risk of
                                              suffering a loss on their
                                              investments as compared to holders
                                              of the class A notes.

                                              o Distributions of interest on the
                                              class C notes will be subordinate
                                              to the payment of interest on the
                                              class A notes and class B notes
                                              and, in some circumstances,
                                              payments of principal on the class
                                              A notes and the class B notes.
                                              Distributions of principal on the
                                              class C notes will be subordinate
                                              to the payment of both interest
                                              and principal on the class A notes
                                              and the class B notes. Holders of
                                              the class C notes have a greater
                                              risk of suffering a loss on their
                                              investments as compared to holders
                                              of the class A notes and the class
                                              B notes.

                                              Following the Stepdown Date and so
                                              long as no Subordinate Note
                                              Principal Trigger has occurred and
                                              remains in effect, the class B
                                              notes and class C notes will start
                                              receiving principal payments. As
                                              the outstanding principal balances
                                              of the class B notes and class C
                                              notes are reduced, the class A
                                              notes and class B notes will have
                                              less credit enhancement than if
                                              the notes continued to have
                                              principal paid sequentially.

PAYMENT PRIORITIES ON THE SECURITIES WILL     Upon the occurrence of an event of
CHANGE UPON CERTAIN EVENTS OF DEFAULT         default with respect to the notes
                                              and the acceleration of the notes:

                                              o Payment of the principal of and
                                              interest on the class B notes and
                                              class C notes will be fully
                                              subordinated to the payment in
                                              full of all amounts due and
                                              payable on the class A notes; and

                                              o Payment of the principal of and
                                              interest on the class C notes will
                                              be fully subordinated to the
                                              payment in full of all amounts due
                                              and payable on the class A notes
                                              and class B notes.

                                              Following acceleration, if
                                              available funds are not sufficient
                                              to fully repay all of the notes,
                                              the holders of the class B notes
                                              may suffer a loss and the class C
                                              notes will suffer a loss.

THE FAILURE TO PAY THE SUBORDINATE NOTES IS   So long as class A notes are
NOT AN EVENT OF DEFAULT                       outstanding, the indenture
                                              provides that there cannot be an
                                              event of default for the failure
                                              to pay interest or principal on
                                              the class B notes and class C
                                              notes.

                                              If amounts otherwise allocable to
                                              the class B notes and class C
                                              notes are used to fund payments of
                                              interest and/or principal on the
                                              class A notes, distributions on
                                              the class B notes and class C
                                              notes may be delayed or reduced
                                              and you may suffer a loss.

                                              So long as class B notes are
                                              outstanding, the indenture
                                              provides that there cannot be an
                                              event of default for the failure
                                              to pay interest or principal on
                                              the class C notes.

                                              If amounts otherwise allocable to
                                              the class C notes are used to fund
                                              payments of interest and/or
                                              principal on the class B
                                              notes, distributions on the class
                                              C notes may be delayed or reduced
                                              and you may suffer a loss.

WITHDRAWAL OR DOWNGRADING OF INITIAL          The rating of the notes will
RATINGS WILL ADVERSELY AFFECT THE PRICE FOR   depend primarily on an assessment
THE SECURITIES                                by the rating agencies of the
                                              trust student loans and the
                                              structure of the transaction. Any
                                              subsequent downgrade in the
                                              assessment of the credit quality
                                              of the trust student loans may
                                              result in a reduction in the
                                              rating initially assigned to the
                                              notes.

                                              A security rating is not a
                                              recommendation to buy, sell or
                                              hold notes. Similar ratings on
                                              different types of securities do
                                              not necessarily mean the same
                                              thing. You should analyze the
                                              significance of each rating
                                              independently from any other
                                              rating. Any rating agency may
                                              change its rating of the notes
                                              after the notes are issued if that
                                              rating agency believes that
                                              circumstances have changed. Any
                                              subsequent withdrawal or
                                              downgrading of a rating will
                                              likely reduce the price that a
                                              subsequent purchaser will be
                                              willing to pay for the applicable
                                              notes.

                                              None of the trust, the depositor,
                                              the sellers, the administrator,
                                              the back-up administrator, the
                                              servicers or the indenture trustee
                                              are required to maintain the
                                              rating of any class of the notes.
                                              Any downgrade in the ratings
                                              assigned to your notes could
                                              result in a decline in the market
                                              value and liquidity of your notes.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS   The notes, and in particular the
FOR ALL INVESTORS                             subordinate notes, are not a
                                              suitable investment if you require
                                              a regular or predictable schedule
                                              of payments or payment on any
                                              specific date. The notes are
                                              complex investments that should be
                                              considered only by investors who,
                                              either alone or with their
                                              financial, tax and legal advisors,
                                              have the expertise to analyze the
                                              prepayment, reinvestment, default
                                              and market risk, the tax
                                              consequences of an investment, and
                                              the interaction of these factors.

CONSUMER PROTECTION LAWS MAY AFFECT           Numerous federal and state
ENFORCEABILITY OF THE TRUST STUDENT LOANS     consumer protection laws and
                                              related regulations impose
                                              substantial requirements upon
                                              lenders and servicers involved in
                                              consumer finance. These
                                              requirements may apply to
                                              assignees such as the trust and
                                              may result in both liability for
                                              penalties for violations and a
                                              material adverse effect upon the
                                              enforceability of the trust
                                              student loans. For example,
                                              federal law such as the
                                              Truth-in-Lending Act can create
                                              punitive damage liability for
                                              assignees and defenses to
                                              enforcement of the trust student
                                              loans, if errors were made in
                                              disclosures that must be made to
                                              borrowers. Certain state
                                              disclosure laws, such as those
                                              protecting co-signers, may also
                                              affect the enforceability of the
                                              trust student loans if appropriate
                                              disclosures were not given or
                                              records of those disclosures were
                                              not retained. If the interest rate
                                              on the loans in question exceeds
                                              applicable usury laws, that
                                              violation can materially adversely
                                              affect the enforceability of the
                                              loans.

                                              If the loans were marketed or
                                              serviced in a manner that is
                                              unfair or deceptive, or if
                                              marketing, origination or
                                              servicing violated any applicable
                                              law, then state unfair and
                                              deceptive practices acts may
                                              impose liability on the loan
                                              holder, as well as creating
                                              defenses to enforcement. Under
                                              certain circumstances, the holder
                                              of a trust student loan is subject
                                              to all claims and defenses that
                                              the borrower on that loan could
                                              have asserted against the
                                              educational institution that
                                              received the proceeds of the loan.
                                              Many of the trust student loans
                                              have been priced by lenders using
                                              a so-called "risk based pricing"
                                              methodology in which borrowers
                                              with lower creditworthiness are
                                              charged higher prices. If pricing
                                              has an adverse impact on classes
                                              of protected persons under the
                                              federal Equal Credit Opportunity
                                              Act and other similar laws, claims
                                              under those acts may be asserted
                                              against the originator and,
                                              possibly, the loan holder.

THERE ARE LIMITATIONS ON THE GUARANTY         The guaranty agreements with TERI
AGREEMENTS                                    require holders and the servicers
                                              of  the trust student
                                              loans to follow specified
                                              procedures to ensure that the
                                              trust student loans are properly
                                              originated and serviced. Failure
                                              to follow these specified
                                              procedures may result in TERI's
                                              refusal to make guaranty payments
                                              with respect to the trust student
                                              loans. Loss of any guaranty
                                              payments could adversely affect
                                              the amount of revenues and the
                                              trust's ability to pay principal
                                              and interest on the notes. The
                                              sellers and the servicers have
                                              agreed to perform origination and
                                              servicing procedures in accordance
                                              with the specified procedures.
                                              Upon a material breach of the
                                              specified procedures, the sellers
                                              and the servicers are obligated to
                                              purchase the trust student loans
                                              affected by the breach and/or to
                                              indemnify for losses incurred.

THERE IS A POSSIBILITY THAT THE LOAN          It is intended by the depositor
PURCHASES BY THE TRUST MAY BE                 and the trust that the transfers
RECHARACTERIZED                               of the trust student loans by the
                                              several different banks to the
                                              depositor and by the depositor to
                                              the trust constitute sales of the
                                              trust student loans to the
                                              depositor and to the trust. If the
                                              transfers constitute sales, the
                                              trust student loans
                                              and the proceeds thereof would not
                                              be the property of the sellers or
                                              of the depositor, should the
                                              sellers or the depositor become
                                              the subject of any proceeding
                                              under any insolvency law after the
                                              transfer of the trust student
                                              loans to the depositor and to the
                                              trust.

                                              Each of the sellers will warrant
                                              to the depositor in a student loan
                                              purchase agreement that the sale
                                              of the trust student loans by that
                                              seller to the depositor is a valid
                                              sale of the trust student loans by
                                              that seller to the depositor. The
                                              depositor will warrant to the
                                              trust in a deposit and sale
                                              agreement that that the sale of
                                              the trust student loans by the
                                              depositor to the trust is a valid
                                              sale of the trust student loans by
                                              the depositor to the trust.

                                              Notwithstanding the foregoing, if
                                              a seller or the depositor were to
                                              become subject to any proceeding
                                              under any insolvency law and a
                                              creditor or receiver in insolvency
                                              or a seller or the depositor
                                              itself were to take the position
                                              that the sale of trust student
                                              loans by that seller to the
                                              depositor or the depositor to the
                                              trust should instead be treated as
                                              a pledge of the trust student
                                              loans to secure a borrowing of
                                              that seller or the depositor,
                                              delays in payments of collections
                                              on trust student loans to the
                                              holders of the notes could occur
                                              or (should the court rule in favor
                                              of a seller, the depositor,
                                              receiver or creditor), reductions
                                              or delays in the amounts of
                                              payments could result.

                                              If the transfer of the trust
                                              student loans by a seller to the
                                              depositor or by the depositor to
                                              the trust is treated as a pledge
                                              instead of a sale, a tax or
                                              government lien on the property of
                                              a seller or the depositor arising
                                              before the transfer of the trust
                                              student loans to the depositor or
                                              to the trust may have priority
                                              over the indenture trustee's
                                              interest in the trust student
                                              loans. As a precaution that the
                                              sale of the trust student loans
                                              would not be deemed to be a sale,
                                              the indenture trustee will also
                                              have a valid perfected first
                                              priority security interest in the
                                              trust student loans.

YOU SHOULD CONSIDER THE VARIABILITY OF        Amounts received with respect to
REVENUES AND FINANCIAL HEALTH OF TERI AS      the trust student loans for a
STUDENT LOAN GUARANTOR                        particular period may vary in both
                                              timing and amount from the
                                              payments actually due on the trust
                                              student loans for a variety of
                                              economic, social and other
                                              factors, including both individual
                                              factors, such as additional
                                              periods of deferral or forbearance
                                              prior to or after a borrower's
                                              commencement of repayment, and
                                              general factors, such as a general
                                              economic downturn which could
                                              increase the
                                              amount of defaulted trust student
                                              loans.

                                              Failures by borrowers to pay
                                              timely principal and interest on
                                              the trust student loans will
                                              affect the amount of revenues,
                                              which may reduce the amount of
                                              principal and interest available
                                              to be paid to the holders of the
                                              notes. In addition, failures by
                                              borrowers of student loans to pay
                                              timely principal and interest due
                                              on the student loans could
                                              obligate TERI as student loan
                                              guarantor to make payments
                                              thereon, which could adversely
                                              affect the solvency of TERI and
                                              its ability to meet its guaranty
                                              obligations. The inability of TERI
                                              as student loan guarantor to meet
                                              its guaranty obligations could
                                              reduce the amount of principal and
                                              interest paid to the holders of
                                              the notes. TERI will pledge a
                                              portion of its guaranty fees to
                                              the indenture trustee to secure
                                              its guaranty obligations, pursuant
                                              to a TERI security agreement.
                                              However, the funds in the TERI
                                              pledge fund may not be sufficient
                                              to meet TERI's guaranty
                                              obligations with respect to the
                                              trust student loans. Additionally,
                                              if TERI were to become subject to
                                              any insolvency proceeding, delays
                                              in payments of collections on
                                              trust student loans to the holders
                                              of the notes could occur or
                                              (should the court rule in favor of
                                              a seller, receiver or creditor),
                                              reductions or delays in the
                                              amounts of payments could result.

REPURCHASE OF TRUST STUDENT LOANS BY THE      Upon the occurrence of a breach of
SELLERS                                       representations and warranties
                                              with respect to a trust student
                                              loan, the depositor may have the
                                              option to repurchase the related
                                              trust student loan from the trust
                                              and, regardless of the repurchase,
                                              must indemnify the trust with
                                              respect to losses caused by the
                                              breach. Similarly, the seller of
                                              the loan to the depositor may then
                                              have the option to repurchase the
                                              related trust student loan from
                                              the depositor and, regardless of
                                              the repurchase, must indemnify the
                                              depositor with respect to losses
                                              caused by the breach. If the
                                              respective seller were to become
                                              insolvent or otherwise be unable
                                              to repurchase the trust student
                                              loan or to make required indemnity
                                              payments, it is unlikely that a
                                              repurchase of the trust student
                                              loan from the trust or payments to
                                              the trust would occur.

EFFECT OF THE SERVICEMEMBERS CIVIL RELIEF     Under the Servicemembers Civil
ACT OF 2003; DEFERMENT FOR ARMED FORCES       Relief Act of 2003, loans entered
PERSONNEL                                     into by persons on active duty in
                                              military service prior to their
                                              period of active duty may bear
                                              interest at no more than 6% per
                                              year during the period of active
                                              service and for a grace period
                                              after separation. Installment
                                              payments must be reduced
                                              correspondingly. The

                                              Servicemembers Civil Relief Act of
                                              2003 also limits the ability of a
                                              loan servicer to take legal action
                                              against the borrower during the
                                              borrower's period of active
                                              military duty and for a grace
                                              period thereafter. Certain fees
                                              and penalties are also suspended.
                                              Finally, under the servicing
                                              procedures adopted for the trust
                                              student loans, armed forces
                                              personnel may be granted
                                              additional deferments for
                                              repayment so long as they are
                                              serving in overseas duty.

                             FORMATION OF THE TRUST

         The National Collegiate Student Loan Trust 2006-1 is a newly formed Delaware statutory trust. The trust will be governed by a Trust Agreement dated as of March 9, 2006 among the depositor, TERI and Wilmington Trust Company, as owner trustee for the transactions described in this free writing prospectus. We refer to this agreement as the "trust agreement." The beneficial ownership of the trust is expected to be held by the depositor (approximately 90%) and TERI (approximately 10%).

         The trust has taken steps in structuring these transactions that are intended to make it unlikely that the voluntary or involuntary application for relief by The First Marblehead Corporation under bankruptcy or insolvency laws will result in consolidation of the assets and liabilities of the trust with those of The First Marblehead Corporation or an affiliate of The First Marblehead Corporation. Pursuant to its trust agreement, the trust may not engage in any activity other than:

         (a) Entering into a deposit and sale agreement with the depositor for the purchase of private student loans, servicing agreements supporting the student loans (referred to in this free writing prospectus as the "trust student loans") acquired by the trust from the depositor on the closing date, the Indenture dated as of March 1, 2006 between the trust and U.S. Bank National Association, as indenture trustee (we refer to this agreement as the "indenture"), and all related agreements, documents and instruments;

         (b) Issuing notes under the indenture and the liquidity note under the liquidity note agreement;

         (c) Issuing certificates under the trust agreement;

         (d) Undertaking all rights, duties and obligations under the trust's agreements; and

         (e) Entering into and performing under the related agreements, documents or instruments and otherwise engaging in any lawful act or activity under Delaware law governing statutory trusts, so long as the same are necessary, appropriate or suitable to accomplish the object or purposes described in (a), (b), (c) and (d).

         The trust agreement will appoint an owner trustee, Wilmington Trust Company, which is unaffiliated with the beneficial owners of the trust, to act as owner trustee of the trust. First Marblehead Data Services, Inc., as administrator, will be responsible for performing substantially all of the duties of the trust, to a certain extent subject to the direction of the beneficial owners of the trust.

         On the closing date, the property of the trust will consist of:

         (a) The trust student loans;

         (b) All funds collected in respect thereof on or after the cut off date;

         (c) Guaranty agreements and servicing agreements with respect to the trust student loans assigned to the trust and rights to secure payments on defaulted trust student loans under the TERI guaranty agreements with all moneys on deposit in the TERI pledge fund;

         (d) All moneys and investments on deposit in the collection account and the reserve account;

         (e) The rights of the trust under the indenture, the deposit and sale agreement, the administration agreement, the TERI security agreement and custodial agreements; and

         (f) The rights of the trust under the liquidity note agreement and liquidity note.

                           USE OF PROCEEDS AND ASSETS

         The trust estimates that the net proceeds from the sale of the notes will be applied substantially as follows:

Collection Account*                                   $842,711,617
Reserve Account                                        $99,658,248
Deposit to TERI Pledge Fund                             $4,486,338
Cost of Issuance                                        $3,643,861
Underwriting Fee                                        $3,089,912
     TOTAL USES                                       $953,589,976

*$785,326,009 used to purchase student loans and $57,385,608 paid to The
 First Marblehead Corporation as a structuring advisory fee.


         The assets of the trust and those assets expected to be pledged to the trust at the closing date are estimated to be:


Trust Student Loans                                   $748,421,240
Reserve Account                                        $99,658,248
Collection Account                                              $0
TERI Pledge Fund                                       $38,656,709
     TOTAL ASSETS                                     $886,736,197

                                   THE SELLERS

         Set forth below is a chart containing certain information regarding certain of the sellers who will sell pools of student loans originated under different programs to the depositor pursuant to student loan purchase agreements. No other seller will sell an amount of student loans to the depositor that is greater than 10% in dollar volume of the trust student loans.


                                                            Trust Student Loans by     Percentage of Trust Student Loans
                                         Number of       Outstanding Principal Balance  by Outstanding Principal Balance
               Seller                      Loans           as of December 31, 2005          as of December 31, 2005
------------------------------------- ---------------- ------------------------------- ---------------------------------
Charter One Bank, N.A.*                   15,110                  $174,363,934                      34.0%
JPMorgan Chase Bank, N.A., as
successor by merger to Bank One,
N.A.                                      14,198                  $156,404,715                      30.5%
Bank of America, N.A.                      5,029                   $72,145,496                      14.1%
PNC Bank, N.A.                             5,120                   $53,199,489                      10.4%
Others                                     6,863                   $56,954,856                      11.0%
------------------------------------- ---------------- ------------------------------- ---------------------------------
               Total                      46,320                  $513,068,490                       100%

*includes loans originated by Citizens Bank of Rhode Island, a state chartered affiliate.

         Because all sellers use the same TERI underwriting criteria, investors should see "Description of the Student Loan Programs - Eligibility Requirements" in the base prospectus for a description of the programs under which the student loans have been originated. The following chart contains certain material information about the sellers selling an amount of student loans to the depositor that is greater than 20% in dollar volume of the trust student loans:

                                                                   Originating             Aggregate Dollar Volume of
               Seller                 Form of Organization       TERI-Guaranteed          Outstanding TERI-Guaranteed
                                                              Private Student Loans         Private Student Loans
                                                                   Since Year            Owned as of January 31, 2006**
------------------------------------- ---------------------- ----------------------- -------------------------------------
Charter One Bank, N.A.*                  National Bank               1998                        $783,729,367

JPMorgan Chase Bank, N.A., as            National Bank               2001                        $251,251,840
successor by merger to Bank One,
N.A.

*includes loans originated by Citizens Bank of Rhode Island, a state chartered affiliate.
**includes student loans to be sold to trust.

         The student loans will be transferred from the sellers to the depositor and from the depositor to the trust as follows:




                 Student Loans                       Student Loans

---------------                    ----------------                   --------------------
|             |------------------> |              |-----------------> |   The National   |
|             |                    | The National |                   |    Collegiate    |
| Sellers     | (Pool Supplements) |  Collegiate  | (Deposit and Sale |   Student Loan   |
|             |                    | Funding LLC  |     Agreement)    |   Trust 2006-1   |
|             |                    |  (Depositor) |                   | (Issuing Entity) |
|             | <----------------- |              | <-----------------|                  |
---------------                    ----------------                   --------------------

                   $ Proceeds                          $ Proceeds


         The notes offered in this free writing prospectus and the accompanying base prospectus do not represent an interest in, or obligation of, any of the sellers of the student loans or their affiliates. No purchaser of the offered notes will have any recourse to any of the sellers of the student loans or their affiliates. The offered notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or, at the request of or for the account of any of the sellers of the student loans or their affiliates, by any other governmental agency. The underwriting criteria used by the sellers of the student loans in originating student loans purchased by the depositor may be different from those used by the sellers of the student loans and their affiliates in originating student loans under other existing student loan programs.

                                  THE SERVICERS

         PHEAA will be the initial servicer for approximately 94% (by outstanding principal balance as of the statistical cut off date) of the trust student loans. The remaining trust student loans will be serviced by Great Lakes Educational Loan Services, Inc., CFS-SunTech Servicing LLC, Education Services of America, Inc. and Nelnet, Inc. under servicing agreements between each of them and The First Marblehead Corporation.

         The Pennsylvania Higher Education Assistance Agency. PHEAA is a public corporation and a governmental instrumentality of the Commonwealth of Pennsylvania. PHEAA was formed in 1964 and has its principal place of business at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 (Tel. No. (717) 720-2750). In addition to servicing student loans, PHEAA guarantees loans under the federal Title IV programs, administers certain state scholarship and financial aid programs, and issues tax-exempt and taxable notes to finance its direct lending secondary market purchases of student loan portfolios. As of December 31, 2005, PHEAA had total assets of approximately $7.0 billion. As of December 31, 2005, PHEAA serviced approximately 5.3 million student loans, with an aggregate principal balance of approximately $39.5 billion. PHEAA has approximately 2,400 employees and is one of the largest servicers of education loans in the United States.

         Currently, PHEAA will be entitled to receive from the trust a monthly fee for its services in an amount based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to the following:

   Trust Student Loan Status                                       Servicing Fee
   -------------------------                                       -------------
   During deferment                                                     0.14%

   During the first 10 years of repayment (and borrower is current)     0.38%

          If delinquent (additional)                                    0.12%

   After 10 years of repayment (and borrower is current)                0.60%

          If delinquent (additional)                                    0.10%

In addition, PHEAA is entitled to certain fees related to defaulted loans. PHEAA and The First Marblehead Corporation anticipate entering into a new servicing agreement on or soon after the closing date for the offered notes. The servicing procedures of PHEAA under the new agreement will be substantially similar to the existing agreement but will include certain additional reporting requirements and may increase the servicing fees. If entered into after the closing date, the servicing fees will not be adjusted until confirmation that the ratings of the offered notes will not be affected.

         PHEAA will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to PHEAA's acts or omissions with respect to the services provided to the trust, where the final determination of liability on the part of PHEAA is established by an arbitrator, by a court of law or by way of settlement agreed to by PHEAA. The maximum liability on the part of PHEAA for all losses incurred by The First Marblehead Corporation on trust student loans serviced by PHEAA as a result of servicing deficiencies will not exceed 10% of the aggregate initial principal amount of all loans serviced by PHEAA and securitized by The First Marblehead Corporation or its affiliates. As of January 31, 2006, the aggregate outstanding principal amount of all loans serviced by PHEAA and securitized by The First Marblehead Corporation or its affiliates equals approximately $5.6 billion.

                 THE ADMINISTRATOR AND THE BACK-UP ADMINISTRATOR

FIRST MARBLEHEAD DATA SERVICES, INC.

         First Marblehead Data Services, Inc., an affiliate of the sponsor, will act as the administrator for the trust student loans. The administrator will perform various duties as described in the base prospectus and will be paid the fees described under "Summary of Terms- Fees" above. See "The Administrator" in the base prospectus.

         First Marblehead Data Services, Inc. acts as the administrator for the transactions described in "Securities Previously Issued by Affiliates of the Sponsor - Static Pool Information" in this free writing prospectus. The policies and procedures with respect to the administration of the trust are substantially similar to those of prior transactions for which First Marblehead Data Services, Inc. has served as the administrator, and there have been no changes to the policies and procedures with respect to administration over the last three years. There have not been any prior securitizations involving First Marblehead Data Services, Inc. as administrator that have defaulted or experienced early amortization or any other triggering events because of administration or outsourcing of administration.

U.S. BANK NATIONAL ASSOCIATION

         U.S. Bank National Association will act as the back-up administrator under the back-up administration agreement, pursuant to which it has agreed to act as administrator if the administrator resigns or is relieved of its duties under the administration agreement. The back-up administrator will be paid the fees described under "Summary of Terms - Fees" above. See "The Trustee - The Indenture Trustee" in this free writing prospectus for a description of U.S. Bank National Association.

                           THE STUDENT LOAN GUARANTOR

THE EDUCATION RESOURCES INSTITUTE, INC.

         TERI was incorporated in 1985 for the purpose of guaranteeing student loans and is a private, non-profit corporation organized under Chapter 180 of the Massachusetts General Laws. It is a student loan guarantor, not a regulated insurance company. TERI's offices are located at 31 St. James Avenue, Boston, Massachusetts 02116, and its telephone number is (617) 426-0681. As of November 30, 2005, TERI employed approximately 62 people.

         TERI Loan Guaranty Programs. All of the loan programs for which TERI provides guaranties are private, and TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Each loan that TERI guarantees under its programs is funded by a participating financial institution. TERI charges a guaranty fee for each loan it guarantees. In addition to the loan programs, the principal loan programs for which TERI provides guaranties are:

         TERI Alternative Program. The TERI Alternative Program (including variants thereof marketed by various lenders under proprietary names) is a private education loan program established by TERI for students enrolled in nationally or regionally accredited 2 to 4-year undergraduate degree-granting institutions in the United States and Canada. To be eligible for a loan under the TERI Alternative Program, a student must be deemed creditworthy or provide a creditworthy co-borrower. At least one applicant must be a U.S. citizen or a certified permanent resident of the United States.

         PEP Program. The PEP Program (including variants thereof marketed by various lenders under proprietary names) is an education loan program established by TERI in 1988 for graduate and professional school students enrolled at least half-time in accredited 2 to 4-year degree-granting institutions in the United States and Canada. Under the PEP Program students with little or no credit history can borrow on their own signature provided their credit profiles do not violate TERI's credit standards. Creditworthy students or students with creditworthy co-borrowers can borrow on more favorable terms.

         With respect to student loans made by lending institutions under the TERI loan guaranty programs, TERI guarantees 100% of the principal (including capitalized interest) plus accrued interest for loans for which one of the following events has occurred:

     o Failure by a borrower to make monthly principal and/or interest payments on a loan when due, provided the failure continues for a specified period (generally from 150 to 180 days);(1)

     o The filing by or against a borrower of a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding the filing of an adversary proceeding pursuant to 11 U.S.C. ss. 523(a)(8);(2) or

     o    The death of a borrower.(1)

-----------------------

(1) Depending on the terms of the applicable guaranty agreement, this event may not entitle the lender to make a claim for payment unless the same condition or another condition applies to all co-signers of a note, if the note has multiple borrowers.
(2) Depending on the terms of the applicable guaranty agreement, a bankruptcy filing by one of several borrowers under Chapter 7 of the Bankruptcy Code may not entitle the lender to make a claim for payment unless and until the same condition or another condition applies to all co-signers of a promissory note, if the note has multiple borrowers, unless the borrower seeks a discharge of the loan pursuant to section 523(a)(8) of the Bankruptcy Code.

         TERI's obligation to honor its guaranty for any loan is subject to certain conditions, including that TERI has timely received the guaranty fees for the loan; that the origination, disbursement, and servicing of the loan have been performed in accordance with program requirements and applicable law; that a claim for guaranty of the loan has been filed timely and in accordance with program requirements; and that the promissory note has been validly transferred and endorsed to TERI. The terms of TERI's guaranty vary depending upon the particular guaranty agreement.

         Annex I to this free writing prospectus contains certain financial statements, including consolidated statements of activities and changes in net assets and consolidated statements of financial position, of TERI as of and for the years ended June 30, 2003, June 30, 2004 and June 30, 2005, which have been audited, and as of and for the five months ended November 30, 2005, which are unaudited.

         Financial Information Summary. Set forth below is a summary of certain TERI financial information for the last three fiscal years and the five months ended November 30, 2005(1):

                                                                                                Five Months Ended
                                                                                                    November 30,
                                                                                                -----------------
                                              Fiscal Years Ended June 30,
                                              ---------------------------
                                  2003                   2004                   2005                   2005
                              (U.S. Dollars          (U.S. Dollars          (U.S. Dollars          (U.S. Dollars
                              in millions)           in millions)           in millions)           in millions)
                              ------------           ------------           ------------           ------------

Increase in Net Assets            $14.6                 $32.9                   $64.1                 $39.7
Total Net Assets                  $49.7                 $82.6                  $146.7                $186.4
Total Assets                     $186.1                $292.1                  $447.8                $535.9
Loan Loss Reserves               $102.9                $172.2                  $254.1                $299.0
---------------------------

(1) Source: TERI's audited financial statements for the fiscal years ended June 30, 2003, 2004 and 2005. The information for the five months ended November 30, 2005 is unaudited.

         Loan Loss Reserve. TERI's loan loss reserve represents an amount TERI believes would be adequate to absorb probable losses arising from its guaranty commitments. TERI's management determines the adequacy of the reserve based primarily on historical loan default experience compiled in its database of borrower default data dating back to TERI's inception in 1985. In addition, TERI commissions an actuarial study performed twice annually by a national accounting firm independent of TERI's auditors, which analyzes the adequacy of TERI's reserves. Activity in the loan loss reserve account for the fiscal years ended June 30, 2003, June 30, 2004 and June 30, 2005 and the five months ended November 30, 2005(1), was as follows:

                                                                                                 Five Months Ended
                                                                                                     November 30,
                                                                                                 -----------------
                                              Fiscal Years Ended June 30,
                                              ---------------------------
                               (U.S. Dollars          (U.S. Dollars          (U.S. Dollars           (U.S. Dollars
                               in millions)           in millions)           in millions)            in millions)
                               ------------           ------------           ------------            ------------

                                    2003                   2004                   2005                    2005
                           ----------------------- ---------------------- ---------------------- ------------------------

Beginning Balance                   $72.3                $102.9                 $172.2                   $254.1
Default Claims Paid                $(45.6)               $(44.3)                $(51.9)                  $(29.4)
Default Claims                      $34.5                 $33.2                  $38.4                    $18.2
     Recoveries, Net of
     Adjustments
Loan Loss Provision                 $41.7                 $80.4                  $95.4                    $56.1
                           ----------------------- ---------------------- ---------------------- ------------------------
Ending Balance                     $102.9                $172.2                 $254.1                   $299.0
                           ======================= ====================== ====================== ========================
----------------------------

(1) Source: TERI's audited financial statements for the fiscal years ended June 30, 2003, 2004 and 2005. The information for the five months ended November 30, 2005 is unaudited.

         Reserve Ratio. TERI computes its reserve ratio by dividing the "total amounts available for guaranty commitments" by the "total loans outstanding." TERI defines "total amounts available for guaranty commitments" as the sum of the amounts set forth below under the caption "-- Summary of Amounts Available for Guaranty Commitments." It defines "total loans outstanding" as the aggregate principal amount outstanding of all loans under guaranty. TERI's reserve ratio as of June 30 of each of the fiscal years 2003, 2004 and 2005 and for the five months ended November 30, 2005, was as follows:

                                                   Reserve Ratio
                                                   -------------
                  June 30, 2003                         4.8%
                  June 30, 2004                         5.7%
                  June 30, 2005                         5.9%
                  November 30, 2005                     6.0%

         Summary of Amounts Available for Guaranty Commitments. As a guarantor of student loans, TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Although TERI maintains a loan loss reserve intended to absorb losses arising from its guaranty commitments, there can be no assurance that the amount of such reserves will be sufficient to cover the obligations of TERI over the term of the trust student loans. As of June 30, 2003, 2004 and 2005 and as of November 30, 2005, TERI had available the following amounts to absorb its loan guaranty commitments(1):

                                                 ------------------------------------------------------ ----------------

                                                                    As of June 30,                           As of
                                                              (U.S. Dollars in thousands)                 November 30,
                                                                                                         (U.S. Dollars
                                                                                                         in thousands)
                                                 ------------------- ----------------- ---------------- ----------------
                                                        2003               2004             2005             2005
                                                 ------------------- ----------------- ---------------- ----------------
Deferred Guaranty Fees                                   $9,578           $15,885          $25,326          $31,050
Loan Loss Reserves                                     $102,942          $172,230         $254,140         $298,960
Unrestricted Net Assets--Board Designated               $13,293           $13,293          $13,293          $13,293
Unrestricted Net Assets--Undesignated                   $34,446           $67,280         $131,453         $171,163
                                                 ------------------- ----------------- ---------------- ----------------
Total Amounts Available For Guaranty
     Commitments(2)                                    $160,259          $268,688         $424,212         $514,466
                                                 =================== ================= ================ ================

------------------------------
(1) Source: TERI's audited financial statements for the fiscal years ended June 30, 2003, 2004 and 2005. The information for the five months ended November 30, 2005 is unaudited.
(2) Total amounts available for guaranty commitments do not necessarily represent liquid assets held by TERI.

The sum of the accounts set forth above is the aggregate of all the amounts made available by TERI to fulfill its guaranties with various lending institutions under the guaranty agreements described above.

         Reserve Agreements with Lending Institutions. As part of certain guaranty agreements with lending institutions, TERI has agreed to maintain amounts available calculated as a percentage of the amount of unpaid principal on outstanding loans, which is either at least 2% in cash and marketable securities or their equivalents or at least 3% in total TERI funds available. As of November 30, 2005, the principal amount outstanding of loans guaranteed by TERI amounted to approximately $8.5 billion, and TERI was required under these agreements to have available approximately $170 million in cash and marketable securities and $255 million in total TERI funds available. Certain lenders have required cash collateralization as security for TERI's obligations and, accordingly, at November 30, 2005, approximately $288.6 million of the reserves were required to be so pledged. Amounts so pledged (other than those on deposit in the TERI pledge fund) would not be available to pay TERI's general obligations under the TERI guaranty agreements. The TERI pledge fund constitutes a similar cash collateral account supporting TERI's obligations to the trust that would not be available to pay TERI's general obligations until TERI's obligations to the trust are satisfied.

         Guaranty Volume. TERI is one of the largest guarantors of non-federally reinsured student loans in the country. The following chart shows the non-federally reinsured student loans guaranteed by TERI for the fiscal years ended June 30, 2003, 2004 and 2005 and for the five months ended November 30, 2005.

        Fiscal Year                         Private Loans Guaranteed
    -------------------           --------------------------------------------
                                           (U.S. Dollars in millions)
           2003                                       $965.4
           2004                                     $1,704.1
           2005                                     $2,556.8
     Five months ended                              $1,576.8
     November 30, 2005

         Net Cohort Default Rate. All TERI-guaranteed loans made in a given fiscal year are referred to collectively as a "cohort." TERI's "net cohort default rate" refers to the total principal amount of guaranty payments made by TERI on defaulted loans of a given cohort, less any subsequent recoveries by TERI expressed as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year. The following table sets forth the total loans guaranteed, total defaults paid (net of recoveries) and the net cohort default rate as of September 30, 2005, for each of the last five cohort (fiscal) years.

                                                        Total Net Defaults Paid for
       Cohort Year         Total Loans Guaranteed(1)         Loans Guaranteed            Net Cohort Default Rate
    ----------------     ----------------------------  ------------------------------  ----------------------------
                                          (U.S. Dollars in thousands)
          2001                       $97,120                        $3,857                         3.97%
          2002                      $623,496                       $13,230                         2.12%
          2003                      $965,416                       $12,365                         1.28%
          2004                    $1,704,139                       $10,246                         0.60%
          2005                    $2,556,750                        $1,598                         0.06%
---------------------

(1) Excluding $340 million of loans originated by Access Group, Inc. with respect to which TERI discontinued its guaranty obligations on November 15, 2001.

         The declining trend reflected above in the net cohort default rate experienced by TERI can largely be attributed to the fact that for each succeeding cohort year fewer loans guaranteed by TERI were in repayment as of September 30, 2005. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the net cohort default rate of TERI for any future year will be similar to the historical experience set forth above.

         Recovery Rates. TERI determines its recovery rates by tracking the recovery history of loans that defaulted in a particular year, and dividing the cumulative amount recovered through its collection efforts on such loans by the total initial amount of claims paid on such loans. If a borrower makes 3 to 6 consecutive on time payments their loan is considered "cured" and may be repurchased by the lender. When a loan is repurchased the entire repurchased amount of the loan is considered a recovery. Any subsequent defaults or recoveries on this loan are tracked separately from the recovery rates shown below. The following table shows TERI's recovery rates as of September 30, 2005 for the loans that defaulted in each of the last six fiscal years.

    Period of Default
     Fiscal Year(1)          Undergraduate Credit-Worthy Recovery Rate        Graduate Credit-Worthy Recovery Rate
-------------------------  ----------------------------------------------  ------------------------------------------

          2001                                   73%                                            52%
          2002                                   63%                                            49%
          2003                                   43%                                            35%
          2004                                   27%                                            18%
          2005                                    9%                                             6%
---------------------

(1) As of June 30, 2001, TERI changed its fiscal year from the calendar year to the year ended June 30. Therefore, the fiscal year ended June 30, 2001 was the six month period from January 1, 2001 through June 30, 2001.

         The foregoing chart illustrates that loans which have defaulted in earlier periods tend to have higher recovery rates due to TERI's prolonged collection activities on defaulted loans. However, there can be no assurance that TERI's recovery rate for any future year will be similar to the historical experience set forth above.

                                  THE TRUSTEES

THE INDENTURE TRUSTEE

         U.S. Bank National Association will act as indenture trustee under the indenture. U.S. Bank National Association is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30, 2005, U.S. Bancorp served approximately 13.3 million customers, operated 2,396 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

         U.S. Bank National Association has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The indenture will be administered from U.S. Bank National Association's corporate trust office located at One Federal Street, Third Floor, Boston, Massachusetts 02110. The telephone number of the indenture trustee is (617) 603-6413.

          U.S. Bank National Association has provided corporate trust services since 1924. As of September 30, 2005, U.S. Bank National Association was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         On December 30, 2005, U.S. Bank National Association purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank National Association succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

         U.S. Bank National Association will act as indenture trustee under the indenture. The indenture trustee shall make each monthly statement available to the holders via the indenture trustee's internet website at http://www.usbank.com/abs. Holders with questions may direct them to the indenture trustee's bondholder services group at (800) 934-6802.

          As of December 31, 2005, U.S. Bank National Association (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 65 issuances of student loan-backed securities with an outstanding aggregate principal balance of approximately $4,489,000,000.

RESPONSIBILITIES OF THE INDENTURE TRUSTEE UPON AN EVENT OF DEFAULT RELATING TO THE INDENTURE

         If an event of default occurs and continues, the holders of a majority in interest of the affected class or classes of notes outstanding may, by written notice to the issuer and the indenture trustee, direct the indenture trustee to declare the notes immediately due and payable, at which time the unpaid principal amount of the notes and unpaid interest through the date of acceleration become immediately due and payable. If these amounts remain unpaid by the issuer, the indenture trustee may initiate a legal proceeding to collect these funds from the issuer.

         If an event of default occurs and continues without remedy, the indenture trustee may (or, if the holders of a majority in interest of the affected class or classes of notes outstanding direct, the indenture trustee will) institute proceedings for the collection or foreclosure, exercise the remedies of a secured party available under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the holders of the notes. The indenture trustee may also sell the indenture trust estate in certain circumstances. The indenture trustee is to be compensated for its fees, costs and expenses incurred in undertaking any of the actions described in this paragraph out of any amounts recovered for the noteholders.

         If an event of default has occurred and continues, the indenture trustee will, at the direction of the holders of two-thirds in interest of the affected class or classes of notes outstanding, exercise all rights, remedies, powers, privileges and claims of the issuer.

         If the issuer (or any other obligor on the notes) becomes the subject of a bankruptcy proceeding, the indenture trustee may (or, if the holders of a majority in interest of the affected class or classes of notes outstanding direct, the indenture trustee will) file and pursue a claim for the unpaid amounts of interest and principal due on the notes and will maintain certain other involvement and participation in the bankruptcy proceeding as necessary to preserve the rights of the noteholders.

         If a default under the indenture occurs and continues, the indenture trustee will mail to each holder of the notes notice of the default within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on the notes, the indenture trustee may withhold the notice to the holders of the notes if a committee of its primary officers determines in good faith that withholding the notice is in the interests of noteholders. Except in the case of a default in the payment of the principal of or interest on any notes, the indenture trustee is protected in withholding such notice if one or more of its primary officers determines in good faith that the withholding of such notice is in the interest of the noteholders.

LIMITATION OF LIABILITY OF THE INDENTURE TRUSTEE

         The indenture trustee is liable for its own negligent acts, its own negligent failure to act or its own willful misconduct, but is only responsible for undertaking the duties specifically outlined for it in the indenture and the transaction documents. The indenture trustee is not liable for any action it takes or omits to take in good faith reliance on certificates of officers of the issuer or the opinion of counsel furnished to its primary officers.

         The indenture trustee is not liable for any error in judgment made in good faith by one of its primary officers unless it is proved that the indenture trustee was negligent in ascertaining the relevant facts, and the indenture trustee is not liable for any action it takes or omits to take in good faith at the direction of the noteholders as permitted under the indenture.

         The indenture trustee is not responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee it appoints with due care to carry out its duties under the indenture. The indenture trustee is not liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers unless such conduct constitutes willful misconduct, negligence or bad faith.

INDEMNIFICATION OF THE INDENTURE TRUSTEE

         The issuer has agreed to indemnify the indenture trustee against any liabilities it may incur in the exercise and performance of its powers and duties under the indenture, including reasonable expenses, charges, counsel fees and other disbursements, to the extent payable from the indenture trust estate, provided that such liabilities are not due to the negligence or willful misconduct of the indenture trustee.

REPLACEMENT OF INDENTURE TRUSTEE

         The indenture trustee may resign at any time by notifying the issuer. The administrator will remove the indenture trustee if it fails to satisfy certain requirements, including the maintenance of at least $50,000,000 in capital and surplus and the maintenance of a certain debt rating, if it is insolvent or files for bankruptcy (or if certain other events relating to bankruptcy or insolvency occur), or if the indenture trustee becomes incapable of performing its duties.

         No resignation or removal of the indenture trustee is effective until the acceptance of appointment by a successor. If a successor indenture trustee does not take office within 60 days after the indenture trustee resigns or is removed, or if the indenture trustee fails to satisfy certain financial requirements, including the maintenance of at least $50,000,000 in capital and surplus and the maintenance of a certain debt rating, as noted above, the resigning indenture trustee, the issuer or the holders of a majority in interest of the affected class or classes of notes outstanding may petition an appropriate court for the appointment of a successor indenture trustee.

THE OWNER TRUSTEE

         Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving student loan receivables.

         Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

         Wilmington Trust Company has provided the above information for purposes of complying with Reg AB. Other than the above two paragraphs, Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this free writing prospectus.

LIMITATION OF LIABILITY OF THE OWNER TRUSTEE

         The owner trustee is not liable under any circumstances relating to the trust agreement or any trust related agreement except for expenses arising or resulting from its own gross negligence or willful misconduct, liens on the trust property resulting from claims against the owner trustee that are not related to its ownership or administration of the trust property or for certain taxes incurred by the owner trustee on its fees and compensation. Under no circumstance is the owner trustee liable for any indebtedness of the trust under any trust related agreement.

         The owner trustee is not liable for any error of judgment made in good faith by an authorized officer of the owner trustee. The owner trustee is not liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the administrator or the owners.

         The owner trustee is not liable for any default or failure of the administrator to carry out its obligations under the administration agreement.

INDEMNIFICATION OF THE OWNER TRUSTEE

         The First Marblehead Corporation, the depositor and TERI are liable for and have agreed to indemnify the owner trustee, as well as its successors and certain related parties such as its agents, against any and all liabilities, obligations, losses, damages, certain taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind which may be imposed on, incurred by or asserted at any time against the owner trustee in any way relating to or arising out of the trust agreement, any trust related agreement, the administration of the trust property or the action or inaction of the owner trustee under the trust agreement (except for expenses arising or resulting from the owner trustee's gross negligence or willful misconduct, liens on the trust property resulting from claims against the owner trustee that are not related to its ownership or administration of the trust property, or for certain taxes incurred by the owner trustee on its fees and compensation).

REPLACEMENT OF OWNER TRUSTEE

         The owner trustee may resign at any time without cause by giving at least 60 days' written notice to the administrator and the owners. However, such resignation is not effective until the appointment of and the acceptance of such appointment by a successor owner trustee.

         The owners with an aggregate of at least an 85% interest in the trust property may, at any time, remove the owner trustee without cause, with such removal becoming effective upon the appointment of and acceptance of such appointment by a successor owner trustee.

         In the event of resignation or removal of the owner trustee, the owners are required to appoint a successor owner trustee. If a successor is not appointed within 30 days after resignation or removal of the owner trustee, the owner trustee or the owners may petition an appropriate court to appoint an acting successor to act until such time, if any, that a successor is appointed by the owners.

            SECURITIES PREVIOUSLY ISSUED BY AFFILIATES OF THE SPONSOR

         The National Collegiate Funding LLC is the sponsor of the transaction and is a wholly-owned subsidiary of The First Marblehead Corporation. The National Collegiate Funding LLC is also the depositor for the trust. See "The Sponsor" in the base prospectus.

         Securitization trusts, for which the National Collegiate Funding LLC was the sponsor and depositor, beneficially owned by GATE Holdings, Inc., an affiliate of The First Marblehead Corporation, and TERI, and grantor trusts formed by The National Collegiate Funding LLC, have previously issued several series of student loan asset backed securities having an aggregate initial principal balance of $6,947,742,000. Each of these trusts has paid in full all scheduled interest due and payable on each outstanding series of securities and there are no prior defaults or early amortization triggering events on any securitization organized by the sponsor. The student loans owned by these trusts and pledged to secure the securities issued by each of them are not collateral for the notes offered by this trust. The notes issued by these trusts are not pari passu with the notes offered by this trust. See "Static Pool Information" below.

         The following chart below shows the amount of TERI-guaranteed student loans securitized in the sponsor's securitization program as of June 30 of each of the last three fiscal years.


                              Aggregate Amount of TERI-Guaranteed Student Loans
       Fiscal Year                    Securitized by Sponsor
-----------------------  -------------------------------------------------------

      June 30, 2003                         $487,586,000
      June 30, 2004                        $1,146,893,000
      June 30, 2005                        $2,158,085,000

--------------------------------------------------------------------------------
     STATIC POOL INFORMATION

         Static pool information material to this offering may be found at:

http://phx.corporate-ir.net/phoenix.zhtml?c=147457&p=irol-absstaticpool

         Information provided through the internet address above will not be deemed to be a part of this free writing prospectus or the registration statement for the notes offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the student loan pool (if applicable) any period before January 1, 2006.

                   CHARACTERISTICS OF THE TRUST STUDENT LOANS

         The following information is derived from reports received from the servicers and sets forth certain characteristics as of December 31, 2005 of a significant portion of the trust student loans expected to be acquired by the trust on the closing date. At the closing of the delivery of the notes, the trust expects to acquire approximately $748,421,240 of principal and accrued interest of student loans. The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the statistical cut off date. In the tables below, the percentages may not always add up to 100.0% and the balances may not always add up to the total amount indicated due to rounding. In addition, the information regarding the distribution of the trust student loans by remaining repayment term is based in part from reports received from the servicers, some of which vary to a limited extent from the actual repayment terms of the student loans.

         Approximately $6,590,568 of the trust student loans, representing approximately 1.3% of the trust student loans by outstanding principal balance as of the statistical cut off date, are private consolidation loans. The consolidation loan program allows borrowers having one or more loans in repayment to consolidate these loans into one combined loan having a repayment period of up to 30 years, subject to minimum monthly payments. In addition, the average outstanding principal balance of the trust student loans that are consolidation loans is $35,056. The interest rate on the consolidation loans is based on the applicable one-month LIBOR rate plus a margin determined by the credit score of the borrower.

         The trust expects that as of the closing date approximately 73% of the trust student loans will be "Direct to Consumer" loans and that the remaining 27% of trust student loans will be "School Channel" loans.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                            (as of December 31, 2005)

Outstanding Principal Balance                                       $513,068,490

Total Accrued Interest                                                $5,148,287

Total Outstanding Principal and Accrued Interest                    $518,216,777

Number of Borrowers                                                       44,282

Average Outstanding Principal Balance Per Borrower                       $11,586

Number of Loans                                                           46,320

Average Outstanding Principal Balance Per Loan                           $11,077

Weighted Average Annual Interest Rate                              LIBOR + 4.44%

Weighted Average Annual Interest Rate in Repayment                 LIBOR + 4.45%

Weighted Average Remaining Term to Maturity                           267 Months

Weighted Average FICO Score for All Loans                                    718

Weighted Average FICO Score for Cosigned Loans                               723

Weighted Average FICO Score for Non-Cosigned Loans                           701

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY MARKETING TYPE
                            (as of December 31, 2005)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Marketing Type                         Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
Direct to Consumer                         28,548                $335,173,734                    65.3%
School Channel                             17,772                $177,894,756                    34.7%
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total                                      46,320                $513,068,490                    100.0%
================================== ======================== ======================= =================================


              DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN TYPE
                            (as of December 31, 2005)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Loan Type                               Number of Loans            Balance                      Balance
------------------------------------ ---------------------- ----------------------- ---------------------------------
Credit Ready - Non-Cosigned                   294                 $2,891,210                      0.6%
Credit Worthy - Non-Cosigned                 9,237               $101,463,488                    19.8%
Credit Worthy - Cosigned                    36,789               $408,713,792                    79.7%
------------------------------------ ---------------------- ----------------------- ---------------------------------
Total                                       46,320               $513,068,490                    100.0%
==================================== ====================== ======================= =================================


      DISTRIBUTION OF THE TRUST STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                            (as of December 31, 2005)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Principal Range                         Number of Loans            Balance                      Balance
------------------------------------ ---------------------- ----------------------- ---------------------------------
Less than $1,000                              54                   $31,258                        0.0%
$1,000 to $1,999                             1,719                $2,676,905                      0.5%
$2,000 to $2,999                             2,922                $7,145,409                      1.4%
$3,000 to $3,999                             3,417               $11,687,117                      2.3%
$4,000 to $5,999                             7,577               $38,325,454                      7.5%
$6,000 to $7,999                             5,606               $38,815,010                      7.6%
$8,000 to $9,999                             4,214               $37,417,045                      7.3%
$10,000 to $14,999                           8,959               $105,664,457                    20.6%
$15,000 to $19,999                           5,279               $89,461,767                     17.4%
$20,000 to $24,999                           2,957               $65,159,232                     12.7%
$25,000 to $29,999                           1,461               $39,808,665                      7.8%
$30,000 to $34,999                           1,739               $56,174,563                     10.9%
Over $35,000                                  416                $20,701,608                      4.0%
------------------------------------ ---------------------- ----------------------- ---------------------------------
Total                                       46,320               $513,068,490                    100.0%
==================================== ====================== ======================= =================================

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY INTEREST RATE
                            (as of December 31, 2005)

                                                                                        Percentage of Trust Student
                                                                       Outstanding          Loans by Outstanding
Current Interest Rate*                             Number of Loans  Principal Balance        Principal Balance
-------------------------------------------------- ---------------- ------------------- -----------------------------
LIBOR + at least 1.00% but less than 3.00%              6,063          $55,054,988                 10.7%
LIBOR + at least 3.00% but less than 3.25%              1,864          $21,775,629                  4.2%
LIBOR + at least 3.25% but less than 3.50%              1,258          $12,402,733                  2.4%
LIBOR + at least 3.50% but less than 3.75%              1,508          $25,906,668                  5.0%
LIBOR + at least 3.75% but less than 4.00%              3,548          $34,502,716                  6.7%
LIBOR + at least 4.00% but less than 4.25%                495           $4,578,250                  0.9%
LIBOR + at least 4.25% but less than 4.50%              2,575          $20,421,440                  4.0%
LIBOR + at least 4.50% but less than 4.75%             19,135         $215,551,932                 42.0%
LIBOR + at least 4.75% but less than 5.00%              5,220          $67,358,060                 13.1%
LIBOR + at least 5.00% but less than 7.00%              2,788          $32,590,109                  6.4%
LIBOR + at least 7.00% but less than 7.51%              1,866          $22,925,967                  4.5%
-------------------------------------------------- ---------------- ------------------- -----------------------------
Total                                                  46,320         $513,068,490                100.0%
================================================== ================ =================== =============================
* Base LIBOR Index for fourth quarter of 2005 set at 3.52%.


                                                                                        Percentage of Trust Student
                                                                       Outstanding          Loans by Outstanding
Repayment Interest Rate*                           Number of Loans  Principal Balance        Principal Balance
-------------------------------------------------- ---------------- ------------------- -----------------------------
LIBOR + at least 1.00% but less than 3.00%              5,937          $54,280,009                 10.6%
LIBOR + at least 3.00% but less than 3.25%              1,861          $21,763,348                  4.2%
LIBOR + at least 3.25% but less than 3.50%              1,308          $12,234,138                  2.4%
LIBOR + at least 3.50% but less than 3.75%              1,624          $26,923,111                  5.2%
LIBOR + at least 3.75% but less than 4.00%              3,541          $34,425,937                  6.7%
LIBOR + at least 4.00% but less than 4.25%                474           $4,535,056                  0.9%
LIBOR + at least 4.25% but less than 4.50%              2,578          $20,449,513                  4.0%
LIBOR + at least 4.50% but less than 4.75%             19,155         $215,685,825                 42.0%
LIBOR + at least 4.75% but less than 5.00%              5,231          $67,518,298                 13.2%
LIBOR + at least 5.00% but less than 7.00%              2,745          $32,327,287                  6.3%
LIBOR + at least 7.00% but less than 7.51%              1,866          $22,925,967                  4.5%
-------------------------------------------------- ---------------- ------------------- -----------------------------
Total                                                  46,320         $513,068,490                100.0%
================================================== ================ =================== =============================

* Base LIBOR Index for fourth quarter of 2005 set at 3.52%.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
                                        (as of December 31, 2005)

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal        Loans by Outstanding
Borrower Payment Status                   Number of Loans            Balance                Principal Balance
--------------------------------------- -------------------- ------------------------ -------------------------------
Deferment (Principal and Interest)            40,867              $441,350,833                    86.0%
Deferment (Principal Only)                     2,925               $30,244,748                     5.9%
Forbearance                                       21                  $194,659                     0.0%
Repayment (Principal and Interest)             2,507               $41,278,250                     8.0%
--------------------------------------- -------------------- ----------------------- --------------------------------
Total                                         46,320              $513,068,490                   100.0%
======================================= ==================== ======================= ================================

                       DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN STATUS
                                          (as of December 31, 2005)

                                                        Weighted Average Months Remaining in Status
                                        -----------------------------------------------------------------------------
Borrower Payment Status                     Deferment          Forbearance          Repayment            Total
--------------------------------------- ------------------- ------------------ -------------------- -----------------
Deferment (Principal and Interest)            28.18                                  239.91              268.09
Deferment (Principal Only)                    24.50                                  240.18              264.68
Forbearance                                                       6.86               226.64              233.50
Repayment (Principal and Interest)                                                   254.22              254.22


                           DISTRIBUTION OF THE TRUST STUDENT LOANS BY DELINQUENCY DAYS
                                          (as of December 31, 2005)

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal        Loans by Outstanding
Delinquency Days                         Number of Loans             Balance                Principal Balance
------------------------------------- ---------------------- ------------------------ -------------------------------
Current                                       5,321               $70,343,374                     98.1%
31-60 days                                      102                $1,107,187                      1.5%
61-90 days                                       19                  $157,648                      0.2%
91-180 days                                       9                   $84,300                      0.1%
> 180 days                                        2                   $25,148                      0.0%
------------------------------------- ---------------------- ----------------------- --------------------------------
Total                                         5,453               $71,717,657                    100.0%
===================================== ====================== ======================= ================================


                       DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN DEFERMENT
                                         (as of December 31, 2005)

                                                                                      Percentage of Trust Student
                                                           Outstanding Principal    Loans by Outstanding Principal
Remaining Term in Months              Number of Loans             Balance                       Balance
---------------------------------- ----------------------- ----------------------- ----------------------------------
0 - 12 (months)                            9,494                 $91,960,162                     19.5%
13 - 24                                   13,672                $148,524,431                     31.5%
25 - 36                                    9,842                $109,876,176                     23.3%
37 - 48                                    7,444                 $84,415,033                     17.9%
49 - 60                                    2,589                 $28,660,133                      6.1%
60 +                                         751                  $8,159,645                      1.7%
---------------------------------- ----------------------- ----------------------- ----------------------------------
Total                                     43,792                $471,595,580                    100.0%
================================== ======================= ======================= ==================================


                      DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO MATURITY
                                         (as of December 31, 2005)

                                                                                     Percentage of Trust Student
                                                                Outstanding        Loans by Outstanding Principal
Remaining Term in Months              Number of Loans        Principal Balance                  Balance
---------------------------------- ----------------------- ---------------------- -----------------------------------
100 or less (months)                          71                  $106,964                       0.0%
101-150                                       66                  $202,864                       0.0%
151-230                                      481                $3,365,498                       0.7%
231-240                                    3,159               $41,988,841                       8.2%
241-299                                   41,532              $449,388,525                      87.6%
300-325                                      799               $10,417,271                       2.0%
326-340                                       16                  $727,361                       0.1%
341 or greater                               196                $6,871,167                       1.3%
---------------------------------- ----------------------- ---------------------- -----------------------------------
Total                                     46,320              $513,068,490                     100.0%
================================== ======================= ====================== ===================================


                         DISTRIBUTION OF THE TRUST STUDENT LOANS BY PROGRAM OR SCHOOL TYPE
                                          (as of December 31, 2005)

                                                                                      Percentage of Trust Student
                                                                 Outstanding        Loans by Outstanding Principal
Program or School Type                 Number of Loans        Principal Balance                 Balance
---------------------------------- ------------------------ ---------------------- ----------------------------------
Consolidation                                 188                 $6,590,568                      1.3%
Continuing Education                        1,102                 $9,373,892                      1.8%
Graduate                                    4,124                $58,123,415                     11.3%
K-12                                          691                $19,280,053                      3.8%
Medical                                     1,087                $10,825,118                      2.1%
Undergraduate                              39,128               $408,875,444                     79.7%
---------------------------------- ------------------------ ---------------------- ----------------------------------
Total                                      46,320               $513,068,490                    100.0%
================================== ======================== ====================== ==================================

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                            (as of December 31, 2005)

                                    All Loans
                                    ---------

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
           Credit Score                Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
         >800                                   1,382             $15,381,979                     3.0%
         791-800                                2,147             $22,819,610                     4.4%
         781-790                                2,645             $27,492,399                     5.4%
         771-780                                2,701             $28,867,955                     5.6%
         761-770                                2,550             $27,672,320                     5.4%
         751-760                                2,504             $27,164,898                     5.3%
         741-750                                2,603             $28,506,068                     5.6%
         731-740                                2,781             $29,931,372                     5.8%
         721-730                                2,871             $31,257,853                     6.1%
         711-720                                2,849             $30,548,005                     6.0%
         701-710                                3,205             $35,307,393                     6.9%
         691-700                                3,134             $34,880,491                     6.8%
         681-690                                3,008             $33,592,444                     6.5%
         671-680                                2,834             $31,940,272                     6.2%
         661-670                                2,712             $30,109,593                     5.9%
         651-660                                2,468             $26,936,973                     5.3%
         641-650                                1,823             $20,696,482                     4.0%
         631-640                                1,094             $13,334,333                     2.6%
         621-630                                  585              $7,337,959                     1.4%
         611-620                                    3                 $34,785                     0.0%
         601-610                                    5                $107,271                     0.0%
         <=600                                     10                $184,557                     0.0%
         No Score*                                406              $8,963,479                     1.7%
---------------------------------- ---------------------- ------------------------- ---------------------------------
 Total                                         46,320            $513,068,490                    100.0%
================================== ====================== ========================= =================================

* Credit score information still to be obtained for this segment of the portfolio.

The weighted average FICO score for all loans for which FICO scores are available as of the date of application was 718.

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                            (as of December 31, 2005)
                                   (continued)

                                 Cosigned Loans
                                 --------------

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
           Credit Score                Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
         >800                                        1,360             $14,893,924                3.6%
         791-800                                     2,082             $21,755,609                5.3%
         781-790                                     2,545             $26,134,998                6.4%
         771-780                                     2,539             $26,870,153                6.6%
         761-770                                     2,295             $24,765,018                6.1%
         751-760                                     2,202             $23,520,530                5.8%
         741-750                                     2,184             $23,989,488                5.9%
         731-740                                     2,255             $24,216,066                5.9%
         721-730                                     2,181             $23,970,029                5.9%
         711-720                                     2,121             $23,325,389                5.7%
         701-710                                     2,361             $26,048,815                6.4%
         691-700                                     2,214             $25,084,762                6.1%
         681-690                                     2,024             $23,279,246                5.7%
         671-680                                     1,844             $21,370,189                5.2%
         661-670                                     1,741             $20,257,124                5.0%
         651-660                                     1,592             $18,155,515                4.4%
         641-650                                     1,312             $15,400,642                3.8%
         631-640                                     1,090             $13,306,441                3.3%
         621-630                                       584              $7,332,076                1.8%
         611-620                                         2                 $29,937                0.0%
         601-610                                         3                 $89,784                0.0%
         <=600                                           3                $100,341                0.0%
         No Score*                                     255              $4,817,716                1.2%
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total                                               36,789            $408,713,792               100.0%
================================== ======================== ======================= =================================

* Credit score information still to be obtained for this segment of the portfolio.

The weighted average FICO score for cosigned loans for which FICO scores are available as of the date of application was 723.

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                            (as of December 31, 2005)
                                   (continued)

                               Non-Cosigned Loans
                               ------------------

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
           Credit Score                Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
         >800                                           22                $488,055                0.5%
         791-800                                        65              $1,064,002                1.0%
         781-790                                       100              $1,357,401                1.3%
         771-780                                       162              $1,997,802                1.9%
         761-770                                       255              $2,907,302                2.8%
         751-760                                       302              $3,644,368                3.5%
         741-750                                       419              $4,516,580                4.3%
         731-740                                       526              $5,715,306                5.5%
         721-730                                       690              $7,287,824                7.0%
         711-720                                       728              $7,222,616                6.9%
         701-710                                       844              $9,258,579                8.9%
         691-700                                       920              $9,795,729                9.4%
         681-690                                       984             $10,313,198                9.9%
         671-680                                       990             $10,570,084               10.1%
         661-670                                       971              $9,852,469                9.4%
         651-660                                       876              $8,781,458                8.4%
         641-650                                       511              $5,295,839                5.1%
         631-640                                         4                 $27,892                0.0%
         621-630                                         1                  $5,882                0.0%
         611-620                                         1                  $4,848                0.0%
         601-610                                         2                 $17,486                0.0%
         <=600                                           7                 $84,216                0.1%
         No Score*                                     151              $4,145,763                4.0%
---------------------------------- ------------------------ ----------------------- ---------------------------------
Total                                                9,531            $104,354,698               100.0%
================================== ======================== ======================= =================================

* Credit score information still to be obtained for this segment of the portfolio.

The weighted average FICO score for non-cosigned loans for which FICO scores are available as of the date of application was 701.

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER STATE
                            (as of December 31, 2005)

                                                                                      Percentage of Trust Student
                                                           Outstanding Principal    Loans by Outstanding Principal
State                                  Number of Loans            Balance                       Balance
----------------------------------- ---------------------- ----------------------- ----------------------------------
Alabama                                        475              $5,113,156                               1.0%
Alaska                                          13                $208,081                               0.0%
Arizona                                        622              $7,432,904                               1.4%
Arkansas                                       424              $4,638,529                               0.9%
California                                   2,037             $31,277,165                               6.1%
Colorado                                       540              $6,592,204                               1.3%
Connecticut                                    376              $5,095,298                               1.0%
Delaware                                       114              $1,292,186                               0.3%
District of Columbia                            44                $678,596                               0.1%
Florida                                      1,764             $23,318,032                               4.5%
Georgia                                        957             $11,659,368                               2.3%
Hawaii                                          87              $1,266,206                               0.2%
Idaho                                          125              $1,708,420                               0.3%
Illinois                                     1,919             $20,943,409                               4.1%
Indiana                                      1,326             $12,788,450                               2.5%
Iowa                                           272              $2,848,887                               0.6%
Kansas                                         335              $3,373,156                               0.7%
Kentucky                                       595              $5,286,935                               1.0%
Louisiana                                    2,580             $28,969,961                               5.6%
Maine                                          174              $1,666,292                               0.3%
Maryland                                       651              $8,168,366                               1.6%
Massachusetts                                1,166             $14,898,053                               2.9%
Michigan                                     2,476             $24,552,843                               4.8%
Minnesota                                      569              $5,608,120                               1.1%
Mississippi                                    737              $8,227,518                               1.6%
Missouri                                       559              $6,073,848                               1.2%
Montana                                         74                $954,063                               0.2%
Nebraska                                       261              $2,281,068                               0.4%
Nevada                                         153              $2,489,864                               0.5%
New Hampshire                                  250              $3,032,912                               0.6%
New Jersey                                     967             $13,020,610                               2.5%
New Mexico                                     125              $1,806,922                               0.4%
New York                                     4,382             $45,558,950                               8.9%
North Carolina                                 814              $9,344,198                               1.8%
North Dakota                                    68                $536,502                               0.1%
Ohio                                         3,560             $34,901,183                               6.8%
Oklahoma                                       590              $6,093,066                               1.2%
Oregon                                         288              $3,497,773                               0.7%
Pennsylvania                                 6,160             $57,037,908                              11.1%
Rhode Island                                   189              $2,199,571                               0.4%
South Carolina                                 395              $4,737,515                               0.9%
South Dakota                                    57                $517,240                               0.1%
Tennessee                                      669              $6,990,733                               1.4%
Texas                                        3,232             $38,903,255                               7.6%

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER STATE
                            (as of December 31, 2005)
                                   (continued)

                                                                                      Percentage of Trust Student
                                                           Outstanding Principal    Loans by Outstanding Principal
State                                   Number of Loans           Balance                       Balance
----------------------------------- ---------------------- ----------------------- ----------------------------------
Utah                                           186              $2,401,183                               0.5%
Vermont                                         43                $461,166                               0.1%
Virginia                                       902             $10,388,168                               2.0%
Washington                                     500              $6,663,895                               1.3%
West Virginia                                  329              $3,156,598                               0.6%
Wisconsin                                      999              $9,315,764                               1.8%
Wyoming                                         44                $525,368                               0.1%
Other*                                         146              $2,567,035                               0.5%
----------------------------------- ---------------------- ----------------------- ----------------------------------
Total                                       46,320            $513,068,490                             100.0%
=================================== ====================== ======================= ==================================

* Other includes two military states (Armed Forces Africa and Armed Forces Pacific), U.S. Territories (Guam, Puerto Rico and the Virgin Islands) and others not located in the United States.


                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of trust student loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the payment rate that might actually be experienced.

GENERAL

         The rate of payments on the principal balances and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the trust student loans. The rate of principal payments on the trust student loans will in turn be affected by the amortization schedules of the trust student loans and by the rate of principal prepayments. All of the trust student loans are prepayable at any time without penalty.

PREPAYMENTS

         Prepayments, liquidations and purchases of the trust student loans, including optional purchase of the remaining trust student loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes.

         Because the rate of payment of principal of the trust student loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any security may vary from the anticipated yield will depend upon the following factors:
     o     the degree to which a security is purchased at a discount or premium;
           and
     o the degree to which the timing of payments on a security is sensitive to prepayments, liquidations and purchases of the trust student loans.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security to the date the principal amount of the security is reduced to zero.

         Greater than anticipated principal prepayments will increase the yield on notes having a principal amount purchased at a discount and will decrease the yield on those notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the trust student loans and the recoveries, if any, on defaulted trust student loans and any guaranty payments will also affect the weighted average life of the notes.

         Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this free writing prospectus is based on prepayments assumed to occur at a constant prepayment rate, referred to in this free writing prospectus as "CPR." CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR) 1/12)

         Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments, would be as follows for various levels of CPR:

            CPR               0%        4%         7%        10%        15%
--------------------------  -----     -----      -----      -----     ------
Monthly Prepayment          $0.00     $3.40      $6.03      $8.74     $13.45

         The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The trust student loans will not prepay at any constant level of CPR, nor will all of the trust student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

     The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain monthly distribution dates under various CPR scenarios.

     Assumptions. For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

o     the cutoff date for the trust student loans is as of December 31, 2005;
o     the closing date is March 9, 2006;
o all trust student loans remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;
o     no defaults occur on any of the trust student loans;
o     loans in deferment prepay at 1% CPR;
o     100% of borrowers in a repayment status will pay on time;
o depending on their selection, borrowers in a deferment status will either capitalize the interest on their loan or pay interest only during deferment;
o it is assumed that one-Month LIBOR remains fixed at 5.50% for the life of the transaction;
o distributions on the notes begin on May 25, 2006 and will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day;
o the interest rate for each class of outstanding notes at all times will be equal to:

     o     Class A-1 notes:  5.56%;

     o     Class A-2 notes:  5.65%;

     o     Class A-3 notes:  5.70%;

     o     Class A-4 notes:  5.75%;

     o     Class A-5 notes:  5.85%;

     o     Class B notes:  5.96%;

     o     Class C notes:  6.15%;

o    interest accrues on the notes on an actual/360 day count basis;

o an administration fee equal to 0.05% of the outstanding principal amount of the trust student loans paid monthly, beginning May 25, 2006, by the trust to the administrator;
o trustee fees in the amount of $30,166 paid monthly, beginning May 25, 2006, to the trustee;
o servicing fees are based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to (i) 0.14% during deferment, (ii) 0.38% during the first 10 years of repayment, provided the borrower is current, (iii) 0.50% during the first 10 years of repayment, if the borrower is delinquent, (iv) 0.60% after 10 years of repayment, provided the borrower is current, and (v) 0.70% after 10 years of repayment, if the borrower is delinquent. For the purposes of clause (i) fees were assumed to begin April 25, 2006; for clauses (ii) and (iii) fees were assumed to begin April 25, 2006 and end May 25, 2018 and for clauses
     (iv) and (v) fees were assumed to begin May 25, 2018;
o a monthly fee, beginning May 25, 2006, was charged on the amount of the unutilized outstanding principal balance of the liquidity note. The fee assessed on May 25, 2006 reflects a two month charge in all CPR cases except the 0% case in which only a one month fee was assessed;

o the reserve account has an initial balance equal to $99,658,248 and at all times a balance no less than $4,332,000;
o    the TERI pledge fund has an initial balance equal to $38,656,709;
o all payments are assumed to be made at the end of the month and amounts on deposit in the reserve account and collection account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.40% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period.

         The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the trust student loans are the same as the assumed characteristics, remaining terms and ages.

                WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES OF THE NOTES AT VARIOUS CPRS

                                                  WEIGHTED AVERAGE LIFE (YEARS)(1)
------------------- ------------------------------------------------------------------------------------------
        CLASS             0%                 4%                 7%                10%                15%
------------------- ----------------- ---------------- ------------------ ------------------- ----------------
Class A-1 Notes          4.13               3.15               2.85               2.64              2.42
Class A-2 Notes          9.56               5.39               4.44               3.98              3.52
Class A-3 Notes          15.00              9.82               7.46               6.10              4.97
Class A-4 Notes          18.28              14.31              11.42              9.29              7.02
Class A-5 Notes          21.14              19.45              17.63              15.64             12.63
Class B Notes            16.40              14.29              13.07              12.07             10.78
Class C Notes            16.40              14.29              13.07              12.07             10.78

        CLASS                                              EXPECTED MATURITY DATE
------------------- ------------------------------------------------------------------------------------------
Class A-1 Notes         November 2011      January 2010       August 2009        April 2009        December 2008
Class A-2 Notes         October 2018       June 2013          October 2011       December 2010     April 2010
Class A-3 Notes         March 2023         July 2018          September 2015     November 2013     January 2012
Class A-4 Notes         August 2025        June 2022          August 2019        March 2017        July 2014
Class A-5 Notes         August 2029        March 2029         September 2028     February 2028     August 2026
Class B Notes           August 2029        March 2029         September 2028     February 2028     August 2026
Class C Notes           August 2029        March 2029         September 2028     February 2028     August 2026

(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

   PERCENTAGE OF INITIAL CLASS A-1 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE        0%           4%           7%           10%          15%
----------------------- ----         ----         ----         ----         ----
Closing                 100%         100%         100%         100%         100%
May 2006                100%         100%         100%         100%         100%
August 2006             100%         100%         100%         100%         100%
November 2006           100%         100%         100%         100%         100%
February 2007           100%         100%         100%         100%         100%
May 2007                100%         100%         100%         100%         100%
August 2007             100%         100%         100%         100%         100%
November 2007           100%         100%         100%         100%         100%
February 2008           100%         100%         100%         100%         96%
May 2008                100%         100%         97%          86%          69%
August 2008             100%         93%          80%          66%          44%
November 2008           99%          77%          58%          40%          10%
February 2009           93%          61%          37%          14%          0%
May 2009                86%          46%          17%          0%           0%
August 2009             74%          26%          0%           0%           0%
November 2009           64%          7%           0%           0%           0%
February 2010           54%          0%           0%           0%           0%
May 2010                42%          0%           0%           0%           0%
August 2010             31%          0%           0%           0%           0%
November 2010           22%          0%           0%           0%           0%
February 2011           16%          0%           0%           0%           0%
May 2011                11%          0%           0%           0%           0%
August 2011             5%           0%           0%           0%           0%
November 2011           0%           0%           0%           0%           0%

   PERCENTAGE OF INITIAL CLASS A-2 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE        0%           4%           7%           10%          15%
----------------------- ----         ----         ----         ----         ----
Closing                 100%         100%         100%         100%         100%
May 2006                100%         100%         100%         100%         100%
August 2006             100%         100%         100%         100%         100%
November 2006           100%         100%         100%         100%         100%
February 2007           100%         100%         100%         100%         100%
May 2007                100%         100%         100%         100%         100%
August 2007             100%         100%         100%         100%         100%
November 2007           100%         100%         100%         100%         100%
February 2008           100%         100%         100%         100%         100%
May 2008                100%         100%         100%         100%         100%
August 2008             100%         100%         100%         100%         100%
November 2008           100%         100%         100%         100%         100%
February 2009           100%         100%         100%         100%         88%
May 2009                100%         100%         100%         94%          71%
August 2009             100%         100%         95%          78%          51%
November 2009           100%         100%         83%          63%          32%
February 2010           100%         94%          71%          48%          13%
May 2010                100%         84%          58%          33%          0%
August 2010             100%         74%          46%          18%          0%
November 2010           100%         65%          33%          3%           0%
February 2011           100%         58%          23%          0%           0%
May 2011                100%         51%          13%          0%           0%
August 2011             100%         44%          4%           0%           0%
November 2011           100%         38%          0%           0%           0%
February 2012           97%          31%          0%           0%           0%
May 2012                94%          24%          0%           0%           0%
August 2012             91%          19%          0%           0%           0%
November 2012           89%          13%          0%           0%           0%
February 2013           86%          7%           0%           0%           0%
May 2013                83%          2%           0%           0%           0%
August 2013             80%          0%           0%           0%           0%
November 2013           77%          0%           0%           0%           0%
February 2014           74%          0%           0%           0%           0%
May 2014                71%          0%           0%           0%           0%
August 2014             67%          0%           0%           0%           0%
November 2014           64%          0%           0%           0%           0%
February 2015           61%          0%           0%           0%           0%
May 2015                57%          0%           0%           0%           0%
August 2015             54%          0%           0%           0%           0%
November 2015           50%          0%           0%           0%           0%
February 2016           46%          0%           0%           0%           0%
May 2016                42%          0%           0%           0%           0%
August 2016             38%          0%           0%           0%           0%
November 2016           34%          0%           0%           0%           0%
February 2017           30%          0%           0%           0%           0%
May 2017                26%          0%           0%           0%           0%
August 2017             21%          0%           0%           0%           0%
November 2017           17%          0%           0%           0%           0%
February 2018           12%          0%           0%           0%           0%
May 2018                8%           0%           0%           0%           0%
August 2018             3%           0%           0%           0%           0%
November 2018           0%           0%           0%           0%           0%

   PERCENTAGE OF INITIAL CLASS A-3 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE        0%           4%           7%           10%          15%
----------------------- ----         ----         ----         ----         ----
Closing                 100%         100%         100%         100%         100%
May 2006                100%         100%         100%         100%         100%
August 2006             100%         100%         100%         100%         100%
November 2006           100%         100%         100%         100%         100%
February 2007           100%         100%         100%         100%         100%
May 2007                100%         100%         100%         100%         100%
August 2007             100%         100%         100%         100%         100%
November 2007           100%         100%         100%         100%         100%
February 2008           100%         100%         100%         100%         100%
May 2008                100%         100%         100%         100%         100%
August 2008             100%         100%         100%         100%         100%
November 2008           100%         100%         100%         100%         100%
February 2009           100%         100%         100%         100%         100%
May 2009                100%         100%         100%         100%         100%
August 2009             100%         100%         100%         100%         100%
November 2009           100%         100%         100%         100%         100%
February 2010           100%         100%         100%         100%         100%
May 2010                100%         100%         100%         100%         94%
August 2010             100%         100%         100%         100%         77%
November 2010           100%         100%         100%         100%         61%
February 2011           100%         100%         100%         91%          45%
May 2011                100%         100%         100%         80%          31%
August 2011             100%         100%         100%         70%          19%
November 2011           100%         100%         96%          60%          7%
February 2012           100%         100%         87%          50%          0%
May 2012                100%         100%         80%          41%          0%
August 2012             100%         100%         73%          34%          0%
November 2012           100%         100%         67%          26%          0%
February 2013           100%         100%         60%          19%          0%
May 2013                100%         100%         54%          12%          0%
August 2013             100%         96%          48%          5%           0%
November 2013           100%         91%          41%          0%           0%
February 2014           100%         86%          35%          0%           0%
May 2014                100%         81%          29%          0%           0%
August 2014             100%         76%          24%          0%           0%
November 2014           100%         71%          18%          0%           0%
February 2015           100%         66%          12%          0%           0%
May 2015                100%         61%          7%           0%           0%
August 2015             100%         56%          1%           0%           0%
November 2015           100%         51%          0%           0%           0%
February 2016           100%         46%          0%           0%           0%
May 2016                100%         41%          0%           0%           0%
August 2016             100%         36%          0%           0%           0%
November 2016           100%         31%          0%           0%           0%
February 2017           100%         26%          0%           0%           0%
May 2017                100%         22%          0%           0%           0%
August 2017             100%         17%          0%           0%           0%
November 2017           100%         12%          0%           0%           0%
February 2018           100%         7%           0%           0%           0%
May 2018                100%         2%           0%           0%           0%
August 2018             100%         0%           0%           0%           0%

November 2018           98%          0%           0%           0%           0%
February 2019           93%          0%           0%           0%           0%
May 2019                89%          0%           0%           0%           0%
August 2019             84%          0%           0%           0%           0%
November 2019           79%          0%           0%           0%           0%
February 2020           74%          0%           0%           0%           0%
May 2020                68%          0%           0%           0%           0%
August 2020             63%          0%           0%           0%           0%
November 2020           57%          0%           0%           0%           0%
February 2021           52%          0%           0%           0%           0%
May 2021                46%          0%           0%           0%           0%
August 2021             40%          0%           0%           0%           0%
November 2021           34%          0%           0%           0%           0%
February 2022           28%          0%           0%           0%           0%
May 2022                21%          0%           0%           0%           0%
August 2022             15%          0%           0%           0%           0%
November 2022           8%           0%           0%           0%           0%
February 2023           1%           0%           0%           0%           0%
May 2023                0%           0%           0%           0%           0%

   PERCENTAGE OF INITIAL CLASS A-4 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE        0%           4%           7%           10%          15%
----------------------- ----         ----         ----         ----         ----
Closing                 100%         100%         100%         100%         100%
May 2006                100%         100%         100%         100%         100%
August 2006             100%         100%         100%         100%         100%
November 2006           100%         100%         100%         100%         100%
February 2007           100%         100%         100%         100%         100%
May 2007                100%         100%         100%         100%         100%
August 2007             100%         100%         100%         100%         100%
November 2007           100%         100%         100%         100%         100%
February 2008           100%         100%         100%         100%         100%
May 2008                100%         100%         100%         100%         100%
August 2008             100%         100%         100%         100%         100%
November 2008           100%         100%         100%         100%         100%
February 2009           100%         100%         100%         100%         100%
May 2009                100%         100%         100%         100%         100%
August 2009             100%         100%         100%         100%         100%
November 2009           100%         100%         100%         100%         100%
February 2010           100%         100%         100%         100%         100%
May 2010                100%         100%         100%         100%         100%
August 2010             100%         100%         100%         100%         100%
November 2010           100%         100%         100%         100%         100%
February 2011           100%         100%         100%         100%         100%
May 2011                100%         100%         100%         100%         100%
August 2011             100%         100%         100%         100%         100%
November 2011           100%         100%         100%         100%         100%
February 2012           100%         100%         100%         100%         94%
May 2012                100%         100%         100%         100%         80%
August 2012             100%         100%         100%         100%         69%
November 2012           100%         100%         100%         100%         59%
February 2013           100%         100%         100%         100%         49%
May 2013                100%         100%         100%         100%         39%
August 2013             100%         100%         100%         100%         30%
November 2013           100%         100%         100%         98%          21%
February 2014           100%         100%         100%         89%          12%
May 2014                100%         100%         100%         81%          4%
August 2014             100%         100%         100%         73%          0%
November 2014           100%         100%         100%         65%          0%
February 2015           100%         100%         100%         57%          0%
May 2015                100%         100%         100%         49%          0%
August 2015             100%         100%         100%         42%          0%
November 2015           100%         100%         94%          35%          0%
February 2016           100%         100%         87%          28%          0%
May 2016                100%         100%         80%          21%          0%
August 2016             100%         100%         73%          15%          0%
November 2016           100%         100%         67%          8%           0%
February 2017           100%         100%         60%          2%           0%
May 2017                100%         100%         53%          0%           0%
August 2017             100%         100%         47%          0%           0%
November 2017           100%         100%         41%          0%           0%
February 2018           100%         100%         34%          0%           0%
May 2018                100%         100%         28%          0%           0%
August 2018             100%         96%          22%          0%           0%
November 2018           100%         90%          16%          0%           0%

February 2019           100%         83%          10%          0%           0%
May 2019                100%         77%          4%           0%           0%
August 2019             100%         71%          0%           0%           0%
November 2019           100%         64%          0%           0%           0%
February 2020           100%         58%          0%           0%           0%
May 2020                100%         51%          0%           0%           0%
August 2020             100%         45%          0%           0%           0%
November 2020           100%         38%          0%           0%           0%
February 2021           100%         32%          0%           0%           0%
May 2021                100%         26%          0%           0%           0%
August 2021             100%         19%          0%           0%           0%
November 2021           100%         13%          0%           0%           0%
February 2022           100%         6%           0%           0%           0%
May 2022                100%         0%           0%           0%           0%
August 2022             100%         0%           0%           0%           0%
November 2022           100%         0%           0%           0%           0%
February 2023           100%         0%           0%           0%           0%
May 2023                92%          0%           0%           0%           0%
August 2023             82%          0%           0%           0%           0%
November 2023           72%          0%           0%           0%           0%
February 2024           62%          0%           0%           0%           0%
May 2024                52%          0%           0%           0%           0%
August 2024             42%          0%           0%           0%           0%
November 2024           31%          0%           0%           0%           0%
February 2025           20%          0%           0%           0%           0%
May 2025                8%           0%           0%           0%           0%
August 2025             0%           0%           0%           0%           0%

   PERCENTAGE OF INITIAL CLASS A-5 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE        0%           4%           7%           10%          15%
----------------------- ----         ----         ----         ----         ----
Closing                 100%         100%         100%         100%         100%
May 2006                100%         100%         100%         100%         100%
August 2006             100%         100%         100%         100%         100%
November 2006           100%         100%         100%         100%         100%
February 2007           100%         100%         100%         100%         100%
May 2007                100%         100%         100%         100%         100%
August 2007             100%         100%         100%         100%         100%
November 2007           100%         100%         100%         100%         100%
February 2008           100%         100%         100%         100%         100%
May 2008                100%         100%         100%         100%         100%
August 2008             100%         100%         100%         100%         100%
November 2008           100%         100%         100%         100%         100%
February 2009           100%         100%         100%         100%         100%
May 2009                100%         100%         100%         100%         100%
August 2009             100%         100%         100%         100%         100%
November 2009           100%         100%         100%         100%         100%
February 2010           100%         100%         100%         100%         100%
May 2010                100%         100%         100%         100%         100%
August 2010             100%         100%         100%         100%         100%
November 2010           100%         100%         100%         100%         100%
February 2011           100%         100%         100%         100%         100%
May 2011                100%         100%         100%         100%         100%
August 2011             100%         100%         100%         100%         100%
November 2011           100%         100%         100%         100%         100%
February 2012           100%         100%         100%         100%         100%
May 2012                100%         100%         100%         100%         100%
August 2012             100%         100%         100%         100%         100%
November 2012           100%         100%         100%         100%         100%
February 2013           100%         100%         100%         100%         100%
May 2013                100%         100%         100%         100%         100%
August 2013             100%         100%         100%         100%         100%
November 2013           100%         100%         100%         100%         100%
February 2014           100%         100%         100%         100%         100%
May 2014                100%         100%         100%         100%         100%
August 2014             100%         100%         100%         100%         98%
November 2014           100%         100%         100%         100%         93%
February 2015           100%         100%         100%         100%         89%
May 2015                100%         100%         100%         100%         84%
August 2015             100%         100%         100%         100%         80%
November 2015           100%         100%         100%         100%         76%
February 2016           100%         100%         100%         100%         73%
May 2016                100%         100%         100%         100%         69%
August 2016             100%         100%         100%         100%         66%
November 2016           100%         100%         100%         100%         63%
February 2017           100%         100%         100%         100%         59%
May 2017                100%         100%         100%         97%          57%
August 2017             100%         100%         100%         94%          54%
November 2017           100%         100%         100%         90%          51%
February 2018           100%         100%         100%         87%          48%
May 2018                100%         100%         100%         83%          46%
August 2018             100%         100%         100%         80%          43%
November 2018           100%         100%         100%         77%          41%

February 2019           100%         100%         100%         74%          39%
May 2019                100%         100%         100%         71%          37%
August 2019             100%         100%         99%          68%          35%
November 2019           100%         100%         96%          65%          33%
February 2020           100%         100%         92%          62%          31%
May 2020                100%         100%         89%          59%          30%
August 2020             100%         100%         86%          57%          28%
November 2020           100%         100%         82%          54%          26%
February 2021           100%         100%         79%          52%          24%
May 2021                100%         100%         76%          49%          23%
August 2021             100%         100%         73%          47%          21%
November 2021           100%         100%         70%          45%          20%
February 2022           100%         100%         67%          42%          18%
May 2022                100%         100%         64%          40%          17%
August 2022             100%         96%          61%          38%          15%
November 2022           100%         92%          58%          36%          14%
February 2023           100%         88%          55%          34%          13%
May 2023                100%         84%          52%          32%          12%
August 2023             100%         80%          49%          30%          11%
November 2023           100%         76%          47%          28%          10%
February 2024           100%         72%          44%          26%          9%
May 2024                100%         69%          41%          24%          8%
August 2024             100%         65%          39%          22%          7%
November 2024           100%         61%          36%          20%          6%
February 2025           100%         57%          34%          19%          5%
May 2025                100%         53%          31%          17%          5%
August 2025             98%          49%          29%          15%          4%
November 2025           91%          45%          26%          13%          3%
February 2026           83%          41%          23%          12%          3%
May 2026                76%          37%          20%          10%          2%
August 2026             68%          33%          18%          9%           0%
November 2026           60%          29%          15%          7%           0%
February 2027           52%          25%          13%          6%           0%
May 2027                44%          21%          11%          5%           0%
August 2027             37%          17%          8%           3%           0%
November 2027           29%          13%          6%           2%           0%
February 2028           22%          10%          5%           0%           0%
May 2028                16%          7%           3%           0%           0%
August 2028             11%          5%           2%           0%           0%
November 2028           7%           3%           0%           0%           0%
February 2029           4%           2%           0%           0%           0%
May 2029                3%           0%           0%           0%           0%
August 2029             0%           0%           0%           0%           0%

    PERCENTAGE OF INITIAL CLASS B NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE        0%           4%           7%           10%          15%
----------------------- ----         ----         ----         ----         ----
Closing                 100%         100%         100%         100%         100%
May 2006                100%         100%         100%         100%         100%
August 2006             100%         100%         100%         100%         100%
November 2006           100%         100%         100%         100%         100%
February 2007           100%         100%         100%         100%         100%
May 2007                100%         100%         100%         100%         100%
August 2007             100%         100%         100%         100%         100%
November 2007           100%         100%         100%         100%         100%
February 2008           100%         100%         100%         100%         100%
May 2008                100%         100%         100%         100%         100%
August 2008             100%         100%         100%         100%         100%
November 2008           100%         100%         100%         100%         100%
February 2009           100%         100%         100%         100%         100%
May 2009                100%         100%         100%         100%         100%
August 2009             100%         100%         100%         100%         100%
November 2009           100%         100%         100%         100%         100%
February 2010           100%         100%         100%         100%         100%
May 2010                100%         100%         100%         100%         100%
August 2010             100%         100%         100%         100%         100%
November 2010           100%         100%         100%         100%         100%
February 2011           100%         100%         100%         100%         100%
May 2011                100%         100%         100%         100%         100%
August 2011             100%         100%         100%         100%         100%
November 2011           100%         100%         100%         100%         100%
February 2012           100%         100%         100%         100%         100%
May 2012                100%         99%          99%          99%          98%
August 2012             99%          98%          97%          96%          94%
November 2012           99%          96%          94%          93%          90%
February 2013           98%          95%          92%          90%          86%
May 2013                97%          93%          90%          87%          82%
August 2013             96%          91%          88%          84%          78%
November 2013           96%          90%          85%          81%          74%
February 2014           95%          88%          83%          78%          71%
May 2014                94%          87%          81%          76%          68%
August 2014             93%          85%          79%          73%          64%
November 2014           93%          83%          77%          71%          61%
February 2015           92%          82%          75%          68%          58%
May 2015                91%          80%          73%          66%          56%
August 2015             90%          79%          71%          64%          53%
November 2015           89%          77%          69%          62%          50%
February 2016           88%          76%          67%          59%          48%
May 2016                87%          74%          65%          57%          46%
August 2016             87%          73%          63%          55%          43%
November 2016           86%          71%          62%          53%          41%
February 2017           85%          70%          60%          51%          39%
May 2017                84%          68%          58%          49%          37%
August 2017             82%          67%          56%          47%          35%
November 2017           81%          65%          55%          46%          34%
February 2018           80%          63%          53%          44%          32%
May 2018                79%          62%          51%          42%          30%
August 2018             78%          60%          50%          41%          29%
November 2018           77%          59%          48%          39%          27%

February 2019           76%          57%          46%          37%          26%
May 2019                74%          56%          45%          36%          24%
August 2019             73%          54%          43%          34%          23%
November 2019           72%          53%          42%          33%          22%
February 2020           70%          51%          40%          31%          21%
May 2020                69%          50%          39%          30%          19%
August 2020             68%          48%          37%          29%          18%
November 2020           66%          47%          36%          27%          17%
February 2021           65%          45%          35%          26%          16%
May 2021                63%          44%          33%          25%          15%
August 2021             62%          42%          32%          24%          14%
November 2021           60%          41%          31%          23%          13%
February 2022           58%          39%          29%          21%          12%
May 2022                57%          38%          28%          20%          11%
August 2022             55%          37%          27%          19%          10%
November 2022           53%          35%          25%          18%          9%
February 2023           52%          34%          24%          17%          9%
May 2023                50%          32%          23%          16%          8%
August 2023             48%          31%          22%          15%          7%
November 2023           46%          29%          20%          14%          6%
February 2024           44%          28%          19%          13%          6%
May 2024                42%          26%          18%          12%          5%
August 2024             40%          25%          17%          11%          5%
November 2024           38%          23%          16%          10%          4%
February 2025           36%          22%          15%          9%           4%
May 2025                33%          20%          14%          8%           3%
August 2025             31%          19%          12%          8%           3%
November 2025           29%          17%          11%          7%           2%
February 2026           26%          15%          10%          6%           2%
May 2026                24%          14%          9%           5%           1%
August 2026             22%          12%          8%           4%           0%
November 2026           19%          11%          7%           4%           0%
February 2027           17%          9%           6%           3%           0%
May 2027                14%          8%           5%           2%           0%
August 2027             12%          6%           4%           2%           0%
November 2027           9%           5%           3%           1%           0%
February 2028           7%           4%           2%           0%           0%
May 2028                5%           3%           1%           0%           0%
August 2028             3%           2%           1%           0%           0%
November 2028           2%           1%           0%           0%           0%
February 2029           1%           1%           0%           0%           0%
May 2029                1%           0%           0%           0%           0%
August 2029             0%           0%           0%           0%           0%

    PERCENTAGE OF INITIAL CLASS C NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

DISTRIBUTION DATE        0%           4%           7%           10%          15%
----------------------- ----         ----         ----         ----         ----
Closing                 100%         100%         100%         100%         100%
May 2006                100%         100%         100%         100%         100%
August 2006             100%         100%         100%         100%         100%
November 2006           100%         100%         100%         100%         100%
February 2007           100%         100%         100%         100%         100%
May 2007                100%         100%         100%         100%         100%
August 2007             100%         100%         100%         100%         100%
November 2007           100%         100%         100%         100%         100%
February 2008           100%         100%         100%         100%         100%
May 2008                100%         100%         100%         100%         100%
August 2008             100%         100%         100%         100%         100%
November 2008           100%         100%         100%         100%         100%
February 2009           100%         100%         100%         100%         100%
May 2009                100%         100%         100%         100%         100%
August 2009             100%         100%         100%         100%         100%
November 2009           100%         100%         100%         100%         100%
February 2010           100%         100%         100%         100%         100%
May 2010                100%         100%         100%         100%         100%
August 2010             100%         100%         100%         100%         100%
November 2010           100%         100%         100%         100%         100%
February 2011           100%         100%         100%         100%         100%
May 2011                100%         100%         100%         100%         100%
August 2011             100%         100%         100%         100%         100%
November 2011           100%         100%         100%         100%         100%
February 2012           100%         100%         100%         100%         100%
May 2012                100%         99%          99%          99%          98%
August 2012             99%          98%          97%          96%          94%
November 2012           99%          96%          94%          93%          90%
February 2013           98%          95%          92%          90%          86%
May 2013                97%          93%          90%          87%          82%
August 2013             96%          91%          88%          84%          78%
November 2013           96%          90%          85%          81%          74%
February 2014           95%          88%          83%          78%          71%
May 2014                94%          87%          81%          76%          68%
August 2014             93%          85%          79%          73%          64%
November 2014           93%          83%          77%          71%          61%
February 2015           92%          82%          75%          68%          58%
May 2015                91%          80%          73%          66%          56%
August 2015             90%          79%          71%          64%          53%
November 2015           89%          77%          69%          62%          50%
February 2016           88%          76%          67%          59%          48%
May 2016                87%          74%          65%          57%          46%
August 2016             87%          73%          63%          55%          43%
November 2016           86%          71%          62%          53%          41%
February 2017           85%          70%          60%          51%          39%
May 2017                84%          68%          58%          49%          37%
August 2017             82%          67%          56%          47%          35%
November 2017           81%          65%          55%          46%          34%
February 2018           80%          63%          53%          44%          32%
May 2018                79%          62%          51%          42%          30%
August 2018             78%          60%          50%          41%          29%
November 2018           77%          59%          48%          39%          27%

February 2019           76%          57%          46%          37%          26%
May 2019                74%          56%          45%          36%          24%
August 2019             73%          54%          43%          34%          23%
November 2019           72%          53%          42%          33%          22%
February 2020           70%          51%          40%          31%          21%
May 2020                69%          50%          39%          30%          19%
August 2020             68%          48%          37%          29%          18%
November 2020           66%          47%          36%          27%          17%
February 2021           65%          45%          35%          26%          16%
May 2021                63%          44%          33%          25%          15%
August 2021             62%          42%          32%          24%          14%
November 2021           60%          41%          31%          23%          13%
February 2022           58%          39%          29%          21%          12%
May 2022                57%          38%          28%          20%          11%
August 2022             55%          37%          27%          19%          10%
November 2022           53%          35%          25%          18%          9%
February 2023           52%          34%          24%          17%          9%
May 2023                50%          32%          23%          16%          8%
August 2023             48%          31%          22%          15%          7%
November 2023           46%          29%          20%          14%          6%
February 2024           44%          28%          19%          13%          6%
May 2024                42%          26%          18%          12%          5%
August 2024             40%          25%          17%          11%          5%
November 2024           38%          23%          16%          10%          4%
February 2025           36%          22%          15%          9%           4%
May 2025                33%          20%          14%          8%           3%
August 2025             31%          19%          12%          8%           3%
November 2025           29%          17%          11%          7%           2%
February 2026           26%          15%          10%          6%           2%
May 2026                24%          14%          9%           5%           1%
August 2026             22%          12%          8%           4%           0%
November 2026           19%          11%          7%           4%           0%
February 2027           17%          9%           6%           3%           0%
May 2027                14%          8%           5%           2%           0%
August 2027             12%          6%           4%           2%           0%
November 2027           9%           5%           3%           1%           0%
February 2028           7%           4%           2%           0%           0%
May 2028                5%           3%           1%           0%           0%
August 2028             3%           2%           1%           0%           0%
November 2028           2%           1%           0%           0%           0%
February 2029           1%           1%           0%           0%           0%
May 2029                1%           0%           0%           0%           0%
August 2029             0%           0%           0%           0%           0%

              TERI GUARANTY AGREEMENTS AND TERI SECURITY AGREEMENT

         The trust student loans are guaranteed 100% by TERI as to payment of principal and interest conditioned upon all guaranty fees having been paid, the sellers having followed the procedures specified by TERI in connection with the underwriting, origination and servicing and collection of the trust student loans, and a claim having been filed within the time period and in accordance with the procedures set forth in the TERI guaranty agreements. TERI agrees to use all reasonable efforts to make payment within 60 days of receipt of a properly filed claim, and in any event within 90 days of receipt.

         A claim for payment on a trust student loan may be made under the TERI guaranty agreements if:

         (a) The borrower or each of the co-borrowers, if applicable, has failed to make monthly principal and/or interest payments on the loan when due, provided the failure continues for a period of 150 consecutive days;

         (b) The borrower or each of the co-borrowers, if applicable, has filed a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding has filed an adversary proceeding pursuant to 11 U.S.C. ss. 523(a)(8); or

         (c) The borrower or each of the co-borrowers has died.

         If TERI denies a claim with respect to a trust student loan on the grounds of due diligence deficiencies and the claim is not cured, the sellers or the servicers may be liable for the claim and must reimburse the depositor for the lost amount of the trust student loan. The depositor will then reimburse the trust for the lost amount of the trust student loan.

         If TERI will have purchased a trust student loan due to a TERI guaranty event, the trust will repurchase (to the extent there are Available Funds) the trust student loan from TERI, if TERI succeeds, after purchase, in obtaining from the borrower three full consecutive on-time monthly payments, and the borrower is within thirty days of being current on the trust student loan; provided that the repurchase by the trust may be invoked by TERI only once as to any trust student loan. We refer to these trust student loans as "rehabilitated trust student loans." Payments to TERI for the purchase of rehabilitated loans are made after payments of interest to the noteholders and to the reserve account. See "Description of the Notes - Distribution and Payments."

         The rehabilitated trust student loans will have the benefit of the TERI guaranty agreements. Investors will be advised of any rehabilitated loans purchased by the trust in each periodic distribution report.

         To secure the payment of the TERI guaranty amount with respect to a claim for payment on a trust student loan, TERI will enter into the TERI security agreement. Pursuant to the TERI security agreement, TERI will pledge approximately 65% of its guaranty fees with respect to the trust student loans to the trust by deposit into the TERI pledge fund. The TERI pledge fund is pledged to the trust, which in turn pledges all of its interest in the TERI pledge fund and all of its rights under the TERI security agreement to the indenture trustee for the benefit of the noteholders.

         The indenture trustee, at the direction of TERI, will withdraw amounts from the TERI pledge fund to the extent that guaranty claims on the trust student loans acquired by the trust are payable by TERI under the TERI guaranty agreements and that applicable procedures under the TERI security agreement have been followed. Funds in the TERI pledge fund will be invested in eligible securities, which have substantially the same criteria for investment as funds held in the trust accounts, as directed by TERI, in accordance with the TERI security agreement. In addition, recoveries on defaulted trust student loans, on which guaranty payments have been made from the TERI pledge fund, received by TERI, net of costs of collection, will be deposited in the TERI pledge fund. If the trust purchases a rehabilitated trust student loan in which a guaranty payment has been made from the TERI pledge fund, all proceeds from the purchase, net of costs of collection, will be deposited in the TERI pledge fund. Funds may be released from the TERI pledge fund to TERI to the extent that the balance of the TERI pledge fund on any distribution date exceeds 16% of the aggregate principal balance of the trust student loans then held by the trust as of the last day of the related Collection Period. As of the closing date, approximately $38,656,709 of the guaranty fees payable to TERI for guaranteeing the trust student loans will be on deposit in the TERI pledge fund held by the indenture trustee for the benefit of the noteholders.

                            THE SERVICING AGREEMENTS

         Each of the third party servicers will service the trust student loans under a servicing agreement entered into with The First Marblehead Corporation. Each of the servicing agreements will contain substantially similar terms for the servicing of the student loans in accordance with The First Marblehead Corporation's guidelines.

THE PHEAA SERVICING AGREEMENT AND SERVICING PRACTICES

         Approximately 94% of the trust student loans (by outstanding principal balance as of the statistical cut off date) will be serviced by the Pennsylvania Higher Education Assistance Agency, also known as PHEAA, pursuant to the Alternative Servicing Agreement between PHEAA and The First Marblehead Corporation dated October 16, 2001, as amended, which will be assigned to the trust concurrent with the purchase of trust student loans. We refer to this agreement as the "PHEAA servicing agreement."

         General Terms. Pursuant to the PHEAA servicing agreement, PHEAA will service and perform other related tasks with respect to the trust student loans in compliance with the program guidelines promulgated by The First Marblehead Corporation and consented to by PHEAA. The following summary describes certain terms of the PHEAA servicing agreement. The summary is not complete, and is subject to and qualified in its entirety, by reference to all of the provisions of the PHEAA servicing agreement. PHEAA's duties include the following:

o Prepare schedules of repayment and coupon books or invoices for each borrower;

o    Collect and maintain records of all payments of trust student loans;

o Collect all payments required under the terms and provisions of the trust student loans as and when the payments become due, and remit the payments received on each trust student loan to the indenture trustee;

o Respond to inquiries and communications from borrowers regarding their student loans;

o Ensure the safekeeping of loan documents delivered to PHEAA relating to the trust student loans in accordance with procedures that PHEAA has established for those purposes;

o    Furnish the trust with a monthly report of collections; and

o Reproduce, at PHEAA's own cost and expense, from microfilm duplicates in PHEAA's possession, records or data submitted to PHEAA for processing should the records or data be lost or damaged while in the possession, control or custody of PHEAA or its agents.

         Reporting Obligations. PHEAA will furnish the trust with copies of all material reports, records and other documents and data as required by law or as otherwise required by the PHEAA servicing agreement. The trust will provide copies of all of these documents and data to the administrator and the indenture trustee.

         All records and reports relating to the servicing of the trust student loans are subject to review, audit and copying by the trust, its designated representative and external and internal auditors, at PHEAA's principal office.

         Termination by the Trust. The PHEAA servicing agreement may be terminated at the direction of the indenture trustee, upon the occurrence of any of the following:

         (a) Any of the representations and warranties made in or pursuant to the PHEAA servicing agreement are not true or are erroneous in any material respect;

         (b) PHEAA fails to perform or observe any of the provisions or covenants set forth in the PHEAA servicing agreement in any material respect;

         (c) PHEAA discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits to take any action in order thereby to affect the foregoing; or

         (d) PHEAA fails to transmit to the indenture trustee any funds collected by PHEAA on the trust student loans within five business days following the day the funds were required to be transmitted under the PHEAA servicing agreement.

         In the event of a default listed in (a) or (b) above, PHEAA will have the right to cure the breach or error to the trust's full satisfaction, within one hundred twenty (120) days of written notice from the trust. In the event PHEAA is unable to cure the breach within the cure period, PHEAA may be terminated at the time that a successor servicer for the trust student loans is appointed.

         Termination by PHEAA. The PHEAA servicing agreement may be terminated at the option of PHEAA upon the occurrence of any of the following:

         (a) The trust fails to perform or observe any of the material provisions or covenants of the PHEAA servicing agreement, which affect PHEAA's ability to perform;

         (b) The trust discontinues business, generally does not pay its debts as the debts become due, makes a general assignment for the benefit of creditors, admits by answer, default or otherwise the material allegations of petitions filed against it in any bankruptcy, reorganization, insolvency or other proceedings relating to relief of debtors, suffers or permits to continue unstayed and in effect for thirty (30) consecutive days, any judgment, which approves a petition seeking reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator for itself or all or a substantial part of its assets, or takes or omits any action in order thereby to affect the foregoing; or

         (c) The trust fails to cure a default relating to the payment of PHEAA's invoices under the PHEAA servicing agreement within thirty (30) days of PHEAA's notification to the trust of the default.

         In the event of a default listed in (a) or (b) above, the trust will have the right to cure the breach or error to PHEAA's full satisfaction within one hundred and twenty (120) days of written notice from PHEAA. In the event the trust is unable to cure the breach within the provided cure period, PHEAA may terminate the PHEAA servicing agreement.

         Upon termination of the PHEAA servicing agreement, PHEAA is obligated to return all student loan records to the trust. Upon the return of the student loan records, the trust must pay a record return/deconversion fee not to exceed $18.00 per student loan record; provided, however, that no such fee is payable if the PHEAA servicing agreement is terminated because of PHEAA's failure to perform its obligations under the agreement in any material respect.

         Compensation. PHEAA will be entitled to receive from the trust a monthly fee for its services as described under "The Servicers."

         Collections. All sums received by PHEAA with respect to any student loans, whether attributable to principal or interest, are received in trust for the benefit of the trust. All funds received on behalf of borrowers are deposited into a clearing account owned and maintained by PHEAA that is a separate account in which funds are not commingled with non-collection account funds. Within two (2) business days of receipt, all available funds for student loans will be electronically transmitted to an account designated by the trust.

         Advances. No advances on collections are permitted under the PHEAA servicing agreement.

         Delinquencies, Losses, Bankruptcies and Recoveries. Pursuant to the PHEAA servicing agreement, PHEAA:

         (a) Performs skip-tracing services for the trust if it receives notification or becomes aware that a borrower or co-borrower's address is invalid;

         (b) Reports borrower delinquencies to national credit bureaus;

         (c) Makes monthly collection calls and sends late notices and final demand letters to borrowers with delinquent loans (except when a bankruptcy stay is placed on the account); and

         (d) Prepares and submits guaranty claims to the loan guarantor on both defaulted loans and loans for which a bankruptcy petition is filed requesting that the loan be discharged.

         Custodial Responsibility. The PHEAA servicing agreement requires that PHEAA hold all promissory notes and related documents on behalf of the trust. PHEAA must maintain all original promissory notes in a fire resistant vault equipped with a security locking system. In addition, microfilm of all promissory notes and related documents is maintained on-site at PHEAA's servicing center located at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 and at an off-site facility in a fire resistant vault with a security locking system. All promissory notes are stored at all times in a state other than the State of Louisiana.

         Proposed New Servicing Agreement. PHEAA and The First Marblehead Corporation anticipate entering into a new servicing agreement on or soon after the closing date for the offered notes. The servicing procedures of PHEAA under the new agreement will be substantially similar to the existing agreement but will include certain additional reporting requirements and may increase the servicing fees. If entered into after the closing date, the servicing fees will not be adjusted until confirmation that the ratings of the offered notes will not be affected.
                          THE ADMINISTRATION AGREEMENT

         General. Under the administration agreement, the administrator, First Marblehead Data Services, Inc., has agreed to perform certain duties under certain agreements, including the trust agreement and the indenture, and to monitor the performance of the trust and advise the owner trustee when action is necessary to comply with its duties under these agreements. The administrator will also prepare documents, reports, filings, notices, instruments, certificates and opinions on behalf of the trust, as required under these agreements, and will make payment of all expenses in connection with the issuance of the notes, taking all actions on behalf of the issuer that are necessary under the TERI guarantee agreements, providing certain instructions to the indenture trustee as required by the indenture and paying the owner trustee its fees and expenses due under the trust agreement.

         The administrator will also perform certain duties of the owner trustee on behalf of the issuer under the indenture and the trust agreement and to execute, on behalf of the issuer and the depositor, all documents, reports, filings, instruments, certificates and opinions required under the trust agreement, the indenture and certain other related agreements.

         In accordance with the directions of the issuer, the depositor and the owner trustee, the administrator will administer, perform or supervise the performance of certain activities in connection with the collateral as are requested by these parties or the indenture trustee. The administrator will perform obligations and deliver notices specified under the indenture, the liquidity note agreement and the trust agreement. The administrator has also agreed to furnish to the issuer and the noteholders, from time to time, additional information regarding the collateral as requested.

         The parties to the administration agreement have agreed to refrain from, at any time, instituting any bankruptcy proceeding against the issuer in connection with any of its obligations under any document relating to the transaction.

         Collections. The administrator is authorized to retain and employ agents to collect on delinquent or defaulted student loans and to commence any actions or proceedings the agents deem necessary in connection with such collection efforts.

         Reporting Obligations. The administrator has agreed to employ a nationally recognized independent public accounting firm to conduct an annual audit of the student loans owned by the issuer and to furnish certain parties, such as rating agencies, with these audits.

         Termination. The administration agreement automatically terminates upon the dissolution of the issuer.

         Resignation. The administrator may resign as administrator by providing the issuer, the noteholders and the indenture trustee with at least 60 days' prior written notice, provided that the issuer has appointed a successor administrator, approved by the owner trustee, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement.

         Removal. In addition, provided that the issuer has appointed a successor administrator, approved by the owner trustee, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement, the indenture trustee, at the direction of certain noteholders, may remove the administrator without cause by providing the administrator with at least 60 days' prior written notice.

         Furthermore, the administrator may be removed immediately upon written notice of termination from the issuer to the administrator if the administrator defaults in the performance of any of its duties under the administration agreement and such defaults are not promptly and properly cured, or if the administrator becomes insolvent or files for bankruptcy (or if certain other bankruptcy- or insolvency-related events relating to the administrator occur); provided that the issuer has appointed a successor administrator, approved by the owner trustee, and the successor administrator has agreed in writing to be bound by the terms of the administration agreement, at the option of the indenture trustee and at the direction of certain noteholders.

         Fees. As compensation for the performance of the administrator's duties under the administration agreement the issuer will pay the administrator, on each distribution date, a fee equal to 1/12 of 0.05% of the aggregate outstanding principal balance of the student loans owned by the issuer as of the last day of the prior calendar month (or as of the closing date in the case of the payment of the administration fee on the first distribution date). This fee may not be less than $20,000 annually. The issuer shall also reimburse the administrator for certain expenses as described in the administration agreement (which expenses shall not exceed $200,000 per year).

         Upon the resignation or removal of the administrator, as described above, the administrator remains entitled to be paid all fees and reimbursable expenses it has accrued to the date of its resignation or removal.

         The administrator intends to contract with First Marblehead Education Resources, Inc. or another affiliate or third-party provider to process any delinquencies, losses, bankruptcies and recoveries on the student loans.

         The administrator does not have any custodial responsibility for the trust student loans.

THE BACK-UP ADMINISTRATION AGREEMENT

         In the event the administrator resigns or is relieved of its duties under the administration agreement as discussed above, an agreement has been reached with U.S. Bank National Association to perform the duties of the administrator under the administration agreement.

                            DESCRIPTION OF THE NOTES

GENERAL

         The notes will be issued pursuant to the terms of the indenture. Owner trust certificates representing beneficial ownership interests in the trust will be issued privately to the depositor and TERI, pursuant to the terms of the trust agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the owner trust certificates, the indenture and the trust agreement. Only the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes, class A-IO notes, class B notes and class C notes are offered by this free writing prospectus. Any information presented in this free writing prospectus relating to the owner trust certificates is for informational purposes only to provide for a better understanding of the offered notes.

         The offered notes will be available in minimum denominations or reference amounts of $100,000 and $1 integral multiples in book-entry form only.

THE NOTES

         Interest. Interest will accrue on the principal balance of each class of offered notes (other than the class A-IO notes) at a rate per annum equal to the sum of the then applicable one-month LIBOR (as of the second business day before the applicable interest accrual period) plus the margins listed on the cover page of this free writing prospectus.

         However, for the initial interest period the LIBOR rate will be determined by the following formula:

         X + ((16/31)o(Y-X))
where, X = two-month LIBOR, and Y = three-month LIBOR, as of the second business day before the start of the initial interest period. For purposes of calculating LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business.

         Interest will accrue on the reference amount of the class A-IO notes at a rate of 5.50% per annum. On each distribution date, the reference amount of the class A-IO notes will equal the lesser of the aggregate outstanding principal balance of certain class A-5 notes on that distribution date and the amount determined as follows:

               Distribution Dates                   Reference Amount
               ---------------------                -------------------
               May 2006-May 2010                    $226,675,000
               June 2010                            $221,400,000
               July 2010                            $210,665,000
               August 2010                          $201,090,000
               September 2010                       $190,100,000
               October 2010                         $177,000,000
               November 2010                        $164,959,000
               December 2010                        $152,396,000
               January 2011                         $142,287,000
               February 2011                        $131,772,000
               March 2011                           $122,100,000
               April 2011                           $112,895,000
               May 2011 and thereafter              $0

         If on any distribution date the amount of interest payable to the class A-IO notes is not based on their scheduled reference amount for that distribution date, the class A-IO notes also will be entitled to receive a prepayment penalty in an amount equal to the difference between the amount of interest accrued at the class A-IO note interest rate on their scheduled reference amount and the amount of interest distributed to holders of the class A-IO notes under clause (3) below under "Description of the Notes--Distributions and Payments--Distributions from Collection Account." Prepayment penalties will be paid as described under clause (14) below under "Description of the Notes--Distributions and Payments--Distributions from Collection Account."

         Interest due for any interest period for the offered notes (other than the class A-IO notes) will be determined based on the actual number of days in the interest period over a 360-day year. Interest due for any interest period for the class A-IO notes will be determined based on 30 days over a 360-day year. Interest on the notes will accrue from and including the closing date or from the most recent distribution date to but excluding the current distribution date and will be payable to the holders of the notes on each distribution date. For the initial interest period, the class A-IO notes will receive 76 days of interest.

         A Class B Note Interest Trigger will be in effect if the Cumulative Default Rate as of each of the dates listed below equals or exceeds the respective percentage listed below for that date.

               Date                      Cumulative Default Rate
               ---------------------     -----------------------
               March 1, 2007                        2.75%
               May 1, 2007                          3.00%
               May 1, 2008                          7.75%
               May 1, 2009                         14.75%
               May 1, 2010                         30.00%
               May 1, 2011                         32.75%
               May 1, 2012                         33.25%


         However, a Class B Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes) or (b) TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

         If a Class B Note Interest Trigger is in effect, interest on the class B notes will be subordinated to the payment of principal on the class A notes, and interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

         A Class C Note Interest Trigger will be in effect if the Cumulative Default Rate as of each of the dates listed below equals or exceeds the respective percentage listed below for that date.

               Date                      Cumulative Default Rate
               ---------------------     -----------------------
               March 1, 2007                        1.50%
               May 1, 2007                          2.00%
               May 1, 2008                          5.75%
               May 1, 2009                         11.75%
               May 1, 2010                         15.75%
               May 1, 2011                         19.00%
               May 1, 2012                         21.00%
               May 1, 2013                         22.50%

         However, a Class C Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes and class B notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes and class C notes) or (b) TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

         If a Class C Note Interest Trigger is in effect, interest on the class C notes will be subordinated to the payment of principal on the class A notes and the class B notes.

         Distributions of Principal. Principal payments on the offered notes (other than the class A-IO notes) will be made on each distribution date, to the extent of Available Funds, in an amount equal to the Principal Distribution Amount for the distribution date, until the principal balance of the notes is reduced to zero. Principal payments on the notes will generally be derived from Available Funds remaining after the distribution of transaction fees, interest and certain other amounts.

         Unless an event of default occurs, the Principal Distribution Amount on the notes will be applied:

o Prior to the Stepdown Date or on or after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, (1) to the class A-1 notes, until paid in full, then (2) to the class A-2 notes, until paid in full, then (3) to the class A-3 notes, until paid in full, then (4) to the class A-4 notes, until paid in full, then (5) to the class A-5 notes, until paid in full, then (6) to the class B notes to pay any Carryover Interest Distribution Amount, until paid in full, then (7) to the class B notes, until paid in full, then (8) to the class C notes to pay any Carryover Interest Distribution Amount, until paid in full, and finally, (9) to the class C notes, until paid in full. The aggregate outstanding principal amount of each class of notes will be payable in full on the final maturity date for that class of notes.

o On and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the Class A Percentage (as defined in the glossary) of the Principal Distribution Amount will be payable to the class A notes (in the same order of priority as described in the preceding paragraph), the Class B Percentage (as defined in the glossary) of the Principal Distribution Amount will be payable to the class B notes first to pay any Carryover Interest Distribution Amount and then to pay principal and the Class C Percentage (as defined in the glossary) of the Principal Distribution Amount will be payable to the class C notes first to pay any Carryover Interest Distribution Amount and then to pay principal until paid in full.

     The  "Stepdown Date" will be the May 2012 distribution date.

     A Subordinate Note Principal Trigger will occur if either:

o    A Note Parity Trigger occurs and is continuing; or

o    The Cumulative Default Rate exceeds 10%;

provided, however, that a Subordinated Note Principal Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

         A Note Parity Trigger will occur on any distribution date if (a) the sum of the Pool Balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period is less than (b) 101% of the outstanding principal balance of the offered notes and any amounts drawn on the liquidity note after payments on that distribution date.

         If an event of default occurs and continues, on each distribution date, the Principal Distribution Amount for the notes will be payable to each class of class A notes (other than the class A-IO notes) on a pro rata basis until each class is paid in full, then to the class B notes first to pay any Carryover Interest Distribution Amount and then to pay principal until paid in full and finally, to the class C notes first to pay any Carryover Interest Distribution Amount and then to pay principal until paid in full.

         On the final maturity date for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero. Although the maturity of certain of the trust student loans will extend well beyond the final maturity date for the class C notes, the actual date on which the aggregate outstanding principal and/or accrued interest of any class of notes are paid may be earlier than the final maturity date for that class of notes, based on a variety of factors.

         Turbo of Principal. On each distribution date on which a Turbo Trigger is in effect, all available funds remaining in the collection account after clause (12) below under "Distributions and Payments--Distributions from the Collection Account" will be distributed as principal in addition to principal distribution amounts due under clause (9) below under "Distributions and Payments--Distributions from the Collection Account".

         A Turbo Trigger will be in effect if:

         (a) The outstanding principal balance of the trust student loans is equal to or less than 10% of the sum of the aggregate principal balance of the trust student loans as of the related cut off date; or

         (b) The Cumulative Default Rate exceeds 10%; provided, however, that with respect to clause (b), a Turbo Trigger will not have occurred if TERI is continuing to pay claims on defaulted student loans that have met TERI's due diligence requirements and TERI is solvent.

ACCOUNTS

         The administrator will establish and maintain separate segregated accounts as follows: the collection account and the reserve account. We refer to these accounts collectively as the "trust accounts." Each account will be established in the name of the indenture trustee on behalf of the noteholders and the trust. In addition, TERI will pledge a portion of its guaranty fees to the indenture trustee to secure its guaranty obligations, pursuant to the TERI security agreement. Amounts pledged pursuant to the TERI security agreement will be held by the indenture trustee in a separate TERI pledge fund. The cost of issuance account does not constitute an account held by the indenture trustee as part of the trust's property and does not secure payment of the notes.

         Funds in the trust accounts will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds, guaranteed investment contracts and other investments acceptable to the rating agencies as being consistent with the rating of the notes. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the related distribution date or, in the case of guaranteed investment contracts, that permit withdrawal of invested funds as required by the indenture. Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the collection account on each distribution date and will be treated as collections of interest on the trust student loans.

         The trust accounts will be maintained as eligible deposit accounts. Any trust accounts may be maintained with the sellers or any of their affiliates, if the accounts qualify as eligible deposit accounts; provided, however, that at all times when any accounts are held by the sellers, or any of their affiliates, the accounts will be segregated accounts.

         Collection Account. On or about the third business day prior to each distribution date, the administrator will provide the indenture trustee with certain information with respect to the distributions to be made on the distribution date.

         On or before the business day prior to each distribution date, the administrator will cause (or will cause the servicers and the indenture trustee to cause) the amount of Available Funds to be deposited into the collection account.

         Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to approximately $99,658,248. On the closing date, the reserve account will also include $65,000,000 that will be available under the liquidity note commitment pursuant to the liquidity note agreement. See "Credit Enhancement - Liquidity Note Agreement," below. The amount on deposit in the reserve account to the extent used will be replenished up to the required reserve amount on each distribution date from the amount of Available Funds remaining after payment of the prior amounts set forth under "Distributions and Payments."

         Funds will be withdrawn from the reserve account (or drawn on the liquidity note commitment) to the extent that the amount of Available Funds is insufficient to pay any of the items specified in clauses (1) through (5) under "Distributions and Payments--Distributions from the Collection Account," on any distribution date. These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (1) through (5) on a distribution date. If on any distribution date the aggregate principal amount of the notes is less than or equal to the amount on deposit in the reserve account, then all remaining funds in the reserve account will be transferred to the collection account and distributed as principal on the notes to reduce the principal amount of each class of notes to zero. In addition, on the final maturity dates for each class of notes, amounts on deposit in the reserve account, if any, will be available, if necessary, to be applied to reduce the principal balance of the class of notes to zero. Funds advanced pursuant to the liquidity note agreement will be repaid as described under "Distributions and Payments."

         If the amount on deposit in the reserve account taken together with the amount available under the liquidity note commitment on any distribution date beginning with the distribution date in March 2007 (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the respective amount listed below for that distribution date:


Distribution Date                          Amount      Distribution Date               Amount
-------------------------------------- -------------   ----------------------  ---------------------
March 2007                              $116,052,000   July 2008                          $26,512,000
April 2007                              $109,600,000   August 2008                        $22,878,000
May 2007                                $102,835,000   September 2008                     $18,878,000
June 2007                                $96,244,000   October 2008                       $16,839,000
July 2007                                $89,910,000   November 2008                      $15,273,000
August 2007                              $83,803,000   December 2008                      $13,425,000
September 2007                           $77,403,000   January 2009                       $11,833,000
October 2007                             $70,957,000   February 2009                       $9,900,000
November 2007                            $64,675,000   March 2009                          $9,675,000
December 2007                            $59,209,000   April 2009                          $9,515,000
January 2008                             $54,030,000   May 2009                            $9,410,000
February 2008                            $48,548,000   June 2009                           $9,350,000
March 2008                               $43,020,000   July 2009                           $9,316,000
April 2008                               $37,905,000   August 2009                         $5,776,000
May 2008                                 $33,953,000   September 2009 and thereafter       $4,332,000
June 2008                                $30,378,000

the liquidity note commitment will be reduced by the amount of the excess, until the liquidity note commitment is equal to zero. After such time as the liquidity note commitment has been reduced to zero, any excess funds in the reserve account will be deposited into the collection account for distribution as Available Funds on the distribution date to the persons and in the order of priority specified for distributions. Upon any distribution to the owner trust certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, these amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.

         If there are insufficient Available Funds in the collection account to pay the trust's fees and expenses, and there are no amounts on deposit in the reserve account or available under the liquidity note agreement, The First Marblehead Corporation, in its sole discretion, will have the right, but not the obligation, to advance funds to the collection account. The First Marblehead Corporation will be reimbursed for advances as described under "Distributions and Payments."

DISTRIBUTIONS AND PAYMENTS

         Distributions from the Collection Account. On each distribution date if a Class B Note Interest Trigger or Class C Note Interest Trigger has not occurred and is not in effect, the following distributions will be made in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period.

         (1) Pro rata: indenture trustee and paying agent fees and expenses up to the amount specified in the indenture and any related Irish paying agent agreement; owner trustee fees and expenses up to the amount specified in the trust agreement; servicing fees and expenses with respect to the trust student loans due on the distribution date and all prior unpaid servicing fees and expenses allocated to the trust student loans up to the amount specified in the servicing agreement; administrator fees and expenses with respect to the trust student loans up to the amount specified in the administration agreement; back-up administrator fees and expenses up to the amount specified in the back-up administration agreement; liquidity provider fees and expenses up to the amount specified in the liquidity note agreement;

         (2) To TERI, the additional guaranty fees pursuant to the TERI guaranty agreements, which will be deposited into the TERI pledge fund;

         (3) To holders of each class of class A notes, the Interest Distribution Amount for the class A notes and to the liquidity provider any interest due on the outstanding principal balance of the liquidity note on a pro rata basis;

         (4) to the holders of the class B notes, the Interest Distribution Amount for the class B notes;

         (5) to the holders of the class C notes, the Interest Distribution Amount for the class C notes;

         (6) To the reserve account, an amount, if any, necessary to reinstate the reserve account to the required reserve amount;

         (7) To TERI (or the TERI pledge fund), to purchase rehabilitated trust student loans;

         (8) To the liquidity provider, any principal amount due under the liquidity note agreement;

         (9) The Principal Distribution Amount to the holders of (i) the class A-1 notes, until paid in full, then (ii) the class A-2 notes, until paid in full, then (iii) the class A-3 notes, until paid in full, then (iv) the class A-4 notes, until paid in full, then (v) the class A-5 notes until paid in full, then (vi) the class B notes to pay any Carryover Interest Distribution Amount, until paid in full, then (vii) the class B notes, until paid in full, then
(viii) the class C notes to pay any Carryover Interest Distribution Amount, until paid in full, and then (ix) the class C notes, until paid in full. On and after the Stepdown Date and so long as no Subordinate Note Principal Trigger has occurred and remains in effect, the Class A Percentage of the Principal Distribution Amount will be payable to the class A notes (in the same order of priority set forth above), the Class B Percentage of the Principal Distribution Amount will be payable to the class B notes first to pay any Carryover Interest Distribution Amount and then to pay principal and the Class C Percentage of the Principal Distribution Amount will be payable to the class C notes first to pay any Carryover Interest Distribution Amount and then to pay principal until paid in full;

         (10) Pro rata: any unreimbursed advances to The First Marblehead Corporation and for all amounts in excess of the maximum amounts specified in clause (1), for indenture trustee and paying agent fees and expenses pursuant to the indenture and any related Irish paying agent agreement; owner trustee fees and expenses pursuant to the trust agreement; indemnities, fees and expenses of the servicers; the portion of the administration fee and expenses allocated to the notes and all unpaid administration fees and expenses from prior Collection Periods allocated to the notes; back-up administrator fees and expenses; liquidity provider fees and expenses;

         (11) To the holders of the class B notes, any Carryover Interest Distribution Amount;

         (12) To the holders of the class C notes, any Carryover Interest Distribution Amount;

         (13) If a Turbo Trigger is in effect, to the holders of the notes any remaining amounts as payment of principal allocated among the noteholders as described in clause (9) until paid in full;

         (14) To the holders of the class A-IO notes, any prepayment penalty amounts owing for that distribution date and any prepayment penalty amounts remaining unpaid from prior distribution dates; and

         (15) To the structuring advisor, any unpaid and accrued structuring advisory fees, and then to the owner trust certificateholders, any remaining amounts.

         Upon any distribution to The First Marblehead Corporation or the owner trust certificateholders of any amounts included as Available Funds, the noteholders will not have any rights in, or claims to, those amounts.

         The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which a Class B Note Interest Trigger or Class C Note Interest Trigger has not occurred and is not in effect:

          ------------------------------------------------------------------------------------------------------------
                                                      COLLECTION ACCOUNT

          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------ ---------------- ----------------- ----------------- ----------------- ------------------
              INDENTURE       OWNER TRUSTEE      SERVICERS       ADMINISTRATOR        BACK-UP           LIQUIDITY
  1st      TRUSTEE AND ANY      (Fees and        (Fees and         (Fees and       ADMINISTRATOR        PROVIDER
            IRISH PAYING        expenses)        expenses)         expenses)         (Fees and          (Fees and
                AGENT                                                                expenses)          expenses)
              (Fees and
              expenses)
          ------------------ ---------------- ----------------- ----------------- ----------------- ------------------
                                                      [GRAPHIC OMITTED]
         ------------------------------------------------------------------------------------------------------------
  2nd                                                        TERI
                             (Additional guaranty fees to be deposited into the TERI pledge fund)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  3rd                                     CLASS A NOTEHOLDERS AND LIQUIDITY PROVIDER
                                                          (Interest)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  4th                                                CLASS B NOTEHOLDERS
                                                         (Interest)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  5th                                                CLASS C NOTEHOLDERS
                                                         (Interest)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  6th                                                  RESERVE ACCOUNT
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  7th                                             TERI (or TERI pledge fund)
                                        (Purchase of rehabilitated trust student loans)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  8th                                                 LIQUIDITY PROVIDER
                                           (Repayment of liquidity note principal)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  9th                                                    NOTEHOLDERS
                                               (Principal Distribution Amount)
          ------------------------------------------------------------------------------------------------------------
                                                       [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  10th                                               CLASS B NOTEHOLDERS
                                                     (Carryover Interest)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  11th                                               CLASS C NOTEHOLDERS
                                                     (Carryover Interest)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  12th      THE FIRST MARBLEHEAD CORPORATION; INDENTURE TRUSTEE; ANY IRISH PAYING AGENT; OWNER TRUSTEE; SERVICERS;
                                   ADMINISTRATOR; BACK-UP ADMINISTRATOR; LIQUIDITY PROVIDER
                  (All amounts due these parties in excess of the maximum amounts to be distributed in (1))
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  13th                                                   NOTEHOLDERS
             (If a Turbo Trigger is in effect, any remaining amounts as payment of principal until paid in full)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  14th                                                 CLASS A-IO NOTES
                                               (Any prepayment penalty amounts)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  15th                               STRUCTURING ADVISOR; OWNER TRUST CERTIFICATEHOLDERS
                                      (Structuring advisory fees; any remaining amounts)
          ------------------------------------------------------------------------------------------------------------

         The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which a Class B Note Interest Trigger is in effect:

          ------------------------------------------------------------------------------------------------------------
                                                      COLLECTION ACCOUNT
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------ ----------------- ---------------- ----------------- ----------------- ------------------
              INDENTURE       OWNER TRUSTEE       SERVICERS      ADMINISTRATOR        BACK-UP           LIQUIDITY
  1st      TRUSTEE AND ANY      (Fees and         (Fees and        (Fees and       ADMINISTRATOR        PROVIDER
            IRISH PAYING        expenses)         expenses)        expenses)         (Fees and          (Fees and
                AGENT                                                                expenses)          expenses)
              (Fees and
              expenses)
          ------------------ ----------------- ---------------- ----------------- ----------------- ------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  2nd                                                        TERI
                             (Additional guaranty fees to be deposited into the TERI pledge fund)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  3rd                                     CLASS A NOTEHOLDERS AND LIQUIDITY PROVIDER
                                                          (Interest)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  4th                                                  RESERVE ACCOUNT
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  5th                                             TERI (or TERI pledge fund)
                                        (Purchase of rehabilitated trust student loans)
          ------------------------------------------------------------------------------------------------------------
                                                       [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  6th                                                 LIQUIDITY PROVIDER
                                           (Repayment of liquidity note principal)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  7th                                                CLASS A NOTEHOLDERS
                                               (Principal Distribution Amount)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  8th                                                CLASS B NOTEHOLDERS
                               (Interest, Carryover Interest and Principal Distribution Amount)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  9th                                                CLASS C NOTEHOLDERS
                               (Interest, Carryover Interest and Principal Distribution Amount)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  10th      THE FIRST MARBLEHEAD CORPORATION; INDENTURE TRUSTEE; ANY IRISH PAYING AGENT; OWNER TRUSTEE; SERVICERS;
                                            ADMINISTRATOR; BACK-UP ADMINISTRATOR;
                  (All amounts due these parties in excess of the maximum amounts to be distributed in (1))
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  11th                                                   NOTEHOLDERS
             (If a Turbo Trigger is in effect, any remaining amounts as payment of principal until paid in full)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  12th                                                 CLASS A-IO NOTES
                                               (Any prepayment penalty amounts)
          ------------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ------------------------------------------------------------------------------------------------------------
  13th                               STRUCTURING ADVISOR; OWNER TRUST CERTIFICATEHOLDERS
                                      (Structuring advisory fees; any remaining amounts)
          ------------------------------------------------------------------------------------------------------------

         The following chart summarizes the distributions that will be made to the noteholders on each distribution date on which a Class C Note Interest Trigger is in effect:

          ---------------------------------------------------------------------------------------------------------
                                                     COLLECTION ACCOUNT
          ---------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ----------------- ---------------- ----------------- ---------------- ----------------- -----------------
             INDENTURE       OWNER TRUSTEE      SERVICERS       ADMINISTRATOR       BACK-UP          LIQUIDITY
  1st     TRUSTEE AND ANY      (Fees and        (Fees and         (Fees and      ADMINISTRATOR        PROVIDER
            IRISH PAYING       expenses)        expenses)         expenses)        (Fees and         (Fees and
               AGENT                                                               expenses)         expenses)
             (Fees and
             expenses)
          ----------------- ---------------- ----------------- ---------------- ----------------- -----------------
                                                      [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  2nd                                                      TERI
                           (Additional guaranty fees to be deposited into the TERI pledge fund)
          ---------------------------------------------------------------------------------------------------------
                                                       [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  3rd                                   CLASS A NOTEHOLDERS AND LIQUIDITY PROVIDER
                                                        (Interest)
          ---------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  4th                                               CLASS B NOTEHOLDERS
                                                        (Interest)
          ---------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  5th                                                 RESERVE ACCOUNT
          ---------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  6th                                           TERI (or TERI pledge fund)
                                      (Purchase of rehabilitated trust student loans)
          ---------------------------------------------------------------------------------------------------------
                                                       [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  7th                                               LIQUIDITY PROVIDER
                                          (Repayment of liquidity note principal)
          ---------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  8th                                               CLASS A NOTEHOLDERS
                                              (Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
         ---------------------------------------------------------------------------------------------------------
  9th                                               CLASS B NOTEHOLDERS
                                  (Carryover Interest and Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------------
                                                       [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  10th                                              CLASS C NOTEHOLDERS
                             (Interest, Carryover Interest and Principal Distribution Amount)
          ---------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  11th    THE FIRST MARBLEHEAD CORPORATION; INDENTURE TRUSTEE; ANY IRISH PAYING AGENT; OWNER TRUSTEE; SERVICERS;
                                           ADMINISTRATOR; BACK-UP ADMINISTRATOR;
                 (All amounts due these parties in excess of the maximum amounts to be distributed in (1))
          ---------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  12th                                                  NOTEHOLDERS
            (If a Turbo Trigger is in effect, any remaining amounts as payment of principal until paid in full)
          ---------------------------------------------------------------------------------------------------------
                                                       [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  13th                                               CLASS A-IO NOTES
                                             (Any prepayment penalty amounts)
          ---------------------------------------------------------------------------------------------------------
                                                      [GRAPHIC OMITTED]
          ---------------------------------------------------------------------------------------------------------
  14th                              STRUCTURING ADVISOR; OWNER TRUST CERTIFICATEHOLDERS
                                    (Structuring advisory fees; any remaining amounts)
          ---------------------------------------------------------------------------------------------------------

CREDIT ENHANCEMENT
         Excess Interest. Excess interest is created when interest collections received on the trust student loans during a Collection Period and related investment earnings exceed the interest on the note at the related Note Interest Rates and certain fees and expenses of the trust. Excess interest with respect to the trust student loans is intended to provide "first loss" protection for the notes. Excess interest (as part of all interest collections) will be collected and deposited into the collection account and will become part of the Available Funds. There can be no assurance as to the rate, timing or amount, if any, of excess interest. The application of excess interest to the payment of principal on your notes will affect the weighted average life and yield on your investment. Excess interest not applied to make required distributions on any distribution date, and not deposited into the reserve account, will be paid to the owner trust certificateholders and will not be available on subsequent distribution dates to make payments on any class of the notes.

         Subordination of the Subordinate Notes. The rights of the holders of the class C notes to receive payments of interest are subordinated to the rights of the holders of the class A notes and class B notes to receive payments of interest, and the rights of the holders of the class C notes to receive payments of principal are subordinated to the rights of the holders of the class A notes and class B notes to receive payments of interest and principal. Consequently, Available Funds will be applied to the payment of interest on the class A notes and the class B notes before payment of interest on the class C notes. Moreover, prior to the Stepdown Date or on and after the Stepdown Date if a Subordinate Note Principal Trigger has occurred and remains in effect, for so long as the class A notes and class B notes are outstanding, the holders of the class C notes will not be entitled to any payments of principal.

         The rights of the holders of the class B notes to receive payments of interest are subordinated to the rights of the holders of the class A notes to receive payments of interest, and the rights of the holders of the class B notes to receive payments of principal are subordinated to the rights of the holders of the class A notes to receive payments of interest and principal. Consequently, Available Funds will be applied to the payment of interest on the class A notes before payment of interest on the class B notes. Moreover, for so long as the class A notes are outstanding, the holders of the class B notes will not be entitled to any payments of principal.

         Reserve Account. The reserve account is intended to enhance the likelihood of timely receipt by the noteholder of the full amount of interest due to them and to decrease the likelihood that holders will experience losses. In certain circumstances, however, the reserve account could be depleted.

         Liquidity Note Agreement. The trust will enter into a liquidity note agreement with the liquidity provider. Pursuant to the liquidity note agreement, on each distribution date the trust will have the right to make draw requests for the purpose of funding any shortfalls in payments of the items specified in clauses (1) through (5) under "Distributions and Payments--Distributions from the Collection Account," to the extent Available Funds are insufficient to make such payments and amounts then on deposit in the reserve account have been reduced to the minimum required amount of cash. The required amount of cash in the reserve account will never be less than $4,332,000.

         The trust will issue the liquidity note to the liquidity provider to evidence the trust's obligation to repay any draws funded by the liquidity provider, together with interest accrued on such funded draws at the interest rate of one-month LIBOR plus a margin not to exceed 0.20%. The indenture and liquidity note agreement will provide that such repayments will be made in accordance with the priority of payments described above under "Distributions and Payments."

         The liquidity provider may, but is not required to, transfer the liquidity note to an affiliate, so long as such affiliate meets certain rating agency conditions in the liquidity note agreement. Under certain limited circumstances, as set forth in the liquidity note agreement, the liquidity provider may transfer the liquidity note to a person other than an affiliate. These circumstances require (i) the execution of a written agreement by the proposed transferee to be bound by the terms of the liquidity note agreement,
(ii) an opinion of counsel delivered to the owner trustee and the indenture trustee indicating no adverse effect in any material respect to the interests of any noteholder, (iii) satisfaction of certain rating agency conditions and (iv) the assignee or recipient of such conveyance is a "domestic corporation" within the meaning of Section 7701(a)(30)(C) of the Code that has not made the election under Section 1362(a)(1) of the Code to be treated as an S corporation.

         The initial amount of the liquidity note commitment is $65,000,000. On each distribution date after the March 2007 distribution date, if the aggregate amount of funds on deposit in the reserve account and the liquidity note commitment (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the required reserve amount for that distribution date, the then liquidity note commitment will be reduced by the amount of the excess, until the liquidity note commitment is equal to zero. On the December 2013 distribution date, the liquidity note commitment will be equal to zero.

         The trust will be obligated to repay amounts drawn under the liquidity note agreement and interest accrued thereon on subsequent distribution dates from amounts available for such purposes in accordance with the payment priorities described above under "Distributions and Payments--Distributions from the Collection Account." The amounts available to be drawn under the liquidity note commitment will be reduced by amounts previously drawn and will be increased by amounts repaid up to the liquidity note commitment amount for the respective distribution date.

         As set forth in the liquidity note agreement, if the liquidity provider's short-term unsecured debt ratings fall below A-1+/P-1 or long-term unsecured debt ratings fall below Aa3 as rated by the rating agencies or if the liquidity provider fails to fund any amount properly drawn under the liquidity note agreement, then, subject to applicable grace periods, the indenture trustee will be required to either (i) substitute the liquidity provider for a similar provider whose short-term unsecured debt ratings are above A-1+/P-1 and long-term unsecured debt ratings are Aa3 or above as rated by the rating agencies or (ii) demand payment of the entire undrawn amount of the liquidity note commitment amount available on the related distribution date, which amounts, if funded, will be deposited into the reserve account and will be applied, as necessary, to any shortfalls with respect to any required payments in the order of priority specified in clauses (1) through (5) under "Distributions and Payments--Distributions from the Collection Account."

         Liquidity Provider.

         The liquidity provider will be UBS AG acting through its Stamford branch. UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors.

OWNER TRUST CERTIFICATES

         On the closing date, the trust will issue privately a single class of owner trust certificates to the depositor and TERI. The owner trust certificates will represent the beneficial ownership interests in the trust's assets. The owner trust certificates will not have a principal balance and will not bear interest. On each distribution date, the owner trust certificates will not be entitled to any distributions with respect to Available Funds until all amounts owed to the noteholders have been paid. Once a distribution has been made in respect of the owner trust certificates, it will not be available to pay any of the noteholders.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the notes will be characterized as indebtedness to a noteholder other than the owner of the owner trust certificates and not as representing an ownership interest in the assets of the trust or an equity interest in the trust. In addition, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation or a "publicly traded partnership" as defined in Treasury regulation section 1.7704-1.

         Prospective investors in the notes should see "U.S. Federal Income Tax Consequences" and "State Tax Consequences" in the base prospectus for a discussion of the application of certain federal income and state and local tax laws to the trust and purchasers of the notes.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code impose certain fiduciary and prohibited transaction restrictions on:

         (a) Employee benefit plans as defined in section 3(3) of ERISA, subject to Title I of ERISA;

         (b) Plans described in section 4975(e)(1) of the Code, subject to section 4975(c) of the Code, including individual retirement accounts or Keogh plans;

         (c) Any entities whose underlying assets include plan assets by reason of an investment in these entities by a plan described in (a) or (b); and

         (d) Persons who have certain specified relationships to these Plans--these persons are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

         We refer to entities described in (a), (b) and (c) as "Plans."

         Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account and the insurance company might be treated as a Party in Interest as to a Plan by virtue of that investment. ERISA also imposes various duties on persons who are fiduciaries of Plans and prohibits certain transactions between a Plan and its Parties in Interest or Disqualified Persons.

         The depositor, the servicers, the indenture trustee, the owner trustee, the administrator, the back-up administrator, the underwriters, any provider of credit support or any of their affiliates may be the sponsor of or investment advisor for one or more Plans. Because these parties may receive certain benefits from the sale of the notes, the purchase of the notes using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the purchase of notes using the assets of any Plan may be restricted if the depositor, the servicers, the indenture trustee, the owner trustee, the administrator, the back-up administrator, the underwriters, any provider of credit support or any of their affiliates has investment authority over those assets.

         In addition, under a regulation issued by the Department of Labor called the "Plan Asset Regulation," if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulation, the trust student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes are treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing the notes could be treated as holding the trust student loans and the other assets of the trust. Although there can be no assurances in this regard, it appears that the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation.

         Although it is not free from doubt, it also appears that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Asset Regulation. There is, however, increased uncertainty regarding the characterization of a debt instrument that does not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the ratings of any notes, any subsequent transfer of such notes or any interest therein to a trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer may be restricted. A prospective transferee (including any purchaser in the initial transfer of the notes) of the notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, will be deemed to represent that at the time of such transfer the notes are rated at least investment grade; that such transferee believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation, and agrees to so treat the notes; and that the acquisition and holding of the notes do not result in a violation of the prohibited transaction rules of ERISA or section 4975 of the Code because the transaction is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or by reason of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicers, the indenture trustee, the owner trustee, any provider of credit support or any of their affiliates not being a Party in Interest with respect to such Plan. Alternatively, a prospective transferee of the notes or any interest therein who is a trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, may provide the indenture trustee or owner trustee, as applicable, an opinion of counsel satisfactory to such trustee, which opinion will not be at the expense of the trust, the depositor, the administrator, the back-up administrator, the underwriters, the servicers, the indenture trustee or the owner trustee, that the purchase, holding and transfer of the notes or interests therein is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the trust, the depositor, the administrator, the underwriters, the servicers, the indenture trustee or the owner trustee to any obligation in addition to those undertaken in the indenture or trust agreement, as applicable.

         Before making an investment in the notes, prospective Plan investors should refer to the "ERISA Considerations" section in the base prospectus and consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

o    Whether the fiduciary has the authority to make the investment;

o Whether the investment constitutes a direct or indirect transaction with a Party in Interest;

o    The diversification by type of asset of the Plan's portfolio;

o    The Plan's funding objectives;

o    The tax effects of the investment; and

o Whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

         Certain legal matters relating to the offered notes will be passed upon for the trust and the administrator by Stroock & Stroock & Lavan LLP, New York, New York, and for the underwriters by Thacher Proffitt & Wood LLP. Certain federal income tax and other matters will be passed upon for the trust by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes and class A-IO notes that they be rated in the highest rating category of at least two of the three rating agencies. It is a condition to the issuance of the class B notes that the class B notes be rated in one of the two highest rating categories of at least two of the three rating agencies. It is a condition to the issuance of the class C notes that the class C notes be rated in one of the three highest rating categories of at least two of the three rating agencies. No application was made to any other rating agency for the purpose of obtaining additional ratings of the offered notes.

         Any ratings, if assigned, reflect only the view of the rating agency rating the offered notes. Any explanation of the significance of the ratings may be obtained only from the rating agency. The trust has furnished to the rating agencies certain information and materials, some of which may not have been included in this free writing prospectus, relating to the offered notes. Generally, rating agencies base their ratings on that information and materials and on investigation, studies and assumptions made by the rating agencies. There can be no assurance that ratings when assigned will continue for any given period of time.

                                     EXPERTS

         The financial statements of TERI as of and for the years ended June 30, 2003, June 30, 2004 and June 30, 2005 attached to this free writing prospectus as Annex I have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports appearing in Annex I, and are included in reliance upon the reports of that firm given upon their authority as experts in accounting and auditing.

                                LEGAL PROCEEDINGS

         To the knowledge of the issuer, there are no legal proceedings pending or proceedings by governmental authorities contemplated against the sponsor, depositor, indenture trustee, owner trustee, issuer, TERI, any servicer or any seller that are material to noteholders.

                         LISTING AND GENERAL INFORMATION

         Application has been made to the Financial Regulator in Ireland, as competent authority under the Prospectus Directive, for the Irish Prospectus to be approved. THE APPROVAL FROM THE FINANCIAL REGULATOR IN IRELAND RELATES ONLY TO THE OFFERED NOTES WHICH ARE TO BE ADMITTED TO TRADING ON THE REGULATED MARKET OF THE IRISH STOCK EXCHANGE. Application has been made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that such listing will be obtained.

         Each of the offered notes, the indenture, the liquidity note agreement, the administration agreement and the back-up administration agreement will be governed by the laws of the State of New York. The trust agreement will be governed by the laws of the State of Delaware. The deposit and security agreement will be governed by the laws of the Commonwealth of Massachusetts. The servicing agreement will be governed by the laws of the Commonwealth of Pennsylvania.

         Since its formation, the trust has not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issuance of the offered notes. Nor, so far as the trust is aware, are any such proceedings pending or threatened.

         The issuance of the offered notes was authorized by a unanimous written consent of the managers of the depositor on March 5, 2004.

         Since its formation, the trust has not commenced operations and no accounts have been made up.

         The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee's attention has occurred.

                                    GLOSSARY
                           FOR FREE WRITING PROSPECTUS

         "Available Funds" means, with respect to any distribution date or any other distribution date pursuant to the indenture, the sum of the following amounts received with respect to the then elapsed portion of the related Collection Period to the extent not previously distributed:

         (a) All collections received by the servicers (or any sub-servicer acting on its behalf) on the trust student loans, (including any guaranty payments received) but net of any applicable administrative fees, a portion of any late fees or similar fees received from a borrower;

         (b) All liquidation proceeds and all Recoveries in respect of liquidated student loans which were written off in prior Collection Periods or prior months of the Collection Period;

         (c) The aggregate Purchase Amounts received for trust student loans repurchased by a seller or the servicers or under an obligation which arose during the elapsed portion of the Collection Period;

         (d) Investment earnings for the distribution date;

         (e) Amounts withdrawn from the reserve account in excess of the required reserve amount and deposited into the collection account;

         (f) Any amounts advanced by The First Marblehead Corporation in its discretion; and

         (g) Any proceeds received in connection with the sale of the trust student loans, or sums collected by the indenture trustee pursuant to the indenture; provided, however, that Available Funds will exclude all payments and proceeds (including liquidation proceeds) of any trust student loans, the related Purchase Amount of which has been included in Available Funds, for a prior distribution date; provided, further, that if on any distribution date there would not be sufficient funds, after application of Available Funds and amounts available from the reserve account, to pay any of the items specified in clauses (1) through (5) as described in "Description of the Notes--Distributions and Payments--Distributions from Collection Account" for the distribution date, then Available Funds for the distribution date will include, in addition to the Available Funds, amounts being held by the indenture trustee, or on deposit in the collection account, with respect to Available Funds relating to the distribution date which would have constituted Available Funds for the distribution date succeeding the distribution date, up to the amount necessary to pay the items specified in clauses (1) through (5) as described in "Description of the Notes--Distributions and Payments--Distributions from Collection Account," and the Available Funds, for the succeeding distribution date will be adjusted accordingly.

         "Carryover Interest Distribution Amount" means, with respect to any distribution date, any accrued and unpaid interest for that class of offered notes from prior interest periods, together with interest at the applicable Note Interest Rate on the unpaid amount.

         "Class A Percentage" means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class A notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

         "Class B Percentage" means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class B notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

         "Class C Percentage" means at any time the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of the class C notes and the denominator of which is the sum of the aggregate outstanding principal balance of all the notes.

         "Collection Period" means, with respect to the first distribution date, the period beginning on March 9, 2006 and ending on April 30, 2006, and with respect to each subsequent distribution date, the Collection Period means the calendar month immediately following the end of the previous Collection Period.

         "Cumulative Default Rate" means the percentage equivalent of the fraction the numerator of which is the aggregate principal balance of the trust student loans which are defaulted trust student loans and the denominator of which is the aggregate principal balance of the trust student loans acquired by the trust on the closing date as of the related cut off date.

         "Interest Distribution Amount" means, with respect to any distribution date for a class of offered notes, the aggregate amount of interest accrued at the applicable Note Interest Rate for the related interest period on the outstanding principal balance (or reference amount, as applicable) of such class on the immediately preceding distribution date, after giving effect to all principal distributions (or related reduction in reference amount, as applicable), to noteholders of that class on that date (or, in the case of the first distribution date, on the closing date).

         "Note Interest Rate" means with respect to any interest period:

         (a) In the case of the class A-1 notes, class A-2 notes, class A-3 notes, class A-4 notes, class A-5 notes, class B notes and class C notes, the interest rate per annum equal to the sum of one-month LIBOR (or in the case of the initial interest period, the blended LIBOR rate calculated under "Description of the Notes--The Notes") plus the margins listed on the cover page of this free writing prospectus; and

         (b) In the case of the class A-IO notes, 5.50% per annum.

         "Note Parity Trigger" means on any distribution date if (a) the sum of the Pool Balance plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period is less than (b) 101% of the outstanding principal balance of the offered notes and any amounts drawn on the liquidity note after payments on that distribution date.

         "Pool Balance" means at any time the aggregate principal balance of the trust student loans at the end of the preceding Collection Period (including accrued interest thereon for the Collection Period to the extent interest will be capitalized upon commencement of repayment or during deferment or forbearance).

         "Principal Distribution Amount" means, with respect to any distribution date, the amount necessary, so that (a) the sum of the Pool Balance plus the amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) at the end of the preceding Collection Period equals (b) 103% of the outstanding principal balance of the offered notes and any amounts drawn on the liquidity note after payments on that distribution date; provided, however, that the Principal Distribution Amount will not exceed the outstanding principal balance of the offered notes. In addition, on the final maturity date for each related class of offered notes, the principal required to be distributed to that class of offered notes will include the amount required to reduce the outstanding principal balance of that class of offered notes to zero.

         "Purchase Amount" means, as of the close of business on the last day of a Collection Period, 100% of the amount required to prepay in full the respective trust student loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment.

         "Recoveries" means, with respect to any liquidated student loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which the trust student loan, became a liquidated student loan, net of the sum of any amounts expended by the servicers (or any sub-servicer acting on its behalf) for the account of any obligor and any amounts required by law to be remitted to the obligor.

         "Stepdown Date" means the May 2012 distribution date.

         "Subordinate Note Principal Trigger" means if (a) a Note Parity Trigger occurs and is continuing or (b) the Cumulative Default Rate exceeds 10%; provided, however, that a Subordinate Note Principal Trigger will not have occurred if TERI is continuing to pay claims on defaulted trust student loans that have met TERI's due diligence requirements and TERI is solvent.

                                    ANNEX I

                    THE EDUCATION RESOURCES INSTITUTE, INC.

       CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 2004 AND JUNE 30, 2003

       CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 2005 AND JUNE 30, 2004

       UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS, NOVEMBER 30, 2005 AND
                               NOVEMBER 30, 2004

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2004 AND JUNE 30, 2003

Report of Independent Auditors............................................TF-4
Statements of Financial Position..........................................TF-5
Statements of Activities and Changes in Net Assets........................TF-6
Statements of Cash Flows..................................................TF-7
Notes to Financial Statements.............................................TF-8
Supplemental Consolidating Statement of Financial Position...............TF-22
Supplemental Consolidating Statement of
  Activities and Changes in Net Assets...................................TF-23

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2005 AND JUNE 30, 2004

Report of Independent Auditors...........................................TF-26
Statements of Financial Position.........................................TF-27
Statements of Activities and Changes in Net Assets.......................TF-28
Statements of Cash Flows.................................................TF-29
Notes to Financial Statements............................................TF-30
Supplemental Consolidating Statement of Financial Position...............TF-44
Supplemental Consolidating Statement of Activities
  and Changes in Net Assets..............................................TF-45

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIVE MONTHS ENDED NOVEMBER 30, 2005 AND NOVEMBER 30, 2004

Statements of Financial Position.........................................TF-47
Statements of Activities and Changes in Net Assets.......................TF-48
Statements of Cash Flows.................................................TF-49

THE EDUCATION RESOURCES
INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
INDEX
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

                                                                         PAGE(S)
REPORT OF INDEPENDENT AUDITORS.................................................1
CONSOLIDATED FINANCIAL STATEMENTS
Statements of Financial Position...............................................2
Statements of Activities and Changes in Net Assets.............................3
Statements of Cash Flows.......................................................4
Notes to Financial Statements...............................................5-18
SUPPLEMENTAL CONSOLIDATING SCHEDULES
Statement of Financial Position...............................................19
Statement of Activities and Changes in Net Assets.............................20

[LOGO OF PRICEWATERHOUSECOOPERS]
-------------------------------------------------------------------------------

                                                     PricewaterhouseCoopers LLP
                                                     100 Pearl Street
                                                     Hartford CT 06103-3598
                                                     Telephone (860) 241 7000
                                                     Facsimile (860) 241 7590


                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
The Education Resources Institute, Inc. and Subsidiary


In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of activities and changes in net assets and cash flows present fairly, in all material respects, the financial position of The Education Resources Institute, Inc. ("TERI") and its subsidiary at June 30, 2004 and 2003, and the changes in its net assets and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of TERI's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The consolidating supplemental schedules are presented for the purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP


August 31, 2004



TF-4                                   1

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
JUNE 30, 2004 AND 2003
-------------------------------------------------------------------------------


                                                      2004              2003
                                                  ------------      ------------
ASSETS
Cash and equivalents                              $ 10,195,537      $  4,138,531
Restricted cash and equivalents                     48,016,072        12,486,422
Marketable Securities                              125,871,783        84,504,684
Receivables
   Guarantee fees                                   17,532,402        13,155,903
   Accrued interest                                    781,880           567,272
   Other                                             1,744,778           910,877
                                                  ------------      ------------
        Total receivables                           20,059,060        14,634,052
Notes receivable                                     6,061,153         6,674,019
Other assets, net                                      850,921           638,883
Student loans
   Student loans receivable                         14,690,095        20,615,407
   Receivables recoverable on claim payments        32,428,609        28,716,091
                                                  ------------      ------------
        Total student loans                         47,118,704        49,331,498
Residual interest in securitized portfolios         33,965,386        13,669,370
                                                  ------------      ------------
        Total assets                              $292,138,616      $186,077,459
                                                  ============      ============
LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses             $  1,614,303      $    968,893
Due to First Marblehead Education Resources          5,686,644         2,272,229
Accrued pension liability                              134,448           310,282
Deferred revenue - other                             1,294,577         1,207,536
Deferred guarantee fees                             15,884,737         9,578,241
Loan loss reserves                                 172,230,470       102,941,537
Bonds payable                                       12,720,000        19,060,000
                                                  ------------      ------------
        Total liabilities                          209,565,179       136,338,718
Net assets
   Unrestricted
     Undesignated                                   67,280,209        34,445,513
     Board-designated                               13,293,228        13,293,228
   Permanently restricted                            2,000,000         2,000,000
                                                  ------------      ------------
        Total net assets                            82,573,437        49,738,741
                                                  ------------      ------------
        Total liabilities and net assets          $292,138,616      $186,077,459
                                                  ============      ============


        The accompanying notes are an integral part of these consolidated financial statements.


                                       2                                    TF-5

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF ACTIVITIES AND CHANGES IN NET ASSETS
YEARS ENDED JUNE 30, 2004 AND 2003
-------------------------------------------------------------------------------


                                                                      2004            2003
                                                                 -------------    -------------
REVENUE
Guarantee fees                                                   $ 121,419,935    $  65,577,311
Residual interest in securitized portfolios                         21,126,180       10,175,301
Investment income                                                    2,760,418        1,956,710
Unrealized (loss) gain on investments in marketable securities      (2,005,409)          89,395
Grants and contracts                                                 2,395,980        2,463,639
Origination fees                                                    11,765,957        5,337,145
HEIC membership fees                                                   157,327          120,032
Interest income on student loans                                       920,406        1,381,955
Interest income - FMC - notes receivable                               382,205          421,739
Contractual income - FMC                                               747,528          747,528
Other                                                                    2,061            2,877
                                                                 -------------    -------------
   Total revenue                                                   159,672,588       88,273,632
EXPENSES
Compensation and employee fringe benefits                            2,298,113        2,293,273
Office expenses                                                        512,491          367,031
Rent (net of reimbursement)                                            202,830          260,429
Professional fees (FMER)                                            35,099,585       20,534,471
Professional fees (other)                                            3,224,305        2,971,472
Loan servicing fees                                                    203,961          236,857
Collection costs                                                     4,023,676        4,229,603
Printing and promotion                                                  88,143           65,134
Loan loss provision                                                 80,356,882       41,666,072
Depreciation and amortization                                          181,642          158,453
Grants                                                                  44,342           41,469
Interest expense                                                       218,957          416,431
Other expenses                                                         382,965          440,792
                                                                 -------------    -------------
   Total expenses                                                  126,837,892       73,681,487
                                                                 -------------    -------------
Increase in net assets                                              32,834,696       14,592,145
Net assets, beginning of year                                       49,738,741       35,146,596
                                                                 -------------    -------------
Net assets, end of year                                          $  82,573,437    $  49,738,741
                                                                 =============    =============



        The accompanying notes are an integral part of these consolidated financial statements.


TF-6                                   3

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2004 AND 2003
-------------------------------------------------------------------------------


                                                                           2004            2003
                                                                      -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Increase in net assets                                                $  32,834,696    $  14,592,145
Adjustments to reconcile increase in net assets to net cash
  provided by operating activities
     Depreciation and amortization                                          181,642          158,453
     Provision for loan loss reserve                                     80,356,882       41,666,072
     Amortization of net discount on securities                            (262,777)         (69,561)
     Unrealized loss (gain) on investments in marketable securities       2,005,409          (89,395)
     Change in
       Restricted cash and equivalents                                  (35,529,650)      (4,864,530)
       Receivables                                                       (5,425,007)      (4,853,860)
       Student loans                                                      2,098,360        3,356,517
       Residual interest in securitized portfolios                      (20,296,016)      (9,988,674)
       Other assets, net                                                    177,764           49,376
       Default claims paid                                              (44,327,850)     (45,614,236)
       Default claims recoveries (net of adjustments)                    33,259,900       34,590,807
       Accounts payable and accrued expenses                              3,883,991          227,665
       Deferred revenue - other                                              87,041           49,379
       Deferred guarantee fees                                            6,306,496        2,874,072
                                                                      -------------    -------------
          Total adjustments                                              22,516,185       17,492,085
          Net cash provided by operating activities                      55,350,881       32,084,230
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                        (457,010)         (37,753)
Investments in marketable securities                                   (155,344,260)    (188,477,228)
Proceeds from the sale and maturities of investments in
  marketable securities                                                 112,234,529      154,997,579
Proceeds from notes receivable                                              612,866          631,329
                                                                      -------------    -------------
          Net cash used in investing activities                         (42,953,875)     (32,886,073)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on bonds payable                                      (6,340,000)      (7,400,000)
                                                                      -------------    -------------
          Net cash used in financing activities                          (6,340,000)      (7,400,000)
Increase (decrease) in cash and equivalents                               6,057,006       (8,201,843)
Cash and equivalents, beginning of year                                   4,138,531       12,340,374
                                                                      -------------    -------------
Cash and equivalents, end of year                                     $  10,195,537    $   4,138,531
                                                                      =============    =============
SUPPLEMENTAL DISCLOSURE
Cash paid for interest                                                $     219,766    $     416,431


        The accompanying notes are an integral part of these consolidated financial statements.


                                       4                                    TF-7

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

1       ORGANIZATION

        The Education Resources Institute, Inc. ("TERI") was incorporated in June 1985 for the purposes of aiding students in attaining an education and assisting educational institutions in providing an education in an economical fashion. To achieve this purpose, TERI's principal service is to function as a guarantor of student loans disbursed by participating lending institutions.

        In addition, TERI's College Access Division, including the Higher Education Information Center ("HEIC"), receives funds from federal, state and private grants, membership fees from colleges and universities and other sources. These funds are used to provide information to students and their families, predominantly low income and/or first generation college students, about opportunities and financial aid for post-high school education and career opportunities.

        In 1994, TERI formed TERI Financial Services, Inc. ("TFSI") to carry out the broad educational purposes of TERI through the creation of a secondary market in student education loans, including, from time to time, purchasing and holding student loan portfolios. TFSI commenced operations in December 1996.

        On June 20, 2001, TERI and First Marblehead Corporation ("FMC"), an education finance company, completed a purchase and sale agreement effective July 1, 2001 (the "Transaction") that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources ("FMER"). TERI continues to be a provider of student loan guarantee services and education information and counseling services, including those services performed by HEIC. FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default processing and administrative services. For fiscal years 2004 and 2003, TERI paid $35,099,585 and $20,534,471, respectively, to FMER for services rendered under the Master Servicing Agreement (Notes 4, 5 and 13).

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION
        The consolidated financial statements include the accounts of TERI and TFSI. Intercompany balances and transactions are eliminated in consolidation.

        BASIS OF PRESENTATION
        The accompanying financial statements have been prepared on the accrual basis of accounting and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 117, Financial Statements of Not-for-Profit Organizations.

        Accordingly, net assets and changes therein are classified as follows:

        UNRESTRICTED NET ASSETS
        Net assets not subject to donor-imposed stipulations which TERI may use at its discretion.



TF-8                                   5

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        BOARD-DESIGNATED UNRESTRICTED NET ASSETS
        This account was established to track contributions originally received by TERI from American Student Assistance ("ASA") in connection with TERI's incorporation. The terms of the contributions provide that the principal and any income derived therefrom be used by TERI for various purposes related to the advancement of higher education, including the payment of loan defaults. The account has been designated by TERI's Board of Directors for the payment of such defaults.

        PERMANENTLY RESTRICTED NET ASSETS
        Net assets subject to donor-imposed stipulations which must be maintained in perpetuity by TERI. The donors of these assets permit TERI to use all or part of the related investment and appreciation earned for general or specific purposes. Permanently restricted net assets represent endowment funds for the benefit of HEIC. The income from these funds is required to be used for the purpose of disseminating higher education information within and outside the City of Boston. There were no changes in permanently restricted net assets as of June 30, 2004 and 2003.

        CASH AND EQUIVALENTS AND MARKETABLE SECURITIES
        TERI considers all highly liquid debt instruments purchased with a maturity at date of acquisition of 90 days or less to be cash equivalents. Cash and equivalents are carried at cost.

        Marketable securities consist primarily of readily marketable debt securities with maturities of more than 90 days at the date of acquisition. The portfolio is stated at fair value, which is based upon quoted market prices from third party sources.

        There are no donor-restricted endowment funds for which the fair value of the assets at June 30, 2004 is less than the level required by donor stipulations or law. During the fiscal years 2004 and 2003, TERI's reported investment income was $2,760,418 and $1,956,710, respectively.

        RESTRICTED CASH AND EQUIVALENTS AND MARKETABLE SECURITIES HELD IN DESIGNATED ACCOUNTS
        Pursuant to certain guarantee agreements, cash and equivalents and marketable securities are required to be deposited to various trust accounts and pledged as collateral for the payment of defaults on certain loans. Balances in these accounts revert to TERI's general accounts and are then available to meet defaults on other loans, upon satisfying certain ratios or upon payment of all defaults covered by the agreements. At June 30, 2004, $48,016,072 in restricted cash and equivalents and $70,720,131 in marketable securities were held in these accounts. At June 30, 2003, $12,486,422 in restricted cash and equivalents and $41,607,359 in marketable securities were held in these accounts.

        RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS
        TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in trusts created by FMC.

        TERI records an asset in its consolidated statements of financial position for the estimated fair value of its residual interest in FMC securitizations. Fair value quotes are not available for residual interests, so TERI estimates fair value, based on the present value of future expected cash flows, using management's best estimates of the key assumptions such as default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved (Note 4).



                                       6                                    TF-9

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        TERI records income for its share of the change in the fair value and any income it earns in excess of the residual interest in securitized portfolios receivable. During fiscal year 2004 and 2003, TERI recognized $21,126,180 and $10,175,301, respectively, of income from residual interests in securitized portfolios.

        STUDENT LOANS
        In its capacity as a guarantor, TERI is required to reimburse lenders for unpaid principal and interest on defaulted loans (Note 9). Amounts paid to lenders are charged against loan loss reserves. As a result of these transactions, TERI purchases the loans from the lender and assumes all rights of the lender, including the right to collect the loan. TERI recognizes a receivable at the time of purchase equal to the estimated fair value of the balance so acquired. Fair value is estimated based on TERI's historical recovery experience and management's best estimate of future recovery rates. These receivables are listed as receivables recoverable on claim payments on the consolidated statements of financial position. As of June 30, 2004 and 2003, receivables recoverable on claim payments equaled $32,428,609 and $28,716,091, respectively.

        TERI uses a cost recovery method to account for recoveries received after payment has been remitted to the lender. Under this method, cash recoveries are first recorded as a reduction of the receivable recoverable on claim payment asset and then, to the extent the recoveries exceed the established receivable for a given default cohort year, are recorded as income.

        TERI is able to "cure" some student loan defaults by collection efforts under which the student brings the loan current and establishes a history of continuous monthly payments. When a loan is cured, as defined within the guarantee agreements, it is subject to repurchase by the lender. Under the guarantee agreements, the lender is obligated to purchase the loan from TERI for the amount of principal plus accrued interest then outstanding. TERI, in return, reinstates the guarantee on the loan. In the event of a second default on a cured loan, TERI is required to repurchase the loan from the lender, however the lender has no further obligation under the agreement. When the cured loans are repurchased by lenders, the transaction is accounted for by TERI using the cost recovery method described above.

        In addition, TFSI holds a student loan portfolio. These loans are classified as loans held to maturity and are included in the student loans receivable on the consolidated statements of financial position. Student loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding unpaid principal balances. At June 30, 2004 and 2003, student loans receivable held by TFSI equaled $14,690,095 and $20,615,407, respectively. These loans are guaranteed by TERI and default claims are charged against TERI's loan loss reserve.

        TERI is licensed by the Massachusetts Division of Banks under the Small Loan Licensing Act. This act governs loans with an original principal balance of $6,000 or less and establishes certain minimum capital requirements and administrative requirements with respect to such loans. TERI is subject to annual review in connection with the renewal of its license. TERI was in compliance with these requirements as of June 30, 2004 and 2003.



TF-10                                   7

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        PROPERTY AND EQUIPMENT
        Property and equipment are recorded at cost less accumulated depreciation and are included in other assets, net in the consolidated statements of financial position. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The useful life for property and equipment is three to five years. Ordinary repairs and maintenance are charged to expense, whereas major improvements are capitalized.

        GRANTS AND CONTRACTS
        TERI receives grants from federal, state and private sources and membership fees from colleges and universities. Grants are recognized as revenue when earned. This revenue is used to provide information to students and their families about financial aid for post-high school education and career opportunities. As a recipient of federal and state funds, TERI is subject to certain federal and state regulations. Management believes it is in compliance with all such regulations.

        Grant receipts, which are for the support of future operations, are included in deferred revenue - other on the consolidated statements of financial position and totaled $1,294,577 and $1,207,536 at June 30, 2004 and 2003, respectively.

        GUARANTEE FEES
        TERI's principal source of revenue is guarantee fees. TERI receives a guarantee fee of 6% to 12% of the principal balance of each loan guaranteed based upon its guarantee agreements with lenders. TERI's guarantee fees are received at various times. Depending on the loan program and lender agreements, fees may be received at disbursement, when a loan is securitized by FMC, in installments over the life of the loan, and/or when a loan enters repayment. Guarantee fees less .50% of the principal balance guaranteed are recognized as revenue at the time of guarantee. TERI defers recognition of .50% of the principal balance guaranteed to cover ongoing direct costs. This fee is amortized into revenue using the sum-of-years digits method over an average loan period of ten years.

        INCOME TAXES
        TERI and TFSI have been determined by the Internal Revenue Service ("IRS") to be an organization described in Internal Revenue Code ("IRC")
        Section 501(c)(3) and, therefore, exempt from taxation.

        USE OF ESTIMATES
        The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenue and expenses reported for the period. Actual results could differ from these estimates.




                                        8                                  TF-11

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        Management makes significant estimates and assumptions regarding the collection of accounts and student loans receivable and the required level of the loan loss reserves at the date of the consolidated statements of financial position. These estimates and assumptions are based upon historical and current experience and expectations of future performance on the part of TERI, the economy, actuarial studies performed by outside parties, and other factors. It is possible that the actual collection of accounts and student loans receivable or payment of defaults will differ from these estimates.

        FAIR VALUE OF FINANCIAL INSTRUMENTS
        The estimated fair values of TERI's financial instruments have been determined, where practicable, by using appropriate valuation methodologies. Due to their short-term nature, cash equivalents are carried at cost. Marketable securities are reported at quoted market prices provided by third party sources. Receivables for guarantee fees and residual interest are recorded at their estimated net realizable value. Student loans receivables are recorded at their current outstanding principal balance, while receivables recoverable on claims payments are based on management's estimate of amounts recoverable.

        RECLASSIFICATION
        Certain amounts have been reclassified to conform to the current presentation.

3.      MARKETABLE SECURITIES

        Marketable securities consisted of the following:


                                                          UNREALIZED         QUOTED
          JUNE 30, 2004                      COST *          LOSS         MARKET PRICE
                                        ------------     ------------      ------------
Marketable securities
   Treated as cash equivalents
     Certificates of deposit            $     61,971     $        (49)     $     61,922
     Commercial paper                        701,243                -           701,243
                                        ------------     ------------      ------------
        Subtotal                             763,214              (49)          763,165
                                        ------------     ------------      ------------
Marketable securities
     Government agency obligations       121,893,613       (1,782,736)      120,110,877
     Certificates of deposit               4,341,085          (90,667)        4,250,418
     Bonds                                 1,519,275           (8,787)        1,510,488
                                        ------------     ------------      ------------
        Subtotal                         127,753,973       (1,882,190)      125,871,783
                                        ------------     ------------      ------------
        Total marketable securities     $128,517,187     $ (1,882,239)     $126,634,948
                                        ============     ============      ============



TF-12                                  9

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------


                                                         UNREALIZED        QUOTED
          JUNE 30, 2003                    COST*           GAIN         MARKET PRICE
                                        -----------     -----------     ------------
Marketable securities
   treated as cash equivalents
     Commercial paper                   $ 1,234,579            $  -     $ 1,234,579
                                        -----------     -----------     -----------
        Subtotal                          1,234,579               -       1,234,579
                                        -----------     -----------     -----------
Marketable securities
     Government agency obligations       73,297,229          64,649      73,361,878
     Certificates of deposit              7,513,845               -       7,513,845
     Bonds                                1,638,353          57,244       1,695,597
     Commercial paper                     1,932,087           1,277       1,933,364
                                        -----------     -----------     -----------
        Subtotal                         84,381,514         123,170      84,504,684
                                        -----------     -----------     -----------
        Total marketable securities     $85,616,093     $   123,170     $85,739,263
                                        ===========     ===========     ===========


        * Cost represents original cost for interest bearing investments and par value less unamortized discounts for non-interest bearing investments.

4.      RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS

        TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. These trusts are listed below as NCT, NCSLT 2004-1, NCSLT 2003-1 and NCMSLT.

        Quoted market prices are not available for TERI's residual interests, as described in Note 2, so TERI estimates fair value, based on the present value of future expected cash flows estimated using management's best estimates of the key assumptions including default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved.

        The following table summarizes key economic assumptions used in measuring the fair value of the residual interests as of June 30, 2004 and 2003.

                                                 KEY ASSUMPTIONS
                        ------------------------------------------------------------------------
                                                                                     EXPECTED
                        DEFAULT       RECOVERY       PREPAYMENT     DISCOUNT          CREDIT
   TRUST                RATE (1)        RATE            RATE          RATE           LOSSES (2)
   -----                --------        ----            ----          ----           ----------
NCT Trusts                7.11%        46.00%           7.00%        12.00%             0.00%
NCSLT 2004-1              8.76%        40.00%           7.00%        12.00%             0.00%
NCSLT 2003-1              9.06%        40.00%           7.00%        12.00%             0.00%
NCMSLT                    8.08%        40.00%           7.00%        12.00%             0.00%


        (1) The default rate is a percentage of original balance.
        (2) All loans in which TERI retains a residual interest are guaranteed by TERI; therefore the trusts are not expected to experience credit losses. TERI's loan loss reserves include consideration of probable losses associated with these loans.



                                       10                                  TF-13

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        The estimates of the default rates, recovery rates and prepayment rates affect the weighted average life of the securitized loans and therefore affect the valuation of the residual interest. Prepayments and defaults shorten the average life of the loans, and if all other factors remain equal, will reduce the value of the residual interest asset. TERI uses historical statistics on borrower defaults, borrower recoveries and prepayments to estimate these amounts. The discount rate is determined by management after a review of discount rates used by various student loan securitizers, including FMC.

        The following table shows the estimated change in residual receivables based on changes in the key economic assumptions described above.


                                                                RESIDUAL SENSITIVITY ANALYSIS
                                              ---------------------------------------------------------------
                                                         RECEIVABLE BALANCE (DOLLARS IN THOUSANDS)
   % CHANGE IN ASSUMPTIONS                    DOWN 20%      DOWN 10%   AS PROJECTED     UP 10%        UP 20%
                                              -------       -------    ------------     -------       -------
PREPAYMENT RATE
---------------
NCT Trusts                                    $   312       $   305       $   299       $   293       $   287
NCSLT 2004-1                                  $10,329       $ 9,729       $ 9,158       $ 8,614       $ 8,095
NCSLT 2003-1                                  $11,037       $10,514       $10,016       $ 9,541       $ 9,088
NCMSLT                                        $15,867       $15,162       $14,492       $13,854       $13,247
                                              -------       -------       -------       -------       -------
Total                                         $37,545       $35,710       $33,965       $32,302       $30,717
% Change in Receivable Balance                  10.54%         5.14%         0.00%        -4.90%        -9.56%

DEFAULT RATE
------------
NCT Trusts                                    $   275       $   288       $   299       $   310       $   305
NCSLT 2004-1                                  $ 9,316       $ 9,239       $ 9,158       $ 9,075       $ 8,952
NCSLT 2003-1                                  $10,205       $10,125       $10,016       $ 9,713       $ 9,151
NCMSLT                                        $14,833       $14,652       $14,492       $13,965       $13,411
                                              -------       -------       -------       -------       -------
Total                                         $34,629       $34,304       $33,965       $33,063       $31,819
% Change in Receivable Balance                   1.95%         1.00%         0.00%        -2.66%        -6.32%

RECOVERY RATE
-------------
NCT Trusts                                    $   254       $   276       $   299       $   322       $   326
NCSLT 2004-1                                  $ 9,155       $ 9,157       $ 9,158       $ 9,158       $ 9,158
NCSLT 2003-1                                  $ 9,863       $ 9,968       $10,016       $10,016       $10,016
NCMSLT                                        $14,418       $14,471       $14,492       $14,523       $14,562
                                              -------       -------       -------       -------       -------
Total                                         $33,690       $33,872       $33,965       $34,019       $34,062
% Change in Receivable Balance                  -0.81%        -0.27%         0.00%         0.16%         0.29%

DISCOUNT RATE
-------------
NCT Trusts                                    $   402       $   346       $   299       $   256       $   223
NCSLT 2004-1                                  $11,440       $10,228       $ 9,158       $ 8,213       $ 7,376
NCSLT 2003-1                                  $12,226       $11,056       $10,016       $ 9,090       $ 8,262
NCMSLT                                        $17,432       $15,879       $14,492       $13,250       $12,137
                                              -------       -------       -------       -------       -------
Total                                         $41,500       $37,509       $33,965       $30,809       $27,998
% Change in Receivable Balance                  22.18%        10.43%         0.00%        -9.29%       -17.57%


FORWARD LIBOR RATE                            DOWN 2%       DOWN 1%    AS PROJECTED      UP 1%         UP 2%
------------------                            -------       -------    ------------      -----         -----
NCT Trusts                                    $   272       $   283       $   299       $   313       $   322
NCSLT 2004-1                                  $ 8,598       $ 8,729       $ 9,158       $ 9,576       $ 9,986
NCSLT 2003-1                                  $ 9,506       $ 9,622       $10,016       $10,409       $10,800
NCMSLT                                        $13,937       $14,067       $14,492       $14,902       $15,298
                                              -------       -------       -------       -------       -------
Total                                         $32,313       $32,701       $33,965       $35,200       $36,406
% Change in Receivable Balance                  -4.86%        -3.72%         0.00%         3.64%         7.19%



TF-14                                  11

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        These sensitivities are hypothetical and should be used with caution. The effect of each change in assumption must be calculated independently, holding all other assumptions constant. Because the key assumptions may not in fact be independent, the net effect of simultaneous adverse changes in key assumptions may differ from the sum of the individual effects above.

        The following table provides a summary of the changes in the fair value of the residual interest in securitized portfolios for the years ending June 30, 2004 and 2003.

                                                   2004               2003
                                              ------------        ------------
Beginning balance                             $ 13,669,370        $  3,680,696
New securitizations                             19,005,795          11,878,264
Fair market value adjustments                    2,120,385          (1,702,963)*
Payments received                                 (830,164)           (186,627)
                                              ------------        ------------
   Ending balance                             $ 33,965,386        $ 13,669,370
                                              ============        ============


        * During fiscal year 2003, TERI changed the discount rate used from 10% to 12%, which reduced the value of the residual interests.

5.       NOTES RECEIVABLE

        In fiscal year 2001, FMC purchased certain assets of TERI (Note 1). FMC's payment of the purchase price to TERI included two promissory notes with a combined value of $7.9 million. The two promissory notes amortize over ten years and bear interest at 6% per annum.

        Principal amounts due from notes receivable for the fiscal years ended June 30 are as follows:

2005                                                               $   769,007
2006                                                                   755,498
2007                                                                   802,095
2008                                                                   851,566
2009                                                                   904,088
Thereafter                                                           1,978,899
                                                                   -----------
  Total                                                            $ 6,061,153
                                                                   ===========

6.       DEFERRED GUARANTEE FEES

        Deferred guarantee fees to cover ongoing costs will be recognized as income for the fiscal years ended June 30 as follows:

2005                                                               $ 3,343,550
2006                                                                 2,861,290
2007                                                                 2,428,944
2008                                                                 2,025,362
2009                                                                 1,651,324
Thereafter                                                           3,574,267
                                                                   -----------
  Total                                                            $15,884,737
                                                                   ===========


                                       12                                  TF-15

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

7.      RESERVE AGREEMENT WITH LENDING INSTITUTIONS

        As part of the guarantee agreements with lending institutions, TERI has agreed to maintain a reserve, calculated as a percentage of the amount of unpaid principal on outstanding loans which is either at least 2% in cash and equivalents and marketable securities, or 3.0% in total TERI funds available. Total TERI funds available is generally defined in the lender guarantee agreements to be equal to the sum of deferred guarantee fees, loan loss reserves, board-designated unrestricted net assets and undesignated net assets.

        At June 30, 2004 and 2003, the balance of loans outstanding guaranteed directly by TERI (excluding the loans guaranteed indirectly by TERI of approximately $58 million and $76 million at June 30, 2004 and 2003, respectively, see Note 9) amounted to approximately $4.8 billion and $3.4 billion, respectively. At June 30, 2004, TERI was required to have no less than approximately $97 million in cash and equivalents and marketable securities and $145 million in total TERI funds available as security for TERI's performance as guarantor. At June 30, 2003, $69 million in cash and equivalents and marketable securities and $103 million in total TERI funds available were required. TERI was in compliance with each of these requirements as of June 30, 2004 and 2003, respectively.

        At June 30, 2004 and 2003, total TERI funds available were as follows:

                                                      2004              2003
                                                  ------------      ------------
Deferred guarantee fees                           $ 15,884,737      $  9,578,241
Loan loss reserves (Note 9)                        172,230,470       102,941,537
Board-designated unrestricted net assets            13,293,228        13,293,228
Undesignated net assets                             67,280,209        34,445,513
                                                  ------------      ------------
   Total TERI amounts available                   $268,688,644      $160,258,519
                                                  ============      ============

8.       AGREEMENT WITH NELLIE MAE, INC.

        In December 1991 and July 1992, TERI entered into guarantee agreements with Nellie Mae, Inc. in connection with TERI guaranteed student loans. As part of these agreements, TERI transferred funds to Nellie Mae, Inc. to be held in separate reserve accounts. In July 1998, this agreement was transferred to the Nellie Mae Foundation (NMF) in connection with Sallie Mae's purchase of Nellie Mae. The funds held in the reserves are to be used to reimburse NMF for principal and accrued interest of defaulted loans. Any balance remaining in the reserves after all of the student loans have been repaid, and after repayment of the indebtedness incurred by NMF, will be distributed in equal shares to TERI and NMF.

        TERI has guaranteed to NMF the payment of principal and accrued interest applicable to those loans that default, to the extent such amounts exceed the reserves, and a NMF contribution of 1% of the original principal amount of loans guaranteed under these agreements. Custodial reserve balances representing amounts remaining from NMF's 1% contribution were $306,431 and $342,370 at June 30, 2004 and 2003, respectively.


TF-16                                  13

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        TERI is to maintain reserves similar to that described in Notes 7 and 9 of at least 1/2 to 1% of the aggregate outstanding and unpaid principal balance of the specified loans (approximately $51 million and $66 million of loans were outstanding at June 30, 2004 and 2003, respectively). TERI was in compliance with this requirement as of June 30, 2004 and 2003, respectively.

9.      LOAN LOSS RESERVES

        At June 30, 2004 and 2003, TERI in its capacity as a guarantor has guaranteed, either directly or indirectly (Notes 7 and 8), the payment to its contracting lenders of approximately $4.9 billion and $3.5 billion, respectively, in outstanding principal value of student loans. In the event of default by the borrower, TERI is generally required to reimburse the lender for the outstanding principal and interest on the related loan.

       TERI's guarantee agreements require lenders to follow certain credit origination policies and due diligence guidelines for a loan to be eligible for claim payment. TERI may refuse to pay a default claim if these requirements have not been met. When a borrower defaults and a default claim is paid, TERI assumes the position of the lender and has full rights and recourse against all borrowers on the note.

        TERI provides a reserve against probable loss exposure on loans it guarantees using several assumptions based on actuarial studies, historical experience of other similar portfolios of student loans, and management's assessment of the creditworthiness of different types of loans. The assumptions used in determining the reserve against probable loss exposure include estimated loan recovery levels consistent with historical performance, but which have not yet been achieved with respect to more recently defaulted loan cohorts. Accordingly, the evaluation of the provision for loan loss reserves is inherently subjective as it requires material estimates that may be susceptible to significant changes.

        The following table summarizes activity in the loan loss reserve account for fiscal years 2004 and 2003.


                                                       2004               2003
                                                  -------------      -------------
Beginning balance                                 $ 102,941,537      $  72,298,894
Default claims paid                                 (44,327,850)       (45,614,236)
Default claims recoveries, net of adjustments        33,259,900         34,590,807
Loan loss provision                                  80,356,882         41,666,072
                                                  -------------      -------------
   Ending balance                                 $ 172,230,469      $ 102,941,537
                                                  =============      =============




                                       14                                  TF-17

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

10.     BONDS PAYABLE

        On May 25, 1999, TFSI issued $61,360,000 of taxable student loan revenue bonds - Select Auction Variable Rate Securities ("SAVRS"). The net proceeds of the bonds were used to close out a repurchase agreement and to pay down a revolving line of credit.

        The Senior Series 1999A bonds and the Subordinate Series 1999B bonds (collectively, the "Bonds") bear interest rates determined on the basis of orders placed in an auction conducted on the 18th day of each month. In November 2003, the Senior Series 1999A bonds were paid in full. At June 30, 2004, the interest rate for the Subordinate Series 1999B bonds was 1.50%. At June 30, 2003, the interest rates for the Senior Series 1999A and Subordinate Series 1999B bonds were 1.14% and 1.20%, respectively.

        Principal and interest payments on the Bonds are to be paid exclusively from revenues and recoveries of principal on student loans held by TFSI. The student loans are guaranteed by TERI. The Bonds are not guaranteed by TERI.

        Principal payments are to be made on bond payment dates to the extent funds are available for such purpose in accordance with the indenture. The Bonds, which are subject to optional redemption prior to their maturity, have a final maturity date of November 18, 2030.

        Total interest paid on the Bonds payable was $217,643 and $416,431 for the years ended June 30, 2004 and 2003, respectively.

11.     RETIREMENT PLANS

        PENSION PLAN
        TERI has a defined benefit pension plan funded through group annuities which covers substantially all employees. Plan costs are charged to expense and funded annually. Net periodic pension cost included the following components for fiscal years ended June 30, 2004 and 2003:

                                                2004           2003
                                             ---------      ---------
Service cost                                 $ 165,573      $  96,849
Interest on projected benefit obligation       218,545        192,964
Expected return on plan assets (gain)         (243,899)      (236,048)
Amortization of loss                            47,141              -
                                             ---------      ---------
Net periodic pension cost                    $ 187,360      $  53,765
                                             =========      =========


TF-18                                  15

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        TERI's current pension plan investment policy is to seek conservative growth in assets by investing in a blend of equities and fixed income instruments through participation in large well- diversified funds. Annually, 75% of new deposits are deposited into a "balanced fund" that on average is invested 65% in equities and 35% in fixed income instruments. The remaining 25% of new deposits are deposited into a diversified fixed income fund. Preservation of capital and earning income to reduce corporate contributions are the main objectives of this strategy. TERI reviews fund performance and may change the allocation between funds at managements' discretion. The use of individual equities and individual debt instruments has not been authorized by the Pension Plan.

        TERI currently assumes an 8.50% long-term rate of return on plan assets. For the twelve months ended June 30, 2004 the return on the "balanced fund" was 11.94% while the fixed income fund earned 6.56% for the twelve months ended December 31, 2003. TERI believes on a long-term basis, with the reinvestment of dividends and interest income, that the funds can achieve the 8.50% rate of return on a combined basis.

        TERI's weighted-average asset allocations at June 30, 2004 and 2003, by asset category, are as follows:

                                   2004      2003
                                   ----      ----
        Equities                    22%       20%
        Fixed Income                78%       80%
                                   ---       ---
        Total                      100%      100%
                                   ===       ===

        Assumptions used in determining the actuarial present value of the projected benefit obligation as of June 30, 2004 and 2003 were as follows:

                                   2004      2003
                                   ----      ----
        Discount rate             6.50%     5.85%
        Salary increase           5.50%     5.50%

        Assumptions used in determining the net periodic benefit cost for fiscal years ended June 30, 2004 and 2003 were as follows:

                                   2004      2003
                                   ----      ----
        Discount rate              5.85%    7.00%
        Salary increase            5.50%    5.50%
        Long-term rate of return   8.50%    8.50%


                                       16                                  TF-19

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

        At June 30, 2004 and 2003, the plan's funded status and pension liabilities were as follows:

                                                                              2004             2003
                                                                          -----------      -----------
Actuarial present value of accumulated benefit obligation
   Vested                                                                 $ 3,209,924      $ 3,170,518
   Nonvested                                                                   57,775           26,969
                                                                          -----------      -----------
     Accumulated benefit obligation                                         3,267,699        3,197,487
Projected salary increases                                                    427,782          423,653
                                                                          -----------      -----------
Projected benefit obligation                                                3,695,481        3,621,140
Fair value of plan assets at beginning of year                              2,887,204        2,794,825
Employer contributions                                                         85,000                -
Actual return on plan assets                                                  232,293          176,498
Net benefits payments                                                         (71,246)         (84,119)
                                                                          -----------      -----------
     Fair value of plan assets at end of year                               3,133,251        2,887,204
                                                                          -----------      -----------
Projected benefit obligation in excess of plan assets                         562,230          733,936
Unrecognized net loss                                                        (675,722)        (949,788)
                                                                          -----------      -----------
        Prepaid pension cost                                                 (113,492)        (215,852)
Adjustment required to recognize additional minimum pension liability         247,940          526,134
                                                                          -----------      -----------
     Accrued pension liability                                            $   134,448      $   310,282
                                                                          ===========      ===========


        For the fiscal year ended June 30, 2002, the actuary identified a gain of $331,560 which was caused by a curtailment/settlement resulting from the Transaction with FMC. The gain was deferred and was used to offset the accrual for the unfunded pension liability in fiscal year 2003.

        TERI does not expect to contribute any funds to the Pension Plan in the fiscal year ending June 30, 2005. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid for the fiscal years ended June 30 as follows:

         2005                            $   56,539
         2006                                56,666
         2007                                57,826
         2008                               204,853
         2009                               218,395
         Years 2010 - 2014                1,151,471


        DEFINED CONTRIBUTION PLAN
        TERI also has a defined contribution plan which is funded through group annuities and covers substantially all employees. The expense relating to the defined contribution plan was $42,660 and $53,000 for the years ended June 30, 2004 and 2003, respectively.

        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
        Effective December 29, 1995, TERI adopted a supplemental retirement plan for eligible executive officers that provides for monthly or quarterly benefits upon attaining age 65, subject to certain limitations set forth in the agreements. The plan was closed out in fiscal year 2003 with a payout of $317,744 to members of the plan. There is no remaining accrued pension liability. Plan costs were charged to expense and funded annually.



TF-20                                  17

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2004 AND 2003
--------------------------------------------------------------------------------

12.      FUNCTIONAL EXPENSE CLASSIFICATION

        TERI's expenditures on a functional basis for the years ended June 30, 2004 and 2003 are shown below:


                                                                  2004             2003
                                                              ------------     ------------
Program expenses
   Education finance                                          $120,678,129     $ 68,120,739
   Education informational services                              3,170,066        2,815,824
                                                              ------------     ------------
     Total program expenses                                    123,848,195       70,936,563
Supporting services - general and administrative expenses        2,770,740        2,328,493
Interest expense                                                   218,957          416,431
                                                              ------------     ------------
     Total operating expenses                                 $126,837,892     $ 73,681,487
                                                              ============     ============

13.     RELATED PARTIES

        During fiscal years 2004 and 2003, TERI's Board of Directors included one member who was also a member of the Board of Directors of American Student Assistance and one member who was on the Board of Directors of FMER. FMER is a subsidiary of FMC and provides administrative services to support TERI operations. For fiscal years 2004 and 2003, TERI paid $35,099,585 and $20,534,471, respectively, to FMER for services rendered under the Master Servicing Agreement (Note 1). TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in trusts created by FMC. Residual interest in securitized portfolios from these trusts accounted for 12.97% and 11.26% of TERI's total revenue for the years ended June 30, 2004 and 2003, respectively (Note 4).

        TERI leased office facilities from American Student Assistance under an operating lease that expired March 31, 2003. The lease provided for real estate taxes, insurance and maintenance costs in addition to fixed annual rentals. Payments under the lease totaled $540,351 for the year ended June 30, 2003, of which FMER reimbursed TERI for $430,050. During fiscal 2003, TERI relocated its offices to 31 St. James Avenue, Boston, Massachusetts. During fiscal years 2004 and 2003, TERI subleased office space from FMER. Payments made to FMER totaled $113,130 and $80,141 for the years ended June 30, 2004 and 2003, respectively.




                                       18                                  TF-21

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF FINANCIAL POSITION
YEAR ENDED JUNE 30, 2004
-------------------------------------------------------------------------------


                                               THE EDUCATION       TERI
                                                  RESOURCES      FINANCIAL
                                                 INSTITUTE,       SERVICES,     CONSOLIDATING
                                                    INC.            INC.         ADJUSTMENTS     CONSOLIDATED
                                               -------------    -------------   -------------    -------------
ASSETS
Cash and equivalents                           $   9,300,959    $     894,578   $        --      $  10,195,537
Restricted cash and equivalents                   48,016,072             --              --         48,016,072
Marketable securities                            125,871,783             --              --        125,871,783
Receivables
   Guarantee fees                                 17,532,402             --              --         17,532,402
   Accrued interest                                  781,880             --              --            781,880
   Other                                           1,691,194           53,584            --          1,744,778
                                               -------------    -------------   -------------    -------------
     Total receivables                            20,005,476           53,584            --         20,059,060
Notes receivable - FMC                             6,061,153             --              --          6,061,153
Notes receivable - other                           1,098,120             --        (1,098,120)            --
Other assets, net                                    464,944          385,977            --            850,921
Student loans
   Student loans receivable                             --         14,690,095            --         14,690,095
   Receivables recoverable on claim payments      32,428,609             --              --         32,428,609
                                               -------------    -------------   -------------    -------------
     Total student loans                          32,428,609       14,690,095            --         47,118,704
Residual interest in securitized portfolios       33,965,386             --              --         33,965,386
                                               -------------    -------------   -------------    -------------
     Total assets                              $ 277,212,502    $  16,024,234   $  (1,098,120)   $ 292,138,616
                                               =============    =============   =============    =============
LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses          $   1,586,588    $      27,715   $        --      $   1,614,303
Due to First Marblehead Education Resources        5,686,644             --              --          5,686,644
Accrued pension liability                            134,448             --              --            134,448
Deferred revenue - other                           1,294,577             --              --          1,294,577
Deferred guarantee fees                           15,884,737             --              --         15,884,737
Loan loss reserves                               172,230,470             --              --        172,230,470
Notes payable                                           --          1,098,120      (1,098,120)            --
Bonds payable                                           --         12,720,000            --         12,720,000
Investment in subsidiaries                        (2,178,399)            --         2,178,399             --
Net assets                                        82,573,437        2,178,399      (2,178,399)      82,573,437
                                               -------------    -------------   -------------    -------------
     Total liabilities and net assets          $ 277,212,502    $  16,024,234   $  (1,098,120)   $ 292,138,616
                                               =============    =============   =============    =============



TF-22                                  19

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF ACTIVITIES AND CHANGES IN NET ASSETS YEAR ENDED JUNE 30, 2004
-------------------------------------------------------------------------------

                                                   THE EDUCATION      TERI
                                                     RESOURCES      FINANCIAL
                                                     INSTITUTE,      SERVICES      CONSOLIDATING
                                                       INC.            INC.         ADJUSTMENTS     CONSOLIDATED
                                                  -------------    -------------   -------------    -------------
REVENUE
Guarantee fees                                    $ 121,419,935    $        --     $        --      $ 121,419,935
Residual interest in securitized portfolios          21,126,180             --              --         21,126,180
Investment income                                     2,747,051           13,367            --          2,760,418
Unrealized loss on investments in marketable
  securities                                         (2,005,409)            --              --         (2,005,409)
Grants and contracts                                  2,395,980             --              --          2,395,980
Origination fees                                     11,765,957             --              --         11,765,957
HEIC membership fees                                    157,327             --              --            157,327
Interest income on student loans                         74,512          920,406         (74,512)         920,406
Interest income - FMC - notes receivable                382,205             --              --            382,205
Contractual income - FMC                                747,528             --              --            747,528
Other                                                     2,061             --              --              2,061
Investments in subsidiaries                             118,897             --          (118,897)            --
                                                  -------------    -------------   -------------    -------------
   Total revenue                                  $ 158,932,224    $     933,773   $    (193,409)   $ 159,672,588
                                                  -------------    -------------   -------------    -------------
EXPENSES
Compensation and employee fringe benefits             2,294,113            4,000            --          2,298,113
Office expenses                                         506,170            6,321            --            512,491
Rent (net of reimbursement)                             202,830             --              --            202,830
Professional fees (FMER)                             35,099,585             --              --         35,099,585
Professional fees (Other)                             3,181,530           42,775            --          3,224,305
Loan servicing fees                                        --            203,961            --            203,961
Collection costs                                      4,023,676             --              --          4,023,676
Printing and promotion                                   88,143             --              --             88,143
Loan loss provision                                  80,356,882             --              --         80,356,882
Depreciation and amortization                            67,208          114,434            --            181,642
Grants                                                   44,342             --              --             44,342
Interest expense                                          2,123          291,346         (74,512)         218,957
Other expenses                                          230,926          152,039            --            382,965
                                                  -------------    -------------   -------------    -------------
   Total expenses                                 $ 126,097,528    $     814,876   $     (74,512)   $ 126,837,892
                                                  -------------    -------------   -------------    -------------
Increase in net assets                            $  32,834,696    $     118,897   $    (118,897)   $  32,834,696
                                                  =============    =============   =============    =============
Net assets, beginning of year                                                                       $  49,738,741
                                                                                                    =============
Net assets, end of year                                                                             $  82,573,437
                                                                                                    =============


                                       20                                  TF-23

THE EDUCATION RESOURCES
INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
INDEX
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                        PAGE(S)
REPORT OF INDEPENDENT AUDITORS................................................1
CONSOLIDATED FINANCIAL STATEMENTS
Statements of Financial Position..............................................2
Statements of Activities and Changes in Net Assets............................3
Statements of Cash Flows......................................................4
Notes to Financial Statements..............................................5-18
SUPPLEMENTAL CONSOLIDATING SCHEDULES
Statement of Financial Position..............................................19
Statement of Activities and Changes in Net Assets............................20

[LOGO OF PRICEWATERHOUSECOOPERS]
-------------------------------------------------------------------------------

                                                    PricewaterhouseCoopers LLP
                                                    125 High Street
                                                    Boston MA 02110
                                                    Telephone (617) 530 5000
                                                    Facsimile (617) 530 5001




                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors of
The Education Resources Institute, Inc. and Subsidiary



In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of activities and changes in net assets and cash flows present fairly, in all material respects, the financial position of The Education Resources Institute, Inc. ("TERI") and its subsidiary at June 30, 2005 and 2004, and the changes in its net assets and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of TERI's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental consolidating schedules are presented for the purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


/s/ PriceWaterhouseCoopers LLP


September 22, 2005

TF-26                                  1

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                          2005           2004

ASSETS
Cash and equivalents                                 $ 16,256,475   $ 10,195,537
Restricted cash and equivalents                        52,414,002     48,016,072
Marketable securities                                 226,063,474    125,871,783
Receivables
   Guarantee fees                                      21,767,017     17,532,402
   Accrued interest                                     1,600,183        781,880
   Other                                                2,624,830      1,744,778
                                                     ------------   ------------
        Total receivables                              25,992,030     20,059,060
Notes receivable                                        5,292,145      6,061,153
Other assets, net                                         629,243        850,921
Student loans
   Student loans receivable                            10,313,378     14,690,095
   Receivables recoverable on claim payments           42,687,459     32,428,609
                                                     ------------   ------------
        Total student loans                            53,000,837     47,118,704
Residual interest in securitized portfolios            68,138,349     33,965,386
                                                     ------------   ------------
        Total assets                                 $447,786,555   $292,138,616
                                                     ============   ============

LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses                $  1,655,255   $  1,614,303
Due to First Marblehead Education Resources             8,751,293      5,686,644
Accrued pension liability                                 862,186        134,448
Deferred revenue - other                                  895,661      1,294,577
Deferred guarantee fees                                25,326,303     15,884,737
Loan loss reserves                                    254,139,822    172,230,470
Bonds payable                                           9,410,000     12,720,000
                                                     ------------   ------------
        Total liabilities                             301,040,520    209,565,179

Net assets
   Unrestricted
     Undesignated                                     131,452,807     67,280,209
     Board-designated                                  13,293,228     13,293,228
   Permanently restricted                               2,000,000      2,000,000
                                                     ------------   ------------
        Total net assets                              146,746,035     82,573,437
                                                     ------------   ------------
        Total liabilities and net assets             $447,786,555   $292,138,616
                                                     ============   ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                        2                                  TF-27

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF ACTIVITIES AND CHANGES IN NET ASSETS
YEARS ENDED JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                        2005            2004

REVENUE
Guarantee fees                                    $ 185,074,584   $ 121,419,935
Residual interest in securitized portfolios          34,656,923      21,126,180
Investment income                                     7,456,744       2,760,418
Unrealized gain (loss) on investments in
  marketable securities                                 285,577      (2,005,409)
Grants and contracts                                  2,625,802       2,395,980
Origination fees                                     19,311,166      11,765,957
HEIC membership fees                                    168,025         157,327
Interest income on student loans                        757,072         920,406
Interest income - FMC - notes receivable                340,865         382,205
Contractual income - FMC                                747,528         747,528
Other                                                        --           2,061
                                                  -------------   -------------
   Total revenue                                    251,424,286     159,672,588

EXPENSES
Compensation and employee fringe benefits             3,972,091       2,298,113
Office expenses                                         502,542         512,491
Rent                                                    481,380         202,830
Professional fees (FMER)                             78,200,000      35,099,585
Professional fees (other)                             3,048,319       3,224,305
Loan servicing fees                                     155,922         203,961
Collection costs                                      4,264,162       4,023,676
Printing and promotion                                  112,761          88,143
Loan loss provision                                  95,399,973      80,356,882
Depreciation and amortization                           191,717         181,642
Grants                                                   54,196          44,342
Interest expense                                        316,153         218,957
Other expenses                                          552,472         382,965
                                                  -------------   -------------
   Total expenses                                   187,251,688     126,837,892
                                                  -------------   -------------
Increase in net assets                               64,172,598      32,834,696
Net assets, beginning of year                        82,573,437      49,738,741
                                                  -------------   -------------
Net assets, end of year                           $ 146,746,035   $  82,573,437
                                                  =============   =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

TF-28                                   3

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                        2005            2004

CASH FLOWS FROM OPERATING ACTIVITIES
Increase in net assets                            $  64,172,598   $  32,834,696

Adjustments to reconcile increase in net
  assets to net cash provided by
  operating activities
   Depreciation and amortization                        191,717         181,642
   Provision for loan loss reserve                   95,399,973      80,356,882
   Amortization of net discount on securities          (638,393)       (262,777)
   Unrealized (gain) loss on investments in
     marketable securities                             (285,577)      2,005,409
   Change in
     Restricted cash and equivalents                 (4,397,930)    (35,529,650)
     Receivables                                     (5,932,970)     (5,425,007)
     Student loans                                   (5,975,282)      2,098,360
     Residual interest in securitized portfolios    (34,172,963)    (20,296,016)
     Other assets, net                                   89,714         177,764
     Default claims paid                            (51,885,797)    (44,327,850)
     Default claims recoveries
       (net of adjustments)                          38,395,176      33,259,900
     Accounts payable and accrued expenses            3,833,339       3,883,991
     Deferred revenue - other                          (398,916)         87,041
     Deferred guarantee fees                          9,441,566       6,306,496
                                                  -------------   -------------
        Total adjustments                            43,663,657      22,516,185
        Net cash provided by
          operating activities                      107,836,255      55,350,881

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment                     (16,338)       (457,010)
Disposal of property and equipment                       49,735              --
Purchases of marketable securities                 (178,415,221)   (155,344,260)
Proceeds from the sale and maturities of
  marketable securities                              79,147,499     112,234,529
Proceeds from notes receivable                          769,008         612,866
                                                  -------------   -------------
        Net cash used in
          investing activities                      (98,465,317)    (42,953,875)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on bonds payable                  (3,310,000)     (6,340,000)
                                                  -------------   -------------
        Net cash used in
          financing activities                       (3,310,000)     (6,340,000)
Increase in cash and equivalents                      6,060,938       6,057,006
Cash and equivalents, beginning of year              10,195,537       4,138,531
                                                  -------------   -------------
Cash and equivalents, end of year                 $  16,256,475   $  10,195,537
                                                  =============   =============
SUPPLEMENTAL DISCLOSURE
Cash paid for interest                            $     312,557   $     219,766

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                        4                                 TF-29

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

1     ORGANIZATION

      The Education Resources Institute, Inc. ("TERI") was incorporated in June 1985 for the purposes of aiding students in attaining an education and assisting educational institutions in providing an education in an economical fashion. To achieve this purpose, TERI's principal service is to function as a guarantor of student loans disbursed by participating lending institutions.

      In addition, TERI's College Access Division, including the Higher Education Information Center ("HEIC"), receives funds from federal, state and private grants, membership fees from colleges and universities and other sources. These funds are used to provide information to students and their families, predominantly low income and/or first generation college students, about opportunities and financial aid for post-high school education and career opportunities.

      In 1994, TERI formed TERI Financial Services, Inc. ("TFSI") to carry out the broad educational purposes of TERI through the creation of a secondary market in student education loans, including, from time to time, purchasing and holding student loan portfolios. TFSI commenced operations in December 1996.

      On June 20, 2001, TERI and First Marblehead Corporation ("FMC"), an education finance company, completed a purchase and sale agreement effective July 1, 2001 (the "Transaction") that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources ("FMER"). TERI continues to be a provider of student loan guarantee services and education information and counseling services, including those services performed by HEIC. FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default processing, and administrative services. In October 2004, TERI and FMC renewed the Master Servicing Agreement for an additional term through 2011. For fiscal years 2005 and 2004, TERI paid $78,200,000 and $35,099,585, respectively, to FMER for services rendered under the Master Servicing Agreement (Notes 4, 5 and
      13).

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION
      The consolidated financial statements include the accounts of TERI and TFSI. Intercompany balances and transactions are eliminated in consolidation.

      BASIS OF PRESENTATION
      The accompanying financial statements have been prepared on the accrual basis of accounting and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 117, Financial Statements of Not-for-Profit Organizations.

      Accordingly, net assets and changes therein are classified as follows:

      UNRESTRICTED NET ASSETS
      Net assets not subject to donor-imposed stipulations which TERI may use at its discretion.

TF-30                                   5

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      BOARD-DESIGNATED UNRESTRICTED NET ASSETS
      This account was established to track contributions originally received by TERI from American Student Assistance ("ASA") in connection with TERI's incorporation. The terms of the contributions provide that the principal and any income derived therefrom be used by TERI for various purposes related to the advancement of higher education, including the payment of loan defaults. The account has been designated by TERI's Board of Directors for the payment of such defaults.

      PERMANENTLY RESTRICTED NET ASSETS
      Net assets subject to donor-imposed stipulations which must be maintained in perpetuity by TERI. The donors of these assets permit TERI to use all or part of the related investment and appreciation earned for general or specific purposes. Permanently restricted net assets represent endowment funds for the benefit of HEIC. The income from these funds is required to be used for the purpose of disseminating higher education information within and outside the City of Boston. There were no changes in permanently restricted net assets as of June 30, 2005 and 2004.

      CASH AND EQUIVALENTS AND MARKETABLE SECURITIES
      TERI considers all highly liquid debt instruments purchased with a maturity at date of acquisition of 90 days or less to be cash equivalents. Cash and equivalents are carried at cost.

      Marketable securities consist primarily of readily marketable debt securities with maturities of more than 90 days at the date of acquisition. The portfolio is stated at fair value, which is based upon quoted market prices from third party sources.

      There are no donor-restricted endowment funds for which the fair value of the assets at June 30, 2005 or 2004 is less than the level required by donor stipulations or law. During the fiscal years 2005 and 2004, TERI's reported investment income was $7,456,744 and $2,760,418, respectively.

      RESTRICTED CASH AND EQUIVALENTS AND MARKETABLE SECURITIES HELD IN DESIGNATED ACCOUNTS
      Pursuant to certain guarantee agreements, cash and equivalents and marketable securities are required to be deposited to various trust accounts and pledged as collateral for the payment of defaults on certain loans. Balances in these accounts revert to TERI's general accounts and are then available to meet defaults on other loans, upon satisfying certain ratios or upon payment of all defaults covered by the agreements. At June 30, 2005, $52,414,002 in restricted cash and equivalents and $171,163,843 in marketable securities were held in these accounts. At June 30, 2004, $48,016,072 in restricted cash and equivalents and $70,720,131 in marketable securities were held in these accounts.

      RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS
      Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In October 2004, TERI amended the MLGA to receive increased administrative fees from the Trusts created in fiscal year 2005; correspondingly TERI's residual interest was reduced to 20% of the residual value of TERI loans in those Trusts. TERI records an asset in its consolidated statements of financial position for the estimated fair value of its residual interest in FMC securitizations. Fair value quotes are not available for residual interests, so TERI estimates fair value, based on the present value of future expected cash flows, using management's best estimates of the key assumptions such as default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved (Note 4).

                                        6                                  TF-31

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      TERI records income for its share of the change in the fair value and any residual interest income it earns in excess of the residual interest in securitized portfolios receivable. During fiscal years 2005 and 2004, TERI recognized $34,656,923 and $21,126,180, respectively, of income from residual interests in securitized portfolios.

      STUDENT LOANS
      In its capacity as a guarantor, TERI is required to reimburse lenders for unpaid principal and interest on defaulted loans (Note 9). Amounts paid to lenders are charged against loan loss reserves. As a result of these transactions, TERI purchases the loans from the lender and assumes all rights of the lender, including the right to collect the loan. TERI recognizes a receivable at the time of purchase equal to the estimated fair value of the balance so acquired. Fair value is estimated based on TERI's historical recovery experience and management's best estimate of future recovery rates. These receivables are listed as receivables recoverable on claim payments on the consolidated statements of financial position. As of June 30, 2005 and 2004, receivables recoverable on claim payments equaled $42,687,459 and $32,428,609, respectively.

      TERI uses a cost recovery method to account for recoveries received after payment has been remitted to the lender. Under this method, cash recoveries are first recorded as a reduction of the receivable recoverable on claim payment asset and then, to the extent the recoveries exceed the established receivable for a given default cohort year, are recorded as income.

      TERI is able to "cure" some student loan defaults by collection efforts under which the student brings the loan current and establishes a history of continuous monthly payments. When a loan is cured, as defined within the guarantee agreements, it is subject to repurchase by the lender. Under the guarantee agreements, the lender is obligated to purchase the loan from TERI for the amount of principal plus accrued interest then outstanding. TERI, in return, reinstates the guarantee on the loan. In the event of a second default on a cured loan, TERI is required to repurchase the loan from the lender; however the lender has no further obligation under the agreement. When the cured loans are repurchased by lenders, the transaction is accounted for by TERI using the cost recovery method described above.

      In addition, TFSI holds a student loan portfolio. These loans are included in the student loans receivable on the consolidated statements of financial position. Student loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding unpaid principal balances. At June 30, 2005 and 2004, student loans receivable held by TFSI equaled $10,313,378 and $14,690,095, respectively. These loans are guaranteed by TERI and default claims are charged against TERI's loan loss reserve.

      TERI is licensed by the Massachusetts Division of Banks under the Small Loan Licensing Act. This act governs loans with an original principal balance of $6,000 or less and establishes certain minimum capital requirements and administrative requirements with respect to such loans. TERI is subject to annual review in connection with the renewal of its license. TERI was in compliance with these requirements as of June 30, 2005 and 2004.

TF-32                                   7

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      PROPERTY AND EQUIPMENT
      Property and equipment are recorded at cost less accumulated depreciation and are included in other assets, net in the consolidated statements of financial position. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The useful life for property and equipment is three to five years. Ordinary repairs and maintenance are charged to expense, whereas major improvements are capitalized.

      GRANTS AND CONTRACTS
      TERI receives grants from federal, state and private sources and membership fees from colleges and universities. Grants are recognized as revenue when earned. This revenue is used to provide information to students and their families about financial aid for post-high school education and career opportunities. As a recipient of federal and state funds, TERI is subject to certain federal and state regulations. Management believes it is in compliance with all such regulations.

      Grant receipts which are held for the support of future operations are included in deferred revenue -other on the consolidated statements of financial position and totaled $895,661 and $1,294,577 at June 30, 2005 and 2004, respectively.

      LOAN LOSS RESERVE
      TERI provides a reserve against loss exposure, including an estimate of probable future losses which have not yet been incurred, on loans it guarantees using several assumptions based on actuarial studies, historical experience of other similar portfolios of student loans, and management's assessment of the creditworthiness of different types of loans. The assumptions used in determining the reserve against probable loss exposure include estimated loan recovery levels consistent with historical performance, but which have not yet been achieved with respect to more recently defaulted loan cohorts, and in certain cases, an estimate of future guarantee fees to be received. Accordingly, the evaluation of the provision for loan loss reserves is inherently subjective as it requires material estimates that may be susceptible to significant changes.

      TERI's guarantee agreements require lenders to follow certain credit origination policies and due diligence guidelines for a loan to be eligible for claim payment. TERI may refuse to pay a default claim if these requirements have not been met. When a borrower defaults and a default claim is paid, TERI assumes the position of the lender and has full rights and recourse against all borrowers on the note.

      GUARANTEE FEES
      TERI's principal source of revenue is guarantee fees. TERI receives a guarantee fee on each loan guaranteed based upon its guarantee agreements with lenders. TERI's guarantee fees are received at various times. Depending on the loan program and lender agreements, fees may be received at disbursement, when a loan is securitized by FMC, in installments over the life of the loan, and/or when a loan enters repayment. Guarantee fees which are received in installments over the life of the loan are recognized as revenue when they become due. Prior to becoming due, the present value of the estimated future payments is incorporated into TERI's estimate of probable future losses and hence its loan loss reserve. All other guarantee fees are fixed and determinable, therefore the entire amount of guarantee fees less .50% of the principal balance guaranteed, are recognized as revenue at the time of guarantee. TERI defers recognition of .50% of the principal balance guaranteed to cover ongoing direct costs. This fee is amortized into revenue using the sum-of-years digits method over an average loan period of ten years.

                                        8                                  TF-33

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      INCOME TAXES
      TERI and TFSI have been determined by the Internal Revenue Service ("IRS") to be an organization described in Internal Revenue Code ("IRC") Section 501(c)(3) and, therefore, exempt from taxation.

      USE OF ESTIMATES
      The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenue and expenses reported for the period. Actual results could differ from these estimates.

      Management makes significant estimates and assumptions regarding the collection of accounts and student loans receivable and the required level of the loan loss reserves at the date of the consolidated statements of financial position. These estimates and assumptions are based upon historical and current experience and expectations of future performance on the part of TERI, the economy, actuarial studies performed by outside parties, and other factors. It is possible that the actual collection of accounts and student loans receivable or payment of defaults will differ from these estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS
      The estimated fair values of TERI's financial instruments have been determined, where practicable, by using appropriate valuation methodologies. Due to their short-term nature, cash equivalents are carried at cost. Marketable securities are reported at quoted market prices provided by third party sources. Receivables for guarantee fees and residual interest are recorded at their estimated net realizable value. Student loans receivables are recorded at their current outstanding principal balance, while receivables recoverable on claims payments are based on management's estimate of amounts recoverable.

      RECLASSIFICATION
      Certain prior year amounts have been reclassified to conform to the current year presentation.

TF-34                                   9

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

3.    MARKETABLE SECURITIES

      Marketable securities consisted of the following:

                                                              UNREALIZED       QUOTED
                    JUNE 30, 2005                  COST *     GAIN/(LOSS)    MARKET PRICE

      Marketable securities
         treated as cash equivalents
           Government agency obligations        $  4,938,780  $        855   $  4,939,635
           Commercial paper                          523,873            19        523,892
                                                ------------  ------------   ------------
              Subtotal                             5,462,653           874      5,463,527
                                                ------------  ------------   ------------
      Marketable securities
           Government agency obligations         216,508,982    (1,535,365)   214,973,617
           US government guaranteed securities     6,827,800        25,698      6,853,498
           Certificates of deposit                 3,230,676       (69,223)     3,161,453
           Commercial paper                           99,093           (46)        99,047
           Bonds                                     994,458       (18,599)       975,859
                                                ------------  ------------   ------------
              Subtotal                           227,661,009    (1,597,535)   226,063,474
                                                ------------  ------------   ------------
              Total marketable securities       $233,123,662  $ (1,596,661)  $231,527,001
                                                ============  ============   ============

                                                               UNREALIZED       QUOTED
                    JUNE 30, 2004                  COST *         LOSS       MARKET PRICE

      Marketable securities
         treated as cash equivalents
           Certificates of deposit              $     61,971  $        (49)  $     61,922
           Commercial paper                          701,243            --        701,243
                                                ------------  ------------   ------------
              Subtotal                               763,214           (49)       763,165
                                                ------------  ------------   ------------
      Marketable securities
           Government agency obligations         115,765,339    (1,767,058)   113,998,281
           US government guaranteed securities     6,128,274       (15,678)     6,112,596
           Certificates of deposit                 4,341,085       (90,667)     4,250,418
           Bonds                                   1,519,275        (8,787)     1,510,488
                                                ------------  ------------   ------------
              Subtotal                           127,753,973    (1,882,190)   125,871,783
                                                ------------  ------------   ------------
              Total marketable securities       $128,517,187  $ (1,882,239)  $126,634,948
                                                ------------  ------------   ------------

      * Cost represents original cost for interest bearing investments and par value less unamortized discounts for non-interest bearing investments.

      Realized losses of $211,852 and $507,529 for the years ended June 30, 2005 and 2004, respectively, are included in investment income on the statements of activities.

                                       10                                  TF-35

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

4.    RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS

      Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In October 2004, TERI amended the MLGA to receive increased administrative fees from the Trusts created in fiscal year 2005, correspondingly TERI's residual interest was reduced to 20% of the residual value of TERI guaranteed loans in those Trusts.

      Quoted market prices are not available for TERI's residual interests, as described in Note 2, therefore TERI estimates fair value, based on the present value of future expected cash flows estimated using management's best estimates of the key assumptions including default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved.

      The following table summarizes key economic assumptions used in measuring the fair value of the residual interests as of June 30, 2005 and 2004.

                                       KEY ASSUMPTIONS
                                                                      EXPECTED
                       DEFAULT     RECOVERY   PREPAYMENT   DISCOUNT    CREDIT
           TRUST       RATE (1)      RATE        RATE        RATE     LOSSES (2)
      NCT Trusts        7.11%       46.00%       7.00%      12.00%      0.00%
      NCSLT 2005-2      8.90%       40.00%       7.00%      12.00%      0.00%
      NCSLT 2005-1      8.62%       40.00%       7.00%      12.00%      0.00%
      NCSLT 2004-2      9.12%       40.00%       7.00%      12.00%      0.00%
      NCSLT 2004-1      8.76%       40.00%       7.00%      12.00%      0.00%
      NCSLT 2003-1      9.06%       40.00%       7.00%      12.00%      0.00%
      NCMSLT            8.08%       40.00%       7.00%      12.00%      0.00%

      (1) The default rate is a percentage of original balance.

      (2) All loans in which TERI retains a residual interest are guaranteed by TERI; therefore the trusts are not expected to experience credit losses. TERI's loan loss reserves include consideration of probable losses associated with these loans.

      The estimates of the default rates, recovery rates and prepayment rates affect the weighted average life of the securitized loans and therefore affect the valuation of the residual interest. Prepayments and defaults shorten the average life of the loans, and if all other factors remain equal, will reduce the value of the residual interest asset. TERI uses historical statistics on borrower defaults, borrower recoveries and prepayments to estimate these amounts. The discount rate is determined by management after a review of discount rates used by various student loan securitizers, including FMC.

      The following table shows the estimated change in residual receivables based on changes in the key economic assumptions described above.

TF-36                                  11

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                           RESIDUAL SENSITIVITY ANALYSIS
                                                                           -----------------------------

                                                                      RECEIVABLE BALANCE (DOLLARS IN THOUSANDS)

              % CHANGE IN ASSUMPTIONS                   DOWN 20%        DOWN 10%      AS PROJECTED       UP 10%          UP 20%
                                                      ------------    ------------    ------------    ------------    ------------
      PREPAYMENT RATE
      ---------------
      NCT Trusts                                      $        312    $        305    $        299    $        293    $        287
      NCSLT 2005-2                                    $      7,504    $      7,115    $      6,744    $      6,390    $      6,052
      NCSLT 2005-1                                    $      9,226    $      8,680    $      8,160    $      7,664    $      7,192
      NCSLT 2004-2                                    $     16,162    $     15,454    $     14,778    $     14,133    $     13,518
      NCSLT 2004-1                                    $     11,007    $     10,396    $      9,813    $      9,257    $      8,725
      NCSLT 2003-1                                    $     12,789    $     12,257    $     11,749    $     11,265    $     10,802
      NCMSLT                                          $     17,968    $     17,265    $     16,595    $     15,955    $     15,347
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     74,968    $     71,472    $     68,138    $     64,957    $     61,923

      % Change in Receivable Balance                         10.02%           4.89%           0.00%         -4.67%          -9.12%

      DEFAULT RATE
      ------------
      NCT Trusts                                      $        275    $        288    $        299    $        310    $        305
      NCSLT 2005-2                                    $      6,845    $      6,795    $      6,744    $      6,693    $      6,635
      NCSLT 2005-1                                    $      8,305    $      8,233    $      8,160    $      8,087    $      7,976
      NCSLT 2004-2                                    $     14,978    $     14,878    $     14,778    $     14,678    $     14,461
      NCSLT 2004-1                                    $      9,979    $      9,896    $      9,813    $      9,731    $      9,643
      NCSLT 2003-1                                    $     11,894    $     11,822    $     11,749    $     11,650    $     11,396
      NCMSLT                                          $     16,819    $     16,742    $     16,595    $     16,199    $     15,711
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     69,095    $     68,654    $     68,138    $     67,348    $     66,127

      % Change in Receivable Balance                          1.40%           0.76%           0.00%         -1.16%          -2.95%

      RECOVERY RATE
      -------------
      NCT Trusts                                      $        254    $        276    $        299    $        322    $        326
      NCSLT 2005-2                                    $      6,743    $      6,743    $      6,744    $      6,745    $      6,745
      NCSLT 2005-1                                    $      8,158    $      8,159    $      8,160    $      8,161    $      8,162
      NCSLT 2004-2                                    $     14,775    $     14,777    $     14,778    $     14,779    $     14,780
      NCSLT 2004-1                                    $      9,810    $      9,812    $      9,813    $      9,815    $      9,817
      NCSLT 2003-1                                    $     11,749    $     11,749    $     11,749    $     11,749    $     11,749
      NCMSLT                                          $     16,343    $     16,507    $     16,595    $     16,636    $     16,661
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     67,832    $     68,023    $     68,138    $     68,207    $     68,240

      % Change in Receivable Balance                        -0.45%          -0.17%            0.00%           0.10%           0.15%

      DISCOUNT RATE
      -------------
      NCT Trusts                                      $        402    $        346    $        299    $        256    $        223
      NCSLT 2005-2                                    $      8,321    $      7,485    $      6,744    $      6,085    $      5,499
      NCSLT 2005-1                                    $     10,145    $      9,091    $      8,160    $      7,335    $      6,603
      NCSLT 2004-2                                    $     17,830    $     16,217    $     14,778    $     13,490    $     12,336
      NCSLT 2004-1                                    $     11,951    $     10,821    $      9,813    $      8,913    $      8,106
      NCSLT 2003-1                                    $     13,916    $     12,776    $     11,749    $     10,822    $      9,983
      NCMSLT                                          $     19,564    $     18,001    $     16,595    $     15,326    $     14,178
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     82,129    $     74,737    $     68,138    $     62,227    $     56,928

      % Change in Receivable Balance                         20.53%           9.68%           0.00%         -8.68%         -16.45%

      FORWARD LIBRO RATE                                 DOWN 2%         DOWN 1%      AS PROJECTED        UP 1%          UP 2%
      ------------------                              ------------    ------------    ------------    ------------    ------------
      NCT Trusts                                      $        272    $        283    $        299    $        313    $        322
      NCSLT 2005-2                                    $      6,074    $      6,409    $      6,744    $      7,079    $      7,413
      NCSLT 2005-1                                    $      7,412    $      7,791    $      8,160    $      8,516    $      8,856
      NCSLT 2004-2                                    $     13,264    $     14,017    $     14,778    $     15,549    $     16,328
      NCSLT 2004-1                                    $      9,013    $      9,417    $      9,813    $     10,201    $     10,580
      NCSLT 2003-1                                    $     10,975    $     11,363    $     11,749    $     12,133    $     12,513
      NCMSLT                                          $     15,631    $     16,118    $     16,595    $     17,060    $     17,511
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     62,641    $     65,398    $     68,138    $     70,851    $     73,523

      % Change in Receivable Balance                        -8.07%          -4.02%            0.00%           3.98%           7.90%

                                       12                                  TF-37

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      These sensitivities are hypothetical and should be used with caution. The effect of each change in assumption must be calculated independently, holding all other assumptions constant. Because the key assumptions may not in fact be independent, the net effect of simultaneous adverse changes in key assumptions may differ from the sum of the individual effects above.

      The following table provides a summary of the changes in the fair value of the residual interest in securitized portfolios for the years ending
      June 30, 2005 and 2004.

                                                         2005           2004

      Beginning balance                              $33,965,386    $13,669,370
      New securitizations                             28,782,510     19,005,795
      Fair market value adjustments                    5,874,412      2,120,385
      Payments received                                 (483,959)      (830,164)
                                                     -----------    -----------
         Ending balance                              $68,138,349    $33,965,386
                                                     ===========    ===========

5.    NOTES RECEIVABLE

      In fiscal year 2001, FMC purchased certain assets of TERI (Note 1). FMC's payment of the purchase price to TERI included two promissory notes with a combined value of $7.9 million. The two promissory notes amortize over ten years and bear interest at 6% per annum.

      Principal amounts due from notes receivable for the fiscal years ended June 30 are as follows:

      2006                                                              $755,498
      2007                                                               802,095
      2008                                                               851,566
      2009                                                               904,088
      2010                                                               959,849
      Thereafter                                                       1,019,049
                                                                      ----------
         Total                                                        $5,292,145
                                                                      ==========

6.    DEFERRED GUARANTEE FEES

      Deferred guarantee fees to cover ongoing costs will be recognized as income for the fiscal years ended June 30 as follows:

      2006                                                            $5,185,716
      2007                                                             4,520,928
      2008                                                             3,884,903
      2009                                                             3,278,423
      2010                                                             2,709,685
      Thereafter                                                       5,746,648
                                                                     -----------
         Total                                                       $25,326,303
                                                                     ===========

TF-38                                  13

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

7.    GUARANTEE AGREEMENTS WITH LENDING INSTITUTIONS

      As part of certain guarantee agreements with lending institutions, TERI has agreed to maintain amounts available, calculated as a percentage of the amount of unpaid principal on outstanding loans which is either at least 2% in cash and equivalents and marketable securities, or 3.0% in total TERI amounts available. Total TERI amounts available is generally defined in the lender guarantee agreements to be equal to the sum of deferred guarantee fees, loan loss reserves, board-designated unrestricted net assets and undesignated net assets.

      At June 30, 2005 and 2004, the balance of loans outstanding guaranteed directly by TERI (excluding the loans guaranteed indirectly by TERI of approximately $42 and $58 million at June 30, 2005 and 2004, respectively, see Note 9) amounted to approximately $7.1 and $4.8 billion, respectively. At June 30, 2005, TERI was required, under certain guarantee agreement, to have no less than approximately $142 million in cash and equivalents and marketable securities and $213 million in total TERI amounts available as security for TERI's performance as guarantor. At June 30, 2004, TERI was required to have no less than approximately $97 million in cash and equivalents and marketable securities and $145 million in total TERI amounts available as security for TERI's performance as guarantor. TERI was in compliance with each of these requirements as of June 30, 2005 and 2004, respectively.

      At June 30, 2005 and 2004, total amounts available for guaranty commitments were as follows (1):

                                                          2005          2004

      Deferred guarantee fees                         $ 25,326,303  $ 15,884,737
      Loan loss reserves (Note 9)                      254,139,822   172,230,470
      Board-designated unrestricted net assets          13,293,228    13,293,228
      Undesignated net assets                          131,452,807    67,280,209
                                                      ------------  ------------
         Total TERI amounts available                 $424,212,160  $268,688,644
                                                      ============  ============

      (1) Total amounts available for guaranty commitments do not necessarily represent liquid assets held by TERI.

8.    AGREEMENT WITH NELLIE MAE, INC.

      In December 1991 and July 1992, TERI entered into guarantee agreements with Nellie Mae, Inc. in connection with TERI guaranteed student loans. As part of these agreements, TERI transferred funds to Nellie Mae, Inc. to be held in separate reserve accounts. In July 1998, this agreement was transferred to the Nellie Mae Foundation (NMF) in connection with Sallie Mae's purchase of Nellie Mae. The funds held in the reserves are to be used to reimburse NMF for principal and accrued interest of defaulted loans. Any balance remaining in the reserves after all of the student loans have been repaid, and after repayment of the indebtedness incurred by NMF, will be distributed in equal shares to TERI and NMF.

      TERI has guaranteed to NMF the payment of principal and accrued interest applicable to those loans that default, to the extent such amounts exceed the reserves, and a NMF contribution of 1% of the original principal amount of loans guaranteed under these agreements. Custodial reserve balances representing amounts remaining from NMF's 1% contribution were $447,537 and $306,431 at June 30, 2005 and 2004, respectively.

                                       14                                  TF-39

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      TERI is to maintain reserves similar to that described in Notes 7 and 9 of at least 1/2 to 1% of the aggregate outstanding and unpaid principal balance of the specified loans (approximately $36 and $51 million of loans were outstanding at June 30, 2005 and 2004, respectively). TERI was in compliance with this requirement as of June 30, 2005 and 2004, respectively.

9.    LOAN LOSS RESERVES

      o At June 30, 2005 and 2004, TERI in its capacity as a guarantor has guaranteed, either directly or indirectly (Notes 7 and 8), the payment to its contracting lenders of approximately $7.2 and $4.9 billion, respectively, in outstanding principal value of student loans. In the event of default by the borrower, TERI is generally required to reimburse the lender for the outstanding principal and interest on the related loan.

      The following table summarizes activity in the loan loss reserve account for fiscal years 2005 and 2004.

                                                          2005          2004

      Beginning balance                              $172,230,470  $102,941,538
      Default claims paid                             (51,885,797)  (44,327,850)
      Default claims recoveries, net of adjustments    38,395,176    33,259,900
      Loan loss provision                              95,399,973    80,356,882
                                                     ------------  ------------
         Ending balance                              $254,139,822  $172,230,470
                                                     ============  ============

10.   BONDS PAYABLE

      On May 25, 1999, TFSI issued $61,360,000 of taxable student loan revenue bonds - Select Auction Variable Rate Securities ("SAVRS"). The net proceeds of the bonds were used to close out a repurchase agreement and to pay down a revolving line of credit.

      The Senior Series 1999A bonds and the Subordinate Series 1999B bonds (collectively, the "Bonds") bear interest rates determined on the basis of orders placed in an auction conducted on the 18th day of each month. In November 2003, the Senior Series 1999A bonds were paid in full. At June 30, 2005, the interest rate for the Subordinate Series 1999B bonds was 3.9%. At June 30, 2004, the interest rate for the Subordinate Series 1999B bonds was 1.50%.

      Principal and interest payments on the Bonds are to be paid exclusively from revenues and recoveries of principal on student loans held by TFSI. The student loans are guaranteed by TERI. The Bonds are not guaranteed by TERI.

      Principal payments are to be made on bond payment dates to the extent funds are available for such purpose in accordance with the indenture. The Bonds, which are subject to optional redemption prior to their maturity, have a final maturity date of November 18, 2030.

      Total interest paid on the Bonds payable was $312,557 and $217,643 for the years ended June 30, 2005 and 2004, respectively.

TF-40                                  15

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

11.   RETIREMENT PLANS

      PENSION PLAN
      TERI has a defined benefit pension plan funded through group annuities which covers substantially all employees. Plan costs are charged to expense and funded annually. Net periodic pension cost included the following components for fiscal years ended June 30, 2005 and 2004:

                                                             2005         2004

      Service cost                                      $   90,994   $  165,573
      Interest on projected benefit obligation             226,922      218,545
      Expected return on plan assets (gain)               (263,961)    (243,899)
      Amortization of loss                                  12,341       47,141
                                                        ----------   ----------
      Net periodic pension cost                         $   66,296   $  187,360
                                                        ==========   ==========

      TERI's current pension plan investment policy is to seek conservative growth in assets by investing in a blend of equities and fixed income instruments through participation in large well- diversified funds. Preservation of capital and earning income to reduce corporate contributions are the main objectives of this strategy. TERI's current target allocation of pension fund assets is 50-75% in fixed income funds and 25-50% in equity funds. TERI reviews fund performance and may change the allocation between funds at managements' discretion. The use of individual equities and individual debt instruments has not been authorized by the Pension Plan.

      TERI considered the historical returns and the future expectations for returns for each asset class to determine its long-term rate of return assumption. TERI currently assumes an 8.50% long-term rate of return on plan assets. For the twelve months ended June 30, 2005 the return on the "balanced fund" which invests in both equity and fixed income instruments, was 6.73% while the fixed income fund earned 6.55% for the twelve months ended December 31, 2004.

      TERI's weighted-average asset allocations at June 30, 2005 and 2004, by asset category, are as follows:

                                                            2005      2004

      Equities                                               23%       22%
      Fixed Income                                           77%       78%
                                                            ---       ---
      Total                                                 100%      100%
                                                            ---       ---

      Assumptions used in determining the actuarial present value of the projected benefit obligation as of June 30, 2005 and 2004 were as follows:

                                                            2005     2004

      Discount rate                                         5.25%    6.50%
      Salary increase                                       5.50%    5.50%

      Assumptions used in determining the net periodic benefit cost for fiscal years ended June 30, 2005 and 2004 were as follows:

                                       16                                  TF-41

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                             2005     2004

      Discount rate                                          6.50%    5.85%
      Salary increase                                        5.50%    5.50%
      Long-term rate of return                               8.50%    8.50%

      At June 30, 2005 and 2004, the plan's funded status and pension liabilities were as follows:

                                                                      2005         2004

      Actuarial present value of accumulated benefit obligation
         Vested                                                   $ 4,060,791   $ 3,209,924
         Nonvested                                                    118,870        57,775
                                                                  -----------   -----------
           Accumulated benefit obligation                           4,179,661     3,267,699
      Projected salary increases                                      418,827       427,782
                                                                  -----------   -----------
      Projected benefit obligation                                  4,598,488     3,695,481
      Fair value of plan assets at beginning of year                3,133,251     2,887,204
      Employer contributions                                           50,000        85,000
      Actual return on plan assets net of expenses                    179,081       204,609
      Net benefits payments                                           (44,857)      (43,562)
                                                                  -----------   -----------
           Fair value of plan assets at end of year                 3,317,475     3,133,251
                                                                  -----------   -----------
      Projected benefit obligation in excess of plan assets         1,281,013       562,230
      Unrecognized net loss                                        (1,378,209)     (675,722)
                                                                  -----------   -----------
              Prepaid pension cost                                    (97,196)     (113,492)
      Cumulative reduction of net assets                              959,382       247,940
                                                                  -----------   -----------
           Accrued pension liability                              $   862,186   $   134,448
                                                                  ===========   ===========

      The annual change in cumulative reduction of net assets is recognized as part of compensation and employee fringe benefits on the statement of activities and totaled $711,442 and ( $278,194) for the years ended
      June 30, 2005 and 2004, respectively.

      TERI does not expect to contribute any funds to the Pension Plan in the fiscal year ending June 30, 2006. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid for the fiscal years ended June 30 as follows:

      2006                                                           $   56,231
      2007                                                               57,372
      2008                                                              205,626
      2009                                                              218,551
      2010                                                              218,532
      Years 2011 - 2015                                               1,211,396

TF-42                                  17

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      DEFINED CONTRIBUTION PLAN
      TERI also has a defined contribution plan which is funded through group annuities and covers substantially all employees. The expense relating to the defined contribution plan was $63,115 and $42,660 for the fiscal years ended June 30, 2005 and 2004, respectively.

12.   FUNCTIONAL EXPENSE CLASSIFICATION

      TERI's expenditures on a functional basis for the years ended June 30, 2005 and 2004 are shown below:

                                                                        2005           2004

      Program expenses
         Education finance                                         $179,298,019    $120,678,129
         Education informational services                             3,966,083       3,170,066
                                                                   ------------    ------------
           Total program expenses                                   183,264,102     123,848,195
      Supporting services - general and administrative expenses       3,671,433       2,770,740
      Interest expense                                                  316,153         218,957
                                                                   ------------    ------------
           Total operating expenses                                $187,251,688    $126,837,892
                                                                   ------------    ------------

13.   RELATED PARTIES

      During fiscal years 2005 and 2004, TERI's Board of Directors included one member who was on the Board of Directors of FMER. FMER is a subsidiary of FMC and provides administrative services to support TERI operations. For fiscal years 2005 and 2004, TERI paid $78,200,000 and $35,099,585, respectively, to FMER for services rendered under the Master Servicing Agreement (Note 1). Under the terms of the Master Loan Guarantee Agreement
      (MLGA), TERI is a 25% beneficial owner of the residual value to TERI guaranteed loans held in Trusts created by FMC. In October 2004, TERI amended the MLGA to receive increased administrative fees from the Trusts created in fiscal year 2005, correspondingly TERI's residual interest was reduced to 20% of the residual of TERI guaranteed loans in those Trusts. Residual interest in securitized portfolios from these trusts accounted for 13.49% and 12.97% of TERI's total revenue for the years ended June 30, 2005 and 2004, respectively (Note 4).

      During fiscal years 2005 and 2004, TERI subleased office space from FMER. Payments made to FMER totaled $443,193 and $113,130 for the years ended June 30, 2005 and 2004, respectively.

                                       18                                  TF-43

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF FINANCIAL POSITION
YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------

                                                               THE EDUCATION         TERI
                                                                RESOURCES          FINANCIAL       CONSOLIDATING
                                                              INSTITUTE, INC.    SERVICES, INC.     ADJUSTMENTS        CONSOLIDATED
ASSETS
Cash and equivalents                                           $  15,092,658      $   1,163,817     $          --      $  16,256,475
Restricted cash and equivalents                                   52,414,002                 --                --         52,414,002
Marketable securities                                            226,063,474                 --                --        226,063,474
Receivables
   Guarantee fees                                                 21,767,017                 --                --         21,767,017
   Accrued interest                                                1,600,183                 --                --          1,600,183
   Other                                                           2,574,697             55,697            (5,564)         2,624,830
                                                               -------------      -------------     -------------      -------------
     Total receivables                                            25,941,897             55,697            (5,564)        25,992,030
Notes receivable - FMC                                             5,292,145                 --                --          5,292,145
Notes receivable - other                                             210,120                 --          (210,120)                --
Other assets, net                                                    374,952            254,291                --            629,243
Student loans
   Student loans receivable                                               --          10,313,378               --         10,313,378
   Receivables recoverable on claim payments                      42,687,459                 --                --         42,687,459
                                                               -------------      -------------     -------------      -------------
     Total student loans                                          42,687,459         10,313,378                --         53,000,837
Residual interest in securitized portfolios                       68,138,349                 --                --         68,138,349
                                                               -------------      -------------     -------------      -------------
     Total assets                                              $ 436,215,056      $  11,787,183     $    (215,684)     $ 447,786,555
                                                               =============      =============     =============      =============
LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses                          $   1,612,484      $      48,335     $      (5,564)     $   1,655,255
Due to First Marblehead Education Resources                        8,751,293                 --                --          8,751,293
Accrued pension liability                                            862,186                 --                --            862,186
Deferred revenue - other                                             895,661                 --                --            895,661
Deferred guarantee fees                                           25,326,303                 --                --         25,326,303
Loan loss reserves                                               254,139,822                 --                --        254,139,822
Notes payable                                                             --            210,120          (210,120)                --
Bonds payable                                                             --          9,410,000                --          9,410,000
Investment in subsidiaries                                        (2,118,727)                --         2,118,727                 --
Net assets                                                       146,746,034          2,118,728        (2,118,727)       146,746,035
                                                               -------------      -------------     -------------      -------------
     Total liabilities and net assets                          $ 436,215,056      $  11,787,183     $    (215,684)     $ 447,786,555
                                                               =============      =============     =============      =============

TF-44                                  19

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF ACTIVITIES AND CHANGES IN NET ASSETS YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------

                                                               THE EDUCATION         TERI
                                                                 RESOURCES         FINANCIAL        CONSOLIDATING
                                                              INSTITUTE, INC.    SERVICES, INC.      ADJUSTMENTS        CONSOLIDATED


REVENUE
Guarantee fees                                                 $185,074,584      $          --      $          --      $ 185,074,584
Residual interest in securitized portfolios                      34,656,923                 --                 --         34,656,923
Investment income                                                 7,433,780             22,964                 --          7,456,744
Unrealized gain on investments in marketable                        285,577                 --                 --            285,577
securities
Grants and contracts                                              2,625,802                 --                 --          2,625,802
Origination fees                                                 19,311,166                 --                 --         19,311,166
HEIC membership fees                                                168,025                 --                 --            168,025
Interest income on student loans                                     41,070            757,072            (41,070)           757,072
Interest income - FMC - notes receivable                            340,865                 --                 --            340,865
Contractual income - FMC                                            747,528                 --                 --            747,528
Other                                                                    --                 --                 --                 --
Investments in subsidiaries                                         (59,673)                --             59,673                 --
                                                              -------------      -------------      -------------      -------------
   Total revenue                                              $ 250,625,647      $     780,036      $      18,603      $ 251,424,286
                                                              =============      =============      =============      =============

EXPENSES
Compensation and employee fringe benefits                         3,968,091              4,000                 --          3,972,091
Office expenses                                                     497,348              5,194                 --            502,542
Rent                                                                481,380                 --                 --            481,380
Professional fees (FMER)                                         78,200,000                 --                 --         78,200,000
Professional fees (Other)                                         3,018,138             30,181                 --          3,048,319
Loan servicing fees                                                      --            155,922                 --            155,922
Collection costs                                                  4,264,162                 --                 --          4,264,162
Printing and promotion                                              112,761                 --                 --            112,761
Loan loss provision                                              95,399,973                 --                 --         95,399,973
Depreciation and amortization                                        98,568             93,149                 --            191,717
Grants                                                               54,196                 --                 --             54,196
Interest expense                                                         --            357,223            (41,070)           316,153
Other expenses                                                      358,432            194,040                 --            552,472
                                                              -------------      -------------      -------------      -------------
   Total expenses                                             $ 186,453,049      $     839,709      $     (41,070)     $ 187,251,688
                                                              -------------      -------------      -------------      -------------
Increase in net assets                                        $  64,172,598      $     (59,673)     $      59,673      $  64,172,598
                                                              =============      =============      =============      =============
Net assets, beginning of year                                                                                          $  82,573,437
                                                                                                                       =============
Net assets, end of year                                                                                                $ 146,746,035
                                                                                                                       -------------

                                       20                                 TF-45

THE EDUCATION RESOURCES
INSTITUTE, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
NOVEMBER 30, 2005 AND 2004

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)
NOVEMBER 30, 2005 AND 2004
-------------------------------------------------------------------------------

                                                                            2005                 2004
Assets
Cash and equivalents                                                     $ 29,127,239      $ 23,544,836
Restricted cash and equivalents                                            66,196,364        42,023,459
Marketable Securities (of which $222,448,586 and $129,828,030             277,214,213       185,400,365
    were restricted as of November 30, 2005 and 2004, respectively)
Receivables
    Guarantee fees                                                         15,997,089        22,938,222
    Accrued interest                                                        1,895,601           942,816
    Other                                                                   3,111,466         2,897,365
                                                                         ------------      ------------
             Total receivables                                             21,004,156        26,778,403
Notes receivable                                                            4,982,839         5,712,416
Other assets, net                                                             609,593           804,833
Student loans
    Student loans receivable                                                8,833,040        12,724,290
    Receivables recoverable on claim payments                              47,607,936        36,869,437
                                                                         ------------      ------------
             Total student loans                                           56,440,976        49,593,727
Residual interest in securitized portfolios                                80,333,583        48,043,191
                                                                         ------------      ------------
             Total assets                                                $535,908,963      $381,901,230
                                                                         ------------      ------------

LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses                                    $  1,445,245      $  1,398,199
Due to First Marblehead Education Resources                                 8,035,091         4,914,333
Accrued pension liability                                                     999,257           151,124
Deferred revenue - other                                                    1,154,352           762,711
Deferred guarantee fees                                                    31,049,531        21,178,742
Loan loss reserves                                                        298,959,682       217,727,021
Bonds payable                                                               7,810,000        11,430,000
                                                                         ------------      ------------
             Total liabilities                                            349,453,158       257,562,130

Net assets
    Unrestricted
      Undesignated                                                        171,162,577       109,045,872
      Board-designated                                                     13,293,228        13,293,228
    Permanently restricted                                                  2,000,000         2,000,000
                                                                         ------------      ------------
             Total net assets                                             186,455,805       124,339,100
                                                                         ------------      ------------
             Total liabilities and net assets                            $535,908,963      $381,901,230
                                                                         ============      ============

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF ACTIVITIES AND CHANGES IN NET ASSETS (UNAUDITED)
FOR THE FIVE MONTHS ENDED NOVEMBER 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                          2005               2004

Revenue
Guarantee fees                                                      $ 114,423,741       $  95,132,629
Residual interest in securitized portfolios                            12,374,793          14,264,333
Investment income                                                       5,923,095           2,256,752
Unrealized (loss) gain on investments in marketable securities         (1,806,655)            542,463
Grants and contracts                                                      956,758           1,177,582
Origination fees                                                       11,606,240          10,394,727
HEIC membership fees                                                       50,691              70,245
Interest income on student loans                                          293,958             323,291
Interest income - FMC - notes receivable                                  129,225             147,194
Contractual income - FMC                                                  311,470             311,470
                                                                    -------------       -------------
             Total revenue                                            144,263,316         124,620,686
EXPENSES
Compensation and employee fringe benefits                               1,435,034             994,507
Office expenses                                                           241,870             172,738
Rent                                                                      226,225             249,325
Professional fees (FMER)                                               42,446,201          27,986,200
Professional fees (other)                                               1,337,605           1,269,030
Loan servicing fees                                                        55,169              69,070
Collection costs                                                        2,128,405           1,808,526
Printing and promotion                                                     21,321              33,580
Loan loss provision                                                    56,141,981          49,842,758
Depreciation and amortization                                              72,224              90,482
Grants                                                                     39,475               1,600
Interest expense                                                          155,895             107,476
Other expenses                                                            252,141             229,731
                                                                    -------------       -------------
             Total expenses                                           104,553,546          82,855,023
                                                                    -------------       -------------
Increase in net assets                                                 39,709,770          41,765,663
Net assets, beginning of year                                         146,746,035          82,573,437
                                                                    -------------       -------------
Net assets, end of period                                           $ 186,455,805       $ 124,339,100
                                                                    =============       =============

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE FIVE MONTHS ENDED NOVEMBER 30, 2005 AND 2004
-------------------------------------------------------------------------------

                                                                                2005               2004

CASH FLOWS FROM OPERATING ACTIVITIES
Increase in net assets                                                  $  39,709,770       $  41,765,663
Adjustments to reconcile increase in net assets to net cash
 provided by operating activities
    Depreciation and amortization                                              72,224              90,482
    Provision for loan loss reserve                                        56,141,981          49,842,758
    Amortization of net discount on securities                               (754,955)           (159,147)
    Unrealized loss (gain) on investments in marketable securities          1,806,655            (542,463)
    Change in
      Restricted cash and equivalents                                     (13,782,362)          5,992,613
      Receivables                                                           4,987,874          (6,719,343)
      Student loans                                                        (3,469,868)         (2,514,661)
      Residual interest in securitized portfolios                         (12,195,234)        (14,077,805)
      Other assets, net                                                       (12,208)              3,142
      Default claims paid                                                 (29,448,986)        (21,032,516)
      Default claims recoveries (net of adjustments)                       18,126,865          16,686,309
      Accounts payable and accrued expenses                                  (789,141)           (971,739)
      Deferred revenue - other                                                258,691            (531,866)
      Deferred guarantee fees                                               5,723,228           5,294,005
                                                                        -------------       -------------
             Total adjustments                                             26,664,764          31,359,769
             Net cash provided by operating activities                     66,374,534          73,125,432
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                           (10,637)             (7,899)
Investments in marketable securities                                     (180,801,486)        (79,114,825)
Proceeds from the sale and maturities of investments in
 marketable securities                                                    128,599,047          20,287,854
Proceeds from notes receivable                                                309,306             348,737
                                                                        -------------       -------------
             Net cash used in investing activities                        (51,903,770)        (58,486,133)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on bonds payable                                        (1,600,000)         (1,290,000)
                                                                        -------------       -------------
             Net cash used in financing activities                         (1,600,000)         (1,290,000)
Increase in cash and equivalents                                           12,870,764          13,349,299
Cash and equivalents, beginning of year                                    16,256,475          10,195,537
                                                                        -------------       -------------
Cash and equivalents, end of period                                     $  29,127,239       $  23,544,836
                                                                        =============       =============
SUPPLEMENTAL DISCLOSURE
Cash paid for interest                                                  $     145,873       $     104,925

                                    ANNEX II:
                     BASE PROSPECTUS DATED FEBRUARY 10, 2006

PROSPECTUS
               THE NATIONAL COLLEGIATE FUNDING STUDENT LOAN TRUSTS
                                ISSUING ENTITIES
                STUDENT LOAN ASSET BACKED NOTES AND CERTIFICATES
                             ----------------------

                       THE NATIONAL COLLEGIATE FUNDING LLC
                              DEPOSITOR AND SPONSOR

THE DEPOSITOR AND THE SPONSOR

         The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation.

THE SECURITIES

         The depositor intends to form trusts to issue student loan asset backed securities. The student loan asset backed securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

         Each series may include:

         o    One or more classes of notes secured by the assets of that trust;
              and

         o One or more classes of certificates that represent ownership interests in the assets of the trust for that issue.

         A class of notes or certificates may:

         o    Be senior or subordinate to other classes; and

         o Receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

         Each class of notes or certificates will have the right to receive payments on the dates and in the manner described in the applicable supplement to this prospectus.

TRUST ASSETS

         The assets of each trust will include:

         o Private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity;

         o Guaranty obligations of any private guarantors of the student loans, if applicable; and

         o Other funds, investments and property described in the applicable prospectus supplement.

         A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and the certificates of each series. The supplement will also give details of the specific student loans, credit enhancement and other assets of the trust.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS DESCRIBED IN THE PROSPECTUS SUPPLEMENT THAT ACCOMPANIES THIS PROSPECTUS.

         EACH ISSUE OF SECURITIES REPRESENTS OBLIGATIONS OF, OR INTERESTS IN, THE APPLICABLE ISSUING ENTITY ONLY. THEY DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE FIRST MARBLEHEAD CORPORATION, ANY SELLER OR GUARANTOR OF LOANS TO THE DEPOSITOR, THE DEPOSITOR, THE SERVICERS OR ANY OF THEIR AFFILIATES.

         THE SECURITIES ARE NOT GUARANTEED OR INSURED BY THE UNITED STATES OF AMERICA OR ANY GOVERNMENTAL AGENCY.

         THIS PROSPECTUS MAY BE USED TO OFFER AND SELL ANY SERIES OF SECURITIES ONLY IF ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR THAT SERIES.

                                February 10, 2006

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                           PAGE

Prospectus Summary............................................................1

Formation of the Trusts.......................................................7

Use of Proceeds...............................................................8

The Sponsor, The First Marblehead Corporation, the
     Administrator, the Servicers and the Custodians..........................8

Description of Student Loan Programs.........................................11

The Student Loan Pools.......................................................16

Static Pool Information......................................................17

Transfer and Administration Agreements.......................................17

Description of the Notes.....................................................20

Description of the Certificates..............................................21

Certain Information Regarding the Securities.................................22

Certain Legal Aspects of the Student Loans...................................45

U.S. Federal Income Tax Consequences.........................................46

State and Other Tax Consequences.............................................56

ERISA Considerations.........................................................56

Available Information........................................................58

Reports to Securityholders...................................................58

Incorporation of Certain Documents by Reference..............................59

Underwriting.................................................................59

Legal Matters................................................................61

Annex I:  Global Clearance, Settlement and Tax Documentation Procedures.....I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail:

         (a) This prospectus, which provides general information, some of which may not apply to your series of securities; and

         (b) The related prospectus supplement that describes the specific terms of your series of securities, including:

         o   The timing of interest and principal payments;

         o Financial and other information about the student loans and the other assets owned by the trust;

         o   Information about credit enhancement;

         o   The ratings; and

         o   The method of selling the securities.

         You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

         We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                               PROSPECTUS SUMMARY

         This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

PRINCIPAL PARTIES

TRUST

A Delaware statutory trust to be formed for each series of securities under a trust agreement between the depositor and an owner trustee.

DEPOSITOR AND THE SPONSOR

The National Collegiate Funding LLC, is a limited liability company and a wholly-owned subsidiary of The First Marblehead Corporation and is both the sponsor of the securitizations and the depositor. The depositor is a special purpose "bankruptcy remote" entity formed to purchase student loans from commercial banks, other financial institutions and lenders and to form trusts that will issue student loan asset backed securities.

OWNER TRUSTEE

For each series of securities, the related prospectus supplement will specify the owner trustee for the related trust.

SERVICERS

It is expected that the trust student loans will be serviced by one or more third party servicers.

INDENTURE TRUSTEE

For each series of securities, the related prospectus supplement will specify the indenture trustee for the securities.

ADMINISTRATOR

First Marblehead Data Services, Inc., a Massachusetts corporation and wholly-owned subsidiary of The First Marblehead Corporation, will act as administrator of each trust.

BACK-UP ADMINISTRATOR

It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

STRUCTURING ADVISOR

The First Marblehead Corporation, a Delaware corporation, will act as structuring advisor to the depositor and the sponsor.

THE NOTES

Each series of securities may include one or more classes of student loan asset backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in multiples of $1,000 or as otherwise provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Classes of notes will have a stated principal amount and will bear interest at a specified rate or may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o   Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

Classes of notes may also have different interest rates. The interest rate may be:

         o   Fixed;

         o   Variable;

         o   Adjustable;

         o   Auction-determined; or

         o   Any combination of these rates.

The related prospectus supplement will specify:

         o   The principal or notional amount of each class of notes; and

         o The interest rate for each class of notes or the method for determining the interest rate.

If a series includes two or more classes of notes:

         o The timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or

         o Payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

THE CERTIFICATES

Each series of securities may also include one or more classes of certificates. The certificates will be issued under a trust agreement for that series. We may offer each class of certificates privately, as specified in the related prospectus supplement.

Certificates will be available for purchase in a minimum denomination, as specified in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Each class of certificates will have a stated certificate balance. The certificates may also yield a return on that balance at a specified certificate rate. That rate of return may be:

         o   Fixed;

         o   Variable;

         o   Adjustable;

         o   Auction-determined; or

         o   Any combination of these rates.

Certificates may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o   Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify:

         o   The certificate balance for each class of certificates; and

         o The rate of return for each class of certificates or the method for determining the rate of return.

If a series includes two or more classes of certificates:

         o The timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and

         o Distributions on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.

ASSETS OF THE TRUST

The assets of each trust will include a pool of private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity.

We call the student loans owned by a specific trust "trust student loans."

The assets of the trust will include rights to receive payments made on these trust student loans and any proceeds related to them.

We will purchase the student loans from various originators of student loans, including commercial banks, other financial institutions and lenders. We may also purchase student loans from an affiliate or a warehouse which in turn has purchased the loans from one of those originators and is holding student loans on an interim basis. The prospectus supplement for your securities will describe the seller or sellers of the student loans and the approximate aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and the right to receive payments under any swap agreements, interest rate protection agreements, yield protection agreements or guaranteed investment contracts entered into by the trust. See "Certain Information Regarding the Securities - Credit and Cash Flow or other Enhancement or Derivative Arrangements" below.

The student loans may or may not be insured by a guarantor or surety. The prospectus supplement for your securities will describe each guarantor or surety for any student loans related to your securities if your securities have the benefit of the guaranty.

A trust may also have among its assets various agreements with counterparties providing for interest rate, currency swaps and caps. These agreements will be described in the related prospectus supplement.

COLLECTION ACCOUNT

For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

PRE-FUNDING ACCOUNT

A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

RESERVE ACCOUNT

For each trust there may be one or more reserve accounts. On the applicable closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the required amount of each reserve account.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

Credit or cash flow enhancement for any series of securities may include one or more of the following:

         o   Subordination of one or more classes of securities;

         o   Reserve accounts;

         o   Overcollateralization;

         o   Letters of credit, or credit or liquidity facilities;

         o   Financial insurance;

         o   Surety bonds;

         o   Guaranteed investment contracts;

         o   Interest rate, currency swaps and cap agreements;

         o   Interest rate protection agreements;

         o   Repurchase obligations;

         o   Yield protection agreements; or

         o   Any combination of the foregoing.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions.

STUDENT LOAN PURCHASE AGREEMENTS

For each trust, we will acquire the related student loans under a student loan purchase agreement. We will assign our rights under the student loan purchase agreement to the indenture trustee on behalf of the trust. The trust will further assign these rights to the related trustee as collateral for the securities.

DEPOSIT AND SALE AGREEMENTS

We will sell student loans to the trusts under a deposit and sale agreement. The trusts may purchase student loans that are owned by one or more trusts that were previously formed by The First Marblehead Corporation or an affiliate. The owner trustee will hold legal title to the trust student loans. The trusts will assign their rights under the deposit and sale agreement to the related trustee as collateral for the securities.

SERVICING AGREEMENTS

Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

SERVICING FEE

Each servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

ADMINISTRATION AGREEMENT

First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. Under these agreements, First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust.

ADMINISTRATION FEE

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

STRUCTURING ADVISORY AGREEMENT

The First Marblehead Corporation, in its capacity as structuring advisor, will enter into a structuring advisory agreement. Under this agreement, The First Marblehead Corporation will undertake specific structuring advisory duties for us.

STRUCTURING ADVISOR FEE

The structuring advisor will receive a structuring advisor fee specified in the structuring advisory agreement and the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

Under the deposit and sale agreement for each trust, we, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. We will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS UNDER THE STUDENT LOAN PURCHASE AGREEMENTS

In each student loan purchase agreement, each seller of the student loans will make representations and warranties to us concerning the student loans covered by that student loan purchase agreement. These representations and warranties will be similar to the representations and warranties made by us under the related deposit and sale agreement.

The sellers will have repurchase and reimbursement obligations under the student loan purchase agreement that will be similar to ours under the deposit and sale agreement. We will assign our rights under the student loan purchase agreement to each related trust.

COVENANTS OF THE SERVICERS

Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to the servicer's acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

TAX CONSIDERATIONS

See "U.S. Federal Income Tax Consequences."

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Internal Revenue Code of 1986, as amended, also referred to as the Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

RATINGS

All of the securities offered by a prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The related prospectus supplement will specify the ratings for the securities.

                             FORMATION OF THE TRUSTS


THE TRUSTS

         We will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. We will specify the owner trustee for each trust in the prospectus supplement for your securities. The owner trustee will perform only the following activities:

         o Acquire, hold and sell trust student loans, the other trust assets and related proceeds;

         o    Issue the securities;

         o    Enter into derivative products and credit enhancement facilities;

         o    Make payments on the securities;

         o    Perform duties as specified in the related trust agreement; and

         o    Engage in other incidental or related activities.

         Each trust will have only nominal initial capital. The proceeds from the sale of the related securities will be used to purchase the trust student loans.

         Following the purchase of the trust student loans, the assets of the trust will include:

         o The trust student loans themselves, legal title to which the owner trustee will hold;

         o All funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor or surety payments;

         o All funds and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

         o Rights under the related transfer and servicing agreements, including the rights, if any, to require the sellers, the servicers or us to repurchase trust student loans from it under some conditions;

         o Rights under the guaranty or surety agreements with guarantors or insurers; and

         o    Any other property described in the prospectus supplement.

         The owner trust certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicers, directly or through a custodian, will retain possession of the promissory notes, credit agreements and other documents related to the trust student loans as custodians for the trust.

                                 USE OF PROCEEDS

         On the closing date specified in the applicable prospectus supplement, the owner trustee will purchase the trust student loans from us and make an initial deposit into the reserve account and the pre-funding account, if any, with the net proceeds of sale of the securities. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

               THE SPONSOR, THE FIRST MARBLEHEAD CORPORATION, THE
                ADMINISTRATOR, THE SERVICERS AND THE CUSTODIANS

THE SPONSOR

         The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation and is the sponsor of the securitizations. We were formed in Delaware on March 13, 2003 as a limited liability company with a single member. We have only limited purposes, which include purchasing student loans from various sellers, transferring the student loans to the trusts and other incidental and related activities. We rely entirely on the securitizations in order to fund our purchase of the student loans. At the time of closing we have no continuing duties after the issuance of the securities either related to the securities or the trust student loans. However, under the terms of each deposit and sale agreement, upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers. Our principal executive offices are at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and our telephone number is (800) 895-4283.

         For a description of the size, composition and growth of the sponsor's portfolio of student loans that have been previously securitized and any material factors regarding origination or performance of prior securitizations see the related prospectus supplement.

         For a description of the underwriting criteria and the relationship between the student loan guarantor and the sponsor see "Description of Student Loan Programs" below and "The Student Loan Guarantor" in the related prospectus supplement.

         We have taken steps intended to prevent any application for relief by The First Marblehead Corporation under any insolvency law from resulting in consolidation of our assets and liabilities with those of The First Marblehead Corporation. We cannot, without the affirmative vote of 100% of our board of managers, including the affirmative vote of each independent manager, do any of the following:

         o Engage in any business or activity other than our limited purposes (described above);

         o Incur any indebtedness other than in certain limited circumstances;

         o    Dissolve or liquidate, in whole or in part;

         o Consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity; or

         o Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against us, or file a petition seeking or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestor of the sellers or a substantial property, or make any assignment for the benefit of creditors, or admit in writing our inability to pay our debts generally as they become due, or take any action in furtherance of any of the above.

         There can be no assurance that the activities of The First Marblehead Corporation or us would not result in a court concluding that some or all of our assets and liabilities of the seller or those of the trust should be substantively consolidated with or restored to or made a part of those of The First Marblehead Corporation in a proceeding under the Bankruptcy Code. If a court were to reach that conclusion or a filing were made under the Bankruptcy Code, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the securities could occur or reductions in the amounts of the distributions could result.

THE FIRST MARBLEHEAD CORPORATION

         The First Marblehead Corporation will act as structuring advisor to us. The First Marblehead Corporation provides outsourcing services for private education lending in the United States. The First Marblehead Corporation helps meet the growing demand for private education loans by providing financial and educational institutions, as well as business and other enterprises, with an integrated suite of services for designing and implementing student loan programs. The First Marblehead Corporation focuses primarily on loan programs for undergraduate, graduate and professional education, and, to a lesser, on the primary and secondary school market. In providing its services, The First Marblehead Corporation does not serve as a lender, guarantor or loan servicer, but instead receives fees for the services it provides in connection with processing and securitizing its clients' loans, including structural advisory fees, residuals and administration fees. The First Marblehead Corporation focuses primarily on loan programs for undergraduate, graduate and professional education, and, to a lesser degree, on the primary and secondary school market.

         The First Marblehead Corporation was formed as a limited partnership in 1991 and was incorporated in Delaware in August 1994. On October 31, 2003, The First Marblehead Corporation's common stock was listed on the New York Stock Exchange under the symbol "FMD." The First Marblehead Corporation's principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

         The First Marblehead Corporation is the beneficial owner of all of the outstanding capital stock of First Marblehead Data Services, Inc. and is the beneficial owner of all of the outstanding membership interests of The National Collegiate Funding LLC.

THE ADMINISTRATOR

         First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust. Since its inception First Marblehead Data Services, Inc. has existed to administer certain securitization trusts and has no other material operations other than the administration of such trusts.

         The services provided by the administrator include, among others:

         o Responding to requests from borrowers, educational institutions, guarantors, the trustees and others with respect to the trust student loans;

         o Administering our accounting and financial reporting activities, including maintaining financial records concerning the trust student loans and preparing annual operating budgets, statistical reports and cash flow projections to the extent required by an indenture; and

         o Retaining and managing collection agents and other professional service providers to collect defaulted trust student loans.

         The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

         It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

         First Marblehead Data Services, Inc. was incorporated in Massachusetts in April 1996. First Marblehead Data Services, Inc.'s principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

THE SERVICERS

         General. It is expected that the trust student loans will be serviced by one or more third party servicers. A description of each servicer will be provided in the applicable prospectus supplement to this prospectus. Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

         Each servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

         Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys' fees, which arises out of or relates to the servicer's acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

         The Custodians. The indenture trustee and we will enter into a separate custodial agreement with each servicer, pursuant to which all trust student loans (including all trust student loans with respect to which the indenture trustee holds legal title) will be placed in the possession of the custodians, as agents of the indenture trustee, for the purpose of perfecting a security interest to the extent the trust student loans are evidenced by instruments.

         The prospectus supplement for a series may contain additional information concerning the administrator, the servicers, the custodians or us.

                      DESCRIPTION OF STUDENT LOAN PROGRAMS


GENERAL

         Several different banks will sell to us pools of student loans originated under different private student loan programs. We may acquire additional student loans originated pursuant to the loan programs and sold by the sellers pursuant to student loan purchase agreements entered into with The First Marblehead Corporation with amounts on deposit in the pre-funding account. None of the trust student loans purchased by us will be guaranteed directly or indirectly by the federal government or by any state, or by any federal or state agency.

THE STUDENT LOAN PROGRAMS

         The private student loan programs offered by each seller include, but are not limited to:

         o    Undergraduate credit-worthy;

         o    Graduate credit-worthy;

         o    Graduate credit-ready;

         o    Continuing education credit-worthy;

         o    K-12 credit-worthy;

         o    Health profession credit-worthy; and

         o    Health profession credit-ready.

         Changes in the loan programs will be described in the related prospectus supplement. Eligible students may be able to consolidate one or more loans into one loan. Consolidation loans may have different payment terms and interest rates. Specific terms regarding consolidation loans, if any, will be described in the related prospectus supplement.

MARKETING CHANNELS

         The trust student loans are made up of loans that have been marketed under either Direct to Consumer loan programs or School Channel loan programs. Direct to Consumer loan programs are those marketed by lenders, businesses, unions, affinity groups or other organizations directly to prospective borrowers. School Channel loan programs are those marketed by lenders or third parties to student borrowers through the educational institutions those students attend.

         Other marketing programs may be used to market the student loans as described in the related prospectus supplement.

ORIGINATION PROCESSING

         First Marblehead Education Resources, Inc. provides outsourced loan origination, customer service, default prevention, default processing and other administrative services related to the trust student loans. Generally, the origination processing consists of three phases: application processing, credit agreement and disbursement.

         Application Processing. Once a potential borrower submits an application for processing by internet, phone or mail, the origination system automatically generates and sends a confirmation e-mail to the applicant, analyzes the submitted application and sends application data to credit bureaus, which generate and return a credit report. The credit decision software then applies the credit report data and all scoring parameters associated with the loan type, and a credit decision is generated. This automated underwriting process allows delivery of a loan application decision with respect to a significant majority of applications. The remaining applications with either incomplete information or with derogatory credit bureau report items are sent to a credit analyst for review. The initial determination is communicated to the applicant, primarily through email, informing him or her whether the application is conditionally approved, rejected or in review. The applicant receives instructions as to next steps and is provided a website navigation link to check his or her loan status. Simultaneously, customer service platforms, including automated voice response, online status and customer service applications, are updated.

         Credit Agreement. Once a loan application is approved, a credit agreement is generated that contains the terms and conditions of the loan. For those lenders and borrowers that prefer electronic document delivery, an automated email is sent to the borrower, which contains a navigation link to prompt the borrower to access a secure website to retrieve the credit agreement and required regulatory disclosures. The note can be viewed, downloaded and printed by the borrower and faxed or mailed back. For those lenders that do not participate in the electronic delivery system, or for those borrowers that prefer paper documentation, a pre-filled credit agreement is mailed to the borrower for signature and return by mail.

         Disbursement. Once all applicant data, a signed credit agreement, evidence of enrollment and any income verification are received, the loan funds are disbursed with funds made available by the lenders. Depending on the loan program and type of disbursement, funds are either sent to the borrower or to the particular school, either directly or through a central disbursing agent.

         First Marblehead Education Resources, Inc. was incorporated in Delaware on March 8, 2001. First Marblehead Education Resources, Inc.'s principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

ELIGIBILITY REQUIREMENTS

         To qualify, the applicant must meet the following eligibility requirements:

         o The student borrower must be enrolled at least half-time for the loan period in question, except for continuing education loan borrowers. For all loans except K-12 loans and continuing education loans the program in which the student is enrolled must be a degree- or certificate-granting program.

         o The student borrower must be at least the age of majority at the time of the loan application except for K-12 loan students, because they are not signatories on their promissory notes.

         o To qualify for subsequent loans, the student must maintain satisfactory academic progress.

         o Joint application is not required. If a second signer is necessary to meet credit criteria, or desired by the borrowers, then both applicants become joint applicants for the benefit of the student and co-borrowers under the promissory note. Borrower and co-borrower(s) need to sign the application and promissory note to be eligible for the loan.

         o The student borrower or a cosigner must be a United States citizen/national or a permanent resident alien of the United States.

         The standards for school eligibility to participate in loan programs vary but generally include, without limitation:

         o Accreditation as a degree-granting institution of higher education in the United States or Canada and proof thereof (for graduate loan programs, schools must be accredited to grant master and/or doctorate degrees, or the equivalent, in any professional field);

         o A default rate as reported by the United States Department of Education no greater than 12%;

         o Proof that the school is operating legally in the state in which it is located; and

         o Certification that the school is in compliance with all laws of that state concerning its education curriculum.

         For both credit-ready and credit-worthy programs, applicants must meet the following credit criteria. The process of credit underwriting for all loan programs begins with obtaining an online credit bureau report for each applicant. The underwriter must analyze this report to:

         o Determine if the credit score meets the minimum criteria for the particular loan program concerned; and

         o Determine if the credit bureau rating indicates the presence of derogatory items, and if so, then to determine if the report meets the additional judgmental criteria.

         Credit bureau criteria include:

         o The credit bureau report must indicate a credit score that meets or exceeds the minimum requirement for the particular loan program concerned.

         o The Credit Bureau Rating must be E1 or better. (An E1 rating indicates the presence of no more than one major derogatory item, meaning any trade line reported as 90 or more days delinquent.)

         o If the Credit Bureau Rating is E1, the underwriter must review the report to determine that the derogatories meet the judgmental criteria set forth below.

         Where the underwriter is required to apply judgmental criteria to a credit bureau report, a loan may not be approved unless there is:

         o    At least two years of credit history.

         o No record of a paid or unpaid charged off account over $200 within the past five years. An override may be granted after thorough review.

         o No record of a foreclosure, repossession, open judgment or suit, unpaid tax lien or other negative public record items in the past seven years. An override may be granted where the applicant provides written documentation demonstrating the obligation has been paid.

         o No record of a bankruptcy in the past ten years. An override may be granted where the applicant provides written documentation demonstrating that the circumstances leading up to the bankruptcy were beyond his/her control (such as large medical expenses or unemployment due to being laid off).

         o No record of a student loan default. An override may be granted where the applicant provides written documentation demonstrating the obligation has been paid.

         For credit-worthy programs only, to be credit-worthy, a borrower must also meet employment, income and length of residence criteria, which vary somewhat depending on the borrower's circumstances (i.e., wage-earning, retired or self-employed). For wage earners, these criteria generally include but are not limited to the following:

         o The borrower must supply a pay stub not more than 60 days old. If not available, a letter from an employer on company letterhead stationary listing gross yearly salary is acceptable.

         o The borrower must have been employed at his/her current or former employer for a minimum of two continuous years.

         o If the borrower is a student and wishes to have his/her wage income used in the loan decision, the borrower must submit a pay stub no more than 60 days old or a letter from employer(s) documenting start date(s), full-time status and hours worked.

         o The borrower must have resided at his/her current address for a period exceeding 12 months and resided in the United States for the past two years.

INTEREST

         The rate of interest is variable and adjusts monthly or quarterly on the first day of each calendar month or quarter, as applicable, and will be based on one of the following reference index rates:

         o    The London Interbank Offered Rate or LIBOR;

         o    A bank's prime rate; or

         o    U.S. Treasury Bill rates.

         The margin over the interest index is set by the sellers in the student loan notes and may be tiered to reflect the historic risk characteristics of borrowers, whose credit history places them in a particular tier of a tiered loan program.

BORROWER FEES

         For each student loan, an origination fee is added to the loan amount. The origination fee ranges from 0% to 12% at time of disbursement and 0% to 3% at time of repayment. The fee is computed as a percentage of the total of the amount advanced in cash and the fee. The sellers in turn may pay a guaranty fee to a guaranty agency, which may or may not match the amount charged to the borrower. The sellers may also elect to have tiered guaranty fees within a particular program to reflect historic rates of default for loan program borrowers with particular credit characteristics.

REPAYMENT

         Continuing education credit-worthy loans, graduate credit-worthy and credit-ready loans and health profession credit-worthy and credit-ready loans offer full deferment of principal and interest during in-school and grace periods. K-12 credit-worthy loans offer immediate repayment of principal and interest. Undergraduate credit-worthy loans offer immediate repayment of principal and interest, deferment of principal only and full deferment of principal and interest during in-school and grace periods. Generally, borrowers in undergraduate and graduate loan programs can obtain deferments for up to four years, freshmen in five year programs can obtain five year deferments and students who go on to medical and dental internship or residency after finishing an undergraduate or graduate degree can receive deferment for up to a total of eight years. Continuing education loans have a maximum deferment period of two years and health profession loans may be deferred for up to six years. K-12 loan borrowers have no deferment period. When borrowers choose to defer interest, accrued interest is added to the outstanding loan balance either on a quarterly basis or when entering repayment of interest and principal. A hardship forbearance is available for medical or economic hardship for up to a maximum of twelve months during the life of a loan. Forbearance is administered by the servicers in accordance with the servicing guidelines. In addition to providing documentation regarding hardship, the borrower must agree to capitalize all interest accruing during the forbearance period. In general, each loan must be scheduled for repayment of principal and interest over a period of up to 20 years with a minimum monthly payment of $25.00. Loans over $40,000 may be repaid over 25 years.

                             THE STUDENT LOAN POOLS

         We will purchase the trust student loans from sellers described in the related prospectus supplements for your securities out of the portfolio of student loans held by those sellers. The trust student loans must meet several criteria, including:

         o The loan may be guaranteed or insured as to principal and interest by a private guarantor or insurer identified in the prospectus supplement.

         o Each loan was originated in the United States, Canada, its territories or its possessions in accordance with the guidelines of the specific loan program.

         o Each loan contains terms consistent with the program guidelines and the applicable guaranty agreements, if any.

         o Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

         o Each loan satisfies any other criteria described in the related prospectus supplement.

         The prospectus supplement for each series will provide information about the trust student loans in the related trust that will include:

         o    The composition of the pool;

         o The distribution of the pool by loan type, payment status, interest rate, interest capitalization frequency during deferral period and remaining term to maturity;

         o    The borrowers' states of residence; and

         o The percentages of the trust student loans guaranteed by the applicable guarantors.

DELINQUENCIES, DEFAULTS, CLAIMS AND NET LOSSES

         If a substantial portion of the trust student loans in the trust assets for a particular series of securities are guaranteed by a specific private guarantor, certain historical information about delinquencies, defaults, recoveries, guaranty claims and net losses of comparable guaranteed student loans to the trust student loans will be set forth in the related prospectus supplement. The delinquency, default, recoveries claim and net loss experience on any pool of trust student loans may not be comparable to this information.

TERMINATION

         For each trust, the obligations of the servicers, the owner trustee, the indenture trustee or us under the transfer and servicing agreements will terminate upon:

         o The maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan; and

         o The payment to the securityholders of all amounts required to be paid to them.

                             STATIC POOL INFORMATION

         For each student loan pool discussed above, the sponsor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                     TRANSFER AND ADMINISTRATION AGREEMENTS

GENERAL

         The following is a summary of certain terms of:

         o The student loan purchase agreements, pursuant to which we will acquire the student loans from the sellers;

         o The deposit and sale agreements, pursuant to which we will sell the student loans to the owner trustee on behalf of the trust; and

         o The administration agreement, pursuant to which the administrator will undertake specific administrative duties for each trust.

         The following summaries do not cover every detail of these agreements and are subject to all of the provisions of the agreements.

THE STUDENT LOAN PURCHASE AGREEMENTS

         The following is a summary of certain terms of the student loan purchase agreements pursuant to which the sellers have agreed to sell, from time to time, pools containing private education loans originated by them to The First Marblehead Corporation or to us, as an entity designated by The First Marblehead Corporation to acquire the loans.

         Pursuant to each student loan purchase agreement, each seller makes representations and warranties with respect to each of the trust student loans. Although the representations and warranties are negotiated by each seller and there is some variance among the student loan purchase agreements, the representations and warranties generally include the following:

         o Each of the trust student loans: is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles, if subject to a guaranty agreement, is covered by and entitled to the benefits of the guaranty and is fully disbursed;

         o At the time of origination, each trust student loan and any accompanying notices and disclosures conform in all material respects to all applicable state and federal laws, rules and regulations, each trust student loan was documented on forms set forth in the program guidelines and contained consumer loan terms and, if guaranteed, involved guaranty fees payable to a guaranty agency in strict conformity with the program guidelines, the origination of each trust student loan was conducted in substantial compliance with the program guidelines and in compliance in all material respects with all applicable state and federal laws concerning the actions of the seller, and the seller did not discriminate based upon the age, sex, race, national origin, color, religion or handicapped status of any borrower in making the trust student loan;

         o At the time of origination, each trust student loan is in compliance with any applicable usury laws;

         o There is no defense to payment, counterclaim or setoff with respect to any trust student loan (in the case of one seller, this representation is limited to at the time of origination); there is no action before any state or federal court, administrative or regulatory body, pending or threatened against the seller in which an adverse result would have a material adverse effect upon the validity or enforceability of the trust student loans originated by the seller;

         o Each and every trust student loan included in the pool of trust student loans or acquired by us is owned by the seller and is free and clear of any liens, claims or demands of any person, and the seller has the absolute right to transfer the same to us; and

         o With respect to each trust student loan acquired by us, the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of the terms set forth in the program guidelines, and the trust student loan has been serviced at all times in substantial compliance with the program guidelines.

         In the event any representation or warranty made by a seller pursuant to the student loan purchase agreement proves to be inaccurate or incomplete in any material respect as of the date when made, the seller has the right (but not the obligation) to elect to repurchase the affected trust student loan or loans for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Whether or not the seller exercises the option, it has the obligation to indemnify us with respect to losses arising out of any material breach of its representations or warranties.

DEPOSIT AND SALE AGREEMENT

         On the closing date, we will sell to the owner trustee, on behalf of the trust, our entire interest in the student loans acquired by us from the sellers. Each student loan will be listed in an exhibit to the deposit and sale agreement. The related trustee concurrently with the sale will issue the notes and the certificates. The trust will apply net proceeds from the sale of the notes and the certificates to purchase the student loans from us.

         In each deposit and sale agreement, we will make representations and warranties concerning the trust student loans to the related trust for the benefit of securityholders, including representations and warranties that are substantially the same as those made by the sellers to the depositor. Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers.

THE ADMINISTRATION AGREEMENT

         First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

                            DESCRIPTION OF THE NOTES


GENERAL

         Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

PRINCIPAL AND INTEREST ON THE NOTES

         The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made before payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate, any combination of these rates or a different rate specified in the related prospectus supplement. Classes of notes will have a stated principal amount and will bear interest at a specified rate or may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o    Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

         The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate.

         Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes.

         In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

         For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

         The certificates will be available for purchase in minimum denominations specified in the related prospectus supplement. Certificates of a given series owned by us or our affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that certificates owned by us or our affiliates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

DISTRIBUTIONS ON THE CERTIFICATE BALANCE

         The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, any combination of the foregoing or a different rate specified in the related prospectus supplement.

         The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

         Certificates may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o    Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

         The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

         Classes of securities may be entitled to:

         o Principal distributions with disproportionately low, nominal or no interest distributions;

         o Interest distributions with disproportionately low, nominal or no principal distributions;

         o    Distributions based on a combination of components; or

         o Distributions limited to collections from a designated portion of assets in the related trust fund.

         Each class of securities that is interest bearing may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

FIXED RATE SECURITIES

         Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed as specified in the applicable prospectus supplement.

FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate or a negotiable certificate of deposit rate.

         Floating rate securities also may have either or both of the following:

         o    A maximum limitation, or ceiling, on its interest rate; and

         o    A minimum limitation, or floor, on its interest rate.

         In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

         The administrator or the indenture trustee for each trust that issues a class of floating rate securities will calculate interest on that class. In the absence of manifest error, all determinations of interest by the administrator or the indenture trustee will be conclusive for all purposes and binding on the holders of the floating rate securities.

LIBOR RATE SECURITIES

         The LIBOR rate securities will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate securities will be paid in arrears on each distribution date. The distribution date for the LIBOR rate securities will be the business day specified in the prospectus supplement following the end of the interest accrual period for the securities specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate securities for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the securities plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate securities will be payable as specified in the applicable prospectus supplement.

         The interest rate payable on the LIBOR rate securities may be subject to limitations described in the related prospectus supplement.

         If so provided in the related prospectus supplement, a trust may enter into a LIBOR security derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the securities over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the securities at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the collection account on any distribution date after payment of interest and principal due on the securities and, if necessary, replenishment of the reserve account to the required minimum balance.

ACCRUAL SECURITIES

         Accrual securities will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual securities, the amount of accrued interest will be added to the principal balance thereof on each interest payment date. The principal balance of the accrual securities will begin to be paid from available funds received with respect to the trust student loans after the date that accrued interest is no longer being added to the principal balance of the securities. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding principal balance thereof immediately prior to the interest payment date.

ORIGINAL ISSUE DISCOUNT SECURITIES

         Original issue discount securities will have a stated maturity set forth in the applicable prospectus supplement. The securities will be issued at a discount from the principal amount payable at maturity. The securities may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount securities, all or some portion of the interest due will accrue during the life of the security and be paid only at maturity or upon earlier redemption. Each holder of an original issue discount security will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period.

DISTRIBUTIONS

         Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and/or interest on each class of securities.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

         General. The trust fund may include one or more credit or cash flow enhancement or derivative arrangements, as described in this section. All credit or cash flow enhancement or derivative arrangements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement or derivative arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement or derivative arrangements may take the form of:

         o    Subordination of one or more classes of securities;

         o    Reserve accounts;

         o    Overcollateralization;

         o    Letters of credit, or credit or liquidity facilities;

         o    Financial insurance;

         o    Surety bonds;

         o    Guaranteed investment contracts;

         o    Interest rate, currency swaps and cap agreements;

         o    Interest rate protection agreements;

         o    Repurchase obligations;

         o    Yield protection agreements; or

         o    Any combination of the foregoing.

         The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

         Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

         Subordination. If so provided in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

         Reserve Account. If so provided in the related prospectus supplement, a reserve account will be established for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

         Overcollateralization. If so provided in the related prospectus supplement, interest collections on the student loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the student loans, thereby creating overcollateralization and additional protection to the securityholders, as provided in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related student loans.

         Letters of credit, credit and liquidity facilities. If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit or line of credit or other liquidity facility, a bank will deliver to the related trustee an irrevocable letter of credit or funding commitment, as applicable. The letter of credit or line of credit or other liquidity facility may provide direct coverage with respect to the student loans. The bank that delivered the letter of credit or line of credit or other liquidity facility, as well as the amount available thereunder with respect to each component of credit enhancement, will be provided in the applicable prospectus supplement. If so provided in the related prospectus supplement, the letter of credit or line of credit or other liquidity facility may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit or line of credit or other liquidity facility will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit or line of credit or other liquidity facility will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

         Financial insurance. If so provided in the related prospectus supplement, financial insurance may be obtained and maintained for a class or classes of securities. The insurer with respect to financial insurance will be described in the related prospectus supplement.

         The financial insurance will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial insurance will be set forth in the related prospectus supplement. Financial insurance may have limitations and generally will not insure the obligation of the repurchase and reimbursement obligations of the sellers and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial insurance.

         Surety bonds. If so provided in the related prospectus supplement, a surety bond may be obtained and maintained for a class or classes of securities. The surety bond provider will be described in the related prospectus supplement.

         The surety bond will be unconditional and irrevocable and will guarantee to the issuer that an amount equal to the full amount of payments due to the issuer from a person obligated to make payments to the issuer (other than payments on the student loans by the borrowers) will be received by the trustee or its agent on behalf of the issuer. The specific terms of any surety bond will be set forth in the related prospectus supplement. The surety bond may have limitations. The surety bond provider will be subrogated to the rights of the issuer to the extent the surety bond provider makes payments under the surety bond.

         Guaranteed investment contracts. If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

         Interest rate, currency swaps and cap agreements. The trust fund may include one or more derivative instruments, including interest rate, currency swaps and cap agreements. All interest rate, currency swaps and cap agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

         The trustee on behalf of a trust fund may enter into interest rate, currency swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         There can be no assurance that the trustee will be able to enter into or offset interest rate, currency swaps and cap agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate, currency swaps and cap agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate or currency swap or cap agreement when it would be economically advantageous to the trust fund to do so.

         Interest rate and yield protection agreements. The trust fund may include one or more derivative instruments, including interest rate protection and yield protection agreements. All interest rate protection and yield protection agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

         The trustee on behalf of a trust fund may enter into interest rate protection and yield protection agreements that do not involve swap agreements or other notional principal contracts, which may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into interest rate protection and yield protection agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate protection and yield protection agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate protection or yield protection agreement when it would be economically advantageous to the trust fund to do so.

         Repurchase obligations. Each of the sellers is generally obligated to repurchase any trust student loan as a result of a breach of any of its representations and warranties contained in its student loan purchase agreement and each of the servicers is obligated to purchase any trust student loan pursuant to its servicing agreement as a result of a breach of certain covenants with respect to the trust student loan, in each case where the breach materially adversely affects the interests of the securityholders in that trust student loan and is not cured within the applicable cure period. See "Transfer and Administration Agreements - The Student Loan Purchase Agreements."

AUCTION RATE SECURITIES AUCTION PROCEDURES

         If a class of securities is offered by a prospectus supplement that has an auction-determined rate, the securities will be subject to the auction procedures. By purchasing auction rate securities, whether in an auction or otherwise, each prospective purchaser will be deemed to have agreed to participate in auctions on the terms described herein; and so long as the beneficial ownership of the auction rate securities is maintained in book-entry form to sell, transfer or otherwise dispose of the auction rate securities only pursuant to a bid or sell order in an auction conducted pursuant to the procedures described herein or to or through a specified broker-dealer; provided, that in the case of all transfers other than those pursuant to an auction, either the beneficial owner of the auction rate securities so transferred, its participant or specified broker-dealer advises the agent conducting the auction of the transfer.

         Summary of Auction Procedures. The following summarizes certain procedures that will be used in determining the interest rates on any auction rate securities. Prospective investors in the auction rate securities should read carefully the following summary.

         The interest rate on the auction rate securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch auction." In this Dutch auction, current investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of auction rate securities the investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate securities.

         In the auction procedures, the following types of orders may be submitted:

         (a) Bid/Hold Orders: the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its auction rate securities for the upcoming interest period;

         (b) Sell Orders: an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

         (c) Potential Bid Orders: the minimum interest rate that a potential investor (or a current investor wishing to purchase additional auction rate securities) is willing to accept in order to buy a specified principal amount of auction rate securities.

         If an existing investor does not submit orders with respect to all of its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate securities for which no order was received.

         In connection with each auction, auction rate securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example, which is not based upon current market conditions, is included solely to illustrate how the above-described procedures are used in determining the interest rate on the auction rate securities.

         (a)   Assumptions:

               (i)      Denominations (Units) = $50,000
               (ii)     Interest Period = 28 Days
               (iii)    Principal Amount Outstanding = $25 Million
                        (500 Units)

         (b)   Summary of All Orders Received for the Auction:

                    Bid/Hold Orders                    Sell Orders                   Potential Bid Orders
                    ---------------                    -----------                   --------------------
                  10 Units at 1.90%                  50 Units Sell                      20 Units at 1.95%
                  30 Units at 2.02%                  50 Units Sell                      30 Units at 2.00%
                  60 Units at 2.05%                 100 Units Sell                      50 Units at 2.05%
                                                     --------------
                 100 Units at 2.10%                  200 Units Total                    50 Units at 2.10%
                 100 Units at 2.12%                                                     50 Units at 2.11%
                ------------------
                 300 Units Total                                                        50 Units at 2.14%
                                                                                       100 Units at 2.15%
                                                                                       ------------------
                                                                                       350 Units Total

         Total units under existing bid/hold orders and sell orders always equal issue size (in this case 500 units).

         (c)   Auction Agent Organizes Orders in Ascending Order:

  Order           Number of      Cumulative                                Cumulative of      Total
 Number            Units        Total (Units)     Order %      Number         Units          (Units)         %
--------          ---------     -------------     -------      ------      -------------     -------        -----

    1               10(W)              10          1.90%          7           100(W)           300          2.10%
    2               20(W)              30          1.95%          8            50(W)           350          2.10%
    3               30(W)              60          2.00%          9            50(W)           400          2.11%
    4               30(W)              90          2.02%         10           100(W)           500          2.12%
    5               50(W)             140          2.05%         11            50(L)                        2.14%
    6               60(W)             200          2.05%         12           100(L)                        2.15%

(W) Winning Order; (L) Losing Order

         Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 2.12%) as the interest rate for the next period that interest will accrue when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis, with bid/hold orders of existing holders given priority. Notwithstanding the foregoing, in no event will the interest rate exceed the maximum interest rate. Furthermore, if the maximum rate for an upcoming auction rate security interest period is less than the winning rate (in this case, 2.12%), winning bidders will still be required to purchase the auction rate securities for which they bid, which auction rate securities will bear interest at the maximum rate, provided that the difference between the maximum rate and 2.12% will immediately accrue as carry-over amount and be paid on the next occurring quarterly distribution date on which moneys are available under the indenture.

         The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid/hold orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale. In these circumstances, the interest rate for the upcoming auction rate security interest period will equal the maximum rate. Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate) the interest rate for the upcoming auction rate security interest period will equal the lesser of the maximum rate and the all hold rate.

         As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in the form of indenture filed as an exhibit to the registration statement.

THE INDENTURE

         The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

         Parity and Priority of Lien. The provisions of each trust's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, a class of senior notes will have priority over a class of subordinated notes with respect to payments of principal and interest.

         The revenues and other money, trust student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

         o Will not create or voluntarily permit to be created any debt, lien or charge on the trust student loans which would be on a parity with, subordinate to, or prior to the lien on the indenture;

         o Will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

         o Will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the trust student loans.

         Representations and Warranties. Each trust will represent and warrant in its indenture that:

         o It is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture;

         o All necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

         o The notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the trust's assets.

         Modification of Indenture. With the consent of the noteholders holding a majority of the outstanding amount of the most senior classes of notes then outstanding, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the noteholders. The holders of any class of interest only notes will not be entitled to exercise any voting rights.

         However, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

         o Change the date of payment of any installment of principal of or interest on each class of notes, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the note or any interest thereon is payable;

         o Impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         o Reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

         o Modify or alter the provisions of the indenture regarding the voting of notes;

         o Reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

         o Decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements;

         o Modify any of the provisions of the indenture that affect the calculation of the amount of any payment of interest or principal due on any applicable note on any distribution date (including the calculation of any of the individual components of the calculation) or to affect the rights of the holders of the notes to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

         o Permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The trust and the indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture, including changing the auction procedures (such as the bidding process) for the auction rate notes, or of modifying in any manner the rights of noteholders so long as the rating agencies confirm their then outstanding ratings of the notes and the action will not, in the opinion of counsel satisfactory to the indenture trustee, materially affect the interest of any noteholder.

         Events of Default; Rights upon Event of Default. With respect to the notes, an "event of default" under the indenture will include the following:

         o A default for three business days or more in the payment of any interest on any note after the same becomes due and payable; provided however, that so long as the senior notes are outstanding, each holder of any subordinate note will be deemed to have consented to the delay in payment of interest on the subordinate note and to have waived its right to institute suit for enforcement of the payment;

         o A default in the payment of the principal of any note when the same becomes due and payable (but only to the extent of available funds) or on the final maturity date with respect thereto;

         o A default in the observance or performance of any covenant or agreement of the trust made in the transaction documents and the continuation of the default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of any notes then outstanding;

         o Any representation or warranty made by the trust in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

         o Certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

         However, the amount of principal required to be distributed to noteholders under the indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations of the trust. The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final maturity date for the class of notes.

         If an event of default should occur and be continuing with respect to the notes, the indenture trustee at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may declare the principal of all the notes to be immediately due and payable. This declaration may be rescinded at the direction of such noteholders if the trust has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to this acceleration) and all events of default, other than the nonpayment of the principal of the notes that has become due solely by this acceleration, have been cured or, under the circumstances described below, waived. If provided in the related prospectus supplement that none of the notes sold will be senior notes, the prospectus supplement will describe the noteholders or other persons who will give direction to the indenture trustee in the event of a default. If the notes have the benefit of financial insurance, the insurer will usually be specified as the "interested party" to give direction to the indenture trustee.

         After the occurrence of an event of default or following acceleration of the notes due to a default for three business days or more in the payment of interest on any note after the interest becomes due and payable or a default in the payment of principal, no interest or principal will be paid to the subordinate noteholders until all senior notes have been paid in full.

         Upon an event of default under the indenture, the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding will have the right to exercise remedies on behalf of all the noteholders.

         If an event of default shall have occurred and be continuing, the indenture trustee may, or shall at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, sell the trust student loans, subject to certain conditions set forth in the indenture.

         If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, exercise remedies as a secured party, require the indenture trustee to sell the trust student loans or elect to have the indenture trustee maintain possession of the trust student loans and continue to apply collections with respect to the trust student loans as if there had been no declaration of acceleration.

         However, the indenture trustee is prohibited from selling the trust student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note, unless:

         o    The holders of all outstanding senior notes consent to the sale;

         o The proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

         o The indenture trustee determines that the collections on the trust student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the senior notes then outstanding.

         A sale also requires the consent of all the subordinate noteholders unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the subordinate notes.

         Noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding (or if only one class is affected, a majority of the outstanding amount of that class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         No noteholder will have the right to institute any proceeding with respect to the indenture, unless:

         o The noteholder previously has given to the indenture trustee written notice of a continuing event of default;

         o The holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

         o The holder or holders have offered the indenture trustee reasonable indemnity;

         o The indenture trustee has for 60 days failed to institute the proceeding; and

         o No direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding senior notes.

         In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to the trust, none of the indenture trustee, the sellers or, as applicable, the administrator, the back-up administrator, the servicers or any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

         Certain Covenants. The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

         o The entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia;

         o The entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

         o No event of default will have occurred and be continuing immediately after the merger or consolidation;

         o The trust has been advised that the ratings of the notes would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

         o The trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the trust or to any noteholder.

         The trust will not, among other things:

         o Except as expressly permitted or required by the indenture, the student loan purchase agreements or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

         o Claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, also referred to as the Code, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

         o Permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

         o Permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the indenture, the student loan purchase agreements or certain related documents.

         The trust may not engage in any activity other than financing, purchasing, owning, selling and servicing student loans and the other assets of the trust, in each case in the manner contemplated by the indenture, the student loan purchase agreements or certain related documents and activities incidental thereto. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture or otherwise in accordance with the student loan purchase agreements or certain related documents.

         Statements to Indenture Trustee and Trust. Before each quarterly distribution date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth at least the following information as to the notes, to the extent applicable:

         (a) The amount of the distribution allocable to principal of each class of notes;

         (b) The amount of the distribution allocable to interest on each class of notes, together with the interest rates applicable with respect thereto;

         (c) The pool balance as of the close of business on the last day of the preceding collection period, after giving effect to the related payments allocated to principal reported under clause (a) above;

         (d) The aggregate outstanding principal balance or notional amount, as applicable, of each class of notes as of the quarterly distribution date, after giving effect to related payments allocated to principal reported under clause
(a) above;

         (e) For each quarterly distribution date, the amount of fees and expenses paid to the indenture trustee and the owner trustee; the amount of the servicing fee paid to each servicer; the amount of fees and expenses paid to each broker-dealer and the auction agent, if any; the amount of fees paid to a guaranty agency; the amount of the administration fee paid to the administrator; the amount of the back-up administration fee paid to the back-up administrator, and, in each case, with respect to the collection period, together with the amount, if any, remaining unpaid after giving effect to all payments;

         (f) For each quarterly distribution date, the amount of the aggregate realized losses for the trust student loans, if any, for the collection period and the balance of the trust student loans that are delinquent in each delinquency period as of the end of the collection period;

         (g) The balance of the reserve account on the quarterly distribution date, after giving effect to changes therein on the quarterly distribution date;

         (h) The amount of any interest and expense withdrawal from the reserve account on the quarterly distribution date; and the amount of any withdrawal from the pre-funding account to purchase additional student loans;

         (i) For quarterly distribution dates during the funding period, the remaining pre-funded amount on the quarterly distribution date, after giving effect to changes therein during the related collection period;

         (j) For the first quarterly distribution date on or following the end of the funding period, the amount of any remaining pre-funded amount that has not been used to purchase additional student loans and has been deposited in the collection account;

         (k) The amount of any rehabilitated trust student loans purchased by the trust on the quarterly distribution date; and

         (l) The amount of any advances made by the administrator to the trust.

         Before each auction rate note interest payment date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth the information in clauses (a) and (b) above with respect to the related auction rate notes.

         A copy of the statements referred to above may be obtained by any noteholder by a written request to the indenture trustee.

         Annual Compliance Statement. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

         Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes.

         The Indenture Trustee. The indenture trustee may resign at any time, in which event the administrator will be obligated to appoint a successor indenture trustee. The administrator may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

INSOLVENCY EVENTS

         If a trust becomes insolvent, the trust student loans will be liquidated and the trust will be terminated after the insolvency event, or as described in the related prospectus supplement. Promptly after the occurrence of an insolvency event, notice must be given to the securityholders. Any failure to give any required notice, however, will not prevent or delay termination of that trust. Upon termination of the trust, the administrator, on behalf of the owner trustee, will direct the indenture trustee promptly to sell the assets of the trust other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

         The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account for that trust. If the proceeds and other available assets are not sufficient to pay the securities of that series in full, some or all of the securityholders will incur a loss.

LIST OF SECURITYHOLDERS

         Holders of the securities may by written request to the indenture trustee obtain a list of all securityholders for communicating with other securityholders regarding their rights under the indenture or under the securities. The indenture trustee may elect not to give the securityholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting securityholders, to all securityholders of that series.

REPORTS TO SECURITYHOLDERS

         On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust under the administration agreement. Those statements will be filed with the Securities and Exchange Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the owner trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return.

WEIGHTED AVERAGE LIVES OF SECURITIES

         The weighted average lives of the securities of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of trust student loans by consolidation loans, or as a result of:

         o    Borrower default, death, disability or bankruptcy;

         o    The school's false certification of borrower eligibility;

         o Liquidation of the trust student loan or collection of the related guaranty payments; and

         o    Purchase of a trust student loan by the servicers or us.

         All of the trust student loans are prepayable at any time without penalty.

         A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either variable or floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

         On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guaranty payments.

         Some of the terms of payment that the sellers offer to borrowers may extend principal payments on the securities. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required. If trust student loans have these payment terms, principal payments on the related securities could be affected. The majority of the student loans are fully deferred as to all payments until six months or more after graduation.

         In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

BOOK-ENTRY REGISTRATION

         Investors acquiring beneficial ownership interests in the securities issued in book-entry form will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank (referred to as Clearstream, Luxembourg in this prospectus) or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more instruments which equal the aggregate principal balance of the series of securities and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in the depositary's name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing the securities. Unless and until definitive certificates are issued, it is anticipated that the only holder of the securities will be Cede & Co., as nominee of The Depository Trust Company.

         The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository Trust Company. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation, in turn, is owned by a number of direct participants of The Depository Trust Company and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (which are all subsidiaries of The Depository Trust & Clearing Corporation), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to The Depository Trust Company system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in securities issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

         Purchases of the securities under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the securities on The Depository Trust Company's records. The ownership interest of each actual purchaser of each series of securities, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the series of any securities is discontinued.

         To facilitate subsequent transfers, all securities deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company's partnership nominee, Cede & Co. The deposit of the securities with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of securities. The Depository Trust Company's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of a class of the securities of any series are being redeemed, The Depository Trust Company's practice is to determine by lot the amount of the interest of each direct participant in the class to be redeemed.

         Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the securities of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the applicable trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date.

         Principal and interest payments on the securities are to be made to The Depository Trust Company. The Depository Trust Company's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company's records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of The Depository Trust Company, the indenture trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the indenture trustee. Disbursement of the payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

         The Depository Trust Company may discontinue providing its services as securities depository with respect to the securities of any series at any time by giving reasonable notice to the trust or the indenture trustee. In the event that a successor securities depository is not obtained, certificates are required to be printed and delivered.

         Clearstream, Luxembourg has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank S.A./NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions and related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions and related operating procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a securityholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary's ability to effect actions on its behalf through The Depository Trust Company.

         Securityholders may hold their securities in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of these systems, or indirectly through organizations which are participants in these systems.

         The securities will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of The Depository Trust Company.

         Transfers between participants will occur in accordance with The Depository Trust Company rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Credits or any transactions in securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

         Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

         The Depository Trust Company has advised that it will take any action permitted to be taken by a securityholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the securities are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a securityholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

         Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform procedures and procedures may be discontinued at any time.

         None of the trusts, the sellers, the servicers, the indenture trustee or the underwriters will have any responsibility or obligation to any participants of The Depository Trust Company, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to:

         o The accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant;

         o The payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the securities;

         o The delivery by any participant of The Depository Trust Company, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to securityholders or;

         o    Any other action taken by The Depository Trust Company.

         Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to The Depository Trust Company, only if (a) The Depository Trust Company or a trust advises the related trustee in writing that The Depository Trust Company is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the related trustee is unable to locate a qualified successor or (b) the securityholders, only if an event of default has occurred, elect to terminate the use of the book-entry system through The Depository Trust Company. Upon the occurrence of either of the events described in the immediately preceding paragraph, the related trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through The Depository Trust Company of definitive securities. Upon surrender by The Depository Trust Company of the global security or securities representing the book-entry securities and instructions for re-registration, the related trustee will issue definitive securities, and thereafter the related trustee will recognize the holders of such definitive securities as securityholders.

         See "Annex I: Global Clearance Settlement and Tax Documentation Procedures," which is included in as a part of this prospectus, for additional information regarding book-entry registration.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS


TRANSFER OF STUDENT LOANS

         Each seller intends that the transfer of the student loans by it to us will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to us, or the transfer of those loans by us to the trust, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly:

         o A financing statement or statements covering the trust student loans naming the applicable seller, as debtor, will be filed under the UCC to protect the interest of the seller if the transfer by the seller is deemed to be an assignment of collateral as security; and

         o A financing statement or statements covering the trust student loans naming us, as debtor, will also be filed under the UCC to protect the interest of the trust if the transfer by us is deemed to be an assignment of collateral as security.

         If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust or us, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the interest of the trust or us. A tax or other government lien on property of a seller or us arising before the time a student loan comes into existence may also have priority over the interest of the seller, the trust or us in the student loan. Under the student loan purchase agreement and the deposit and sale agreement, however, each seller or we, as applicable, will warrant that it or we have transferred the student loans to us or the trust, as applicable, free and clear of the lien of any third party. In addition, each seller and we will covenant that it or we will not sell, pledge, assign, transfer or grant any lien on any trust student loan held by a trust or any interest in that loan other than to us or the trust.

         Under the servicing agreement, each servicer as custodian will have custody of any promissory notes, credit agreements or other loan documents evidencing the trust student loans. Our records and the records of each seller and the servicers will be marked to indicate the sale and each seller, we will cause UCC financing statements to be filed with the appropriate authorities, and the trust student loans will be physically segregated, to the extent feasible, stamped or otherwise marked to indicate that the trust student loans have been sold to us or to the trust, as applicable. If, through inadvertence or otherwise, any of the trust student loans were sold to another party that:

         o Purchased the trust student loans in the ordinary course of its business;

         o    Acquired possession of the trust student loans; and

         o Acquired the trust student loans for new value and without actual knowledge of the interest of us or the trust;

then that purchaser might acquire an interest in the trust student loans superior to the interest of us and the trust.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These requirements may apply to assignees such as the trusts and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must accompany all of these loans. Certain state disclosure laws, such as those protecting cosigners, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans. If the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the educational institution that received the proceeds of the loan. Many of the trust student loans in question include so-called "risk based pricing," in which borrowers with impaired creditworthiness are charged higher prices. If pricing has an adverse impact on classes protected under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder. For a discussion of the trust's rights if the trust student loans were not originated or serviced in all material respects in compliance with applicable laws, see "Transfer and Administration Agreements" in this prospectus.

STUDENT LOANS IN BANKRUPTCY

         Private student loans are generally dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code unless they are funded, in whole or in part, by a governmental or nonprofit loan guaranty agency. This "funding" may include a guaranty.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to holders that hold the securities as capital assets within the meaning of section 1221 of the Internal Revenue Code (referred to as the "Code" in this prospectus) and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (referred to as the "IRS" in this prospectus) with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any trust) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences."

TAXATION OF OWNERS OF NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, tax counsel to each trust designated by the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (2) the trust, as created pursuant to the terms and conditions of the trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

Interest and Original Issue Discount

         The following discussion is based in part upon the original issue discount regulations (referred to as the "OID Regulations" in this prospectus). The OID Regulations do not adequately address issues relevant to notes such as the offered notes. In some instances, the OID Regulations provide that they are not applicable to notes such as the offered notes.

         A note may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holder of a note issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition, section 1272(a)(6) of the Code provides special rules applicable to notes and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to student loans held by a trust fund in computing the accrual of original issue discount on notes issued by that trust fund, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (referred to as the "Committee Report" in this prospectus) indicates that the regulations will provide that the prepayment assumption used with respect to a note must be the same as that used in pricing the initial offering of the note. The prepayment assumption used in reporting original issue discount for each series of notes will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, any trust or the indenture trustee will make any representation that the student loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold (excluding sales to note houses, brokers and underwriters). If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." Qualified stated interest is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the note.

         In the case of notes bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the notes. If the original issue discount rules apply to the notes in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the notes in that series that bear an adjustable interest rate in preparing information returns to the noteholders and the IRS.

         The first interest payment on a note may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In such cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the note (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a noteholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average life. For this purpose, the weighted average life of a note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the prepayment assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that note and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of Notes--Market Discount" below for a description of this election under the OID Regulations.

         If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the closing date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (b) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the note will be received in future periods based on the student loans being prepaid at a rate equal to the prepayment assumption, (2) using a discount rate equal to the original yield to maturity of the note and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the note will be calculated based on its issue price and assuming that distributions on the note will be made in all accrual periods based on the student loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued with respect to the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a note that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the note. However, each such daily portion will be reduced, if the cost of the note is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the note at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount

         A noteholder that purchases a note at a market discount, that is, in the case of a note issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a noteholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount notes acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize note premium with respect to all debt instruments having amortizable note premium that the noteholder owns or acquires. See "Taxation of Owners of Notes--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a note on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a note will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of Notes--Interest and Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or (3) in the case of a note issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the note at the beginning of the accrual period. Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market.

         To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note generally will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under section 1277 of the Code a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

         A note purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a note may elect under section 171 of the Code to amortize the premium under the constant yield method over the life of the note. If made, the election will apply to all debt instruments having amortizable note premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the noteholder as having made the election to amortize premium generally. See "Taxation of Owners of Notes--Market Discount" above. The use of an assumption that there will be no prepayments might be required. However, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to notes without regard to whether the notes have original issue discount) will also apply in amortizing note premium under section 171 of the Code.

Realized Losses

         Under section 166 of the Code, both corporate holders of the notes and noncorporate holders of the notes that acquire the notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the student loans. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until the holder's note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a note will be required to accrue interest and original issue discount with respect to the note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the student loans underlying the notes, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Sales of Notes

         If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note generally will equal the cost of the note to the noteholder, increased by income reported by the noteholder with respect to the note (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the note received by the noteholder and by any amortized premium. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided the note is held as a capital asset (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described above under "Taxation of Owners of Notes--Market Discount" and "--Premium."

         A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Information Reporting

         The indenture trustee is required to furnish or cause to be furnished to each noteholder with each payment a statement setting forth the amount of that payment allocable to principal on the note and to interest thereon. In addition, the indenture trustee is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each noteholder who was a holder at any time during that year, a report indicating such other customary factual information as the indenture trustee deems necessary to enable holders of notes to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the notes are issued with original issue discount, the indenture trustee will provide or cause to be provided to the IRS and, as applicable, to the noteholder information statements with respect to original issue discount as required by the Code or as holders of those notes may reasonably request from time to time. If the notes are issued with original issue discount, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial noteholder which purchased its note at the initial offering price used in preparing those reports. Noteholders should consult their own tax advisors to determine the amount of any original issue discount and market discount includible in income during a calendar year.

         As applicable, the note information reports will include a statement of the adjusted issue price of the notes at the beginning of each collection period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the noteholder's purchase price that the indenture trustee will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of Notes--Market Discount" above.

         As applicable, the note information reports will include a statement of the adjusted issue price of the note at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that a trust may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Taxation of Owners of Notes--Market Discount."

Backup Withholding with Respect to Notes

         Payments of interest and principal, as well as payments of proceeds from the sale of the notes, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Notes

         A noteholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a note will not be subject to United States federal income or withholding tax in respect of a distribution on a note, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the noteholder under penalties of perjury, certifying that the noteholder is not a United States person and providing the name and address of the noteholder and provided further that the non-United States person (1) does not own directly or indirectly 10% or more of the voting power of all equity in a trust or in the trust's sole owner, (2) is not a bank that is treated as receiving that interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business" and (3) is not a "controlled foreign corporation" within the meaning of section 957 of the Code, with respect to which a trust is a "related person" within the meaning of section 881(c)(3)(C) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty, provided the noteholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN to report its eligibility for that reduced rate or exemption.

         A noteholder that is not a U.S. person will not be subject to U.S. federal income tax on the gain realized on the sale, exchange or other disposition of the note unless (1) that noteholder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain other conditions are met; (2) the gain is effectively connected with the conduct by the noteholder of a trade or business within the United States and, if an income tax treaty applies, is attributable to a United States permanent establishment of the noteholder; or
(3) the noteholder is subject to certain rules applicable to expatriates.

         Interest on or gain from the sale, exchange of other disposition of a note received by a noteholder that is not a United States person, which constitutes income that is effectively connected with a United States trade or business carried on by the noteholder, will not be subject to withholding tax, but rather will be subject to United States federal income tax at the graduated rates applicable to U.S. persons, provided the noteholder provides a properly executed IRS Form W-8ECI, certifying that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that noteholder and that this income is includible in the noteholder's gross income for the taxable year. This statement must include, among other things, the name and address of the noteholder, the noteholder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a note would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, noteholders who are non-resident alien individuals should consult their tax advisors concerning this question.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "U.S. Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.
                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code, impose certain fiduciary and prohibited transaction restrictions on:

         o    Certain employee benefit plans;

         o    Certain other retirement plans and arrangements, including:

                  (a)   Individual retirement accounts and annuities;

                  (b)   Keogh plans; and

                  (c) Collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and section 4975 of the Code; and

         o Persons who are fiduciaries with respect to the Plans in connection with the investment of plan assets.

         The term "Plans" includes the plans and arrangements listed in the first two bullet points above.

         Some employee benefit plans, such as governmental plans described in section 3(32) of ERISA, and certain church plans described in section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and section 4975 of the Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal and state law, be invested in the securities without regard to the ERISA considerations described in this prospectus. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, the prohibited transaction rules in section 503 of the Code will apply.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, section

406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in section 406 of ERISA and section 4975 of the Code.

         Unless described differently in the related prospectus supplement, generally, the notes of each series may be purchased by a Plan while the certificates of each series may not be purchased by a Plan. A trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under section 406 of ERISA and section 4975 of the Code may arise if any of the securities are acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

         o Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         o Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         o Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         o Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

         o Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager."

         These class exemptions may not apply with respect to any particular Plan's investment in securities and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the securities, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

         A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

                              AVAILABLE INFORMATION

         We, as the originator of each trust and the depositor, have filed with the Securities and Exchange Commission a registration statement for the securities under the Securities Act of 1933, as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission at:

         o    100 F Street, N.E., Washington, D.C. 20549;

and at the Securities and Exchange Commission's regional offices at:

         o    500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

         o    233 Broadway, New York, New York 10279.

         In addition, you may obtain copies of the registration statement from the Public Reference Branch of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the Securities and Exchange Commission's public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The registration statement may also be accessed electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the Securities and Exchange Commission's website located at http://www.sec.gov.

                           REPORTS TO SECURITYHOLDERS

         Periodic reports concerning the trusts as required under the terms of the applicable agreements will be delivered to the securityholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the securities.

         Before each quarterly distribution date, the administrator will provide to the indenture trustee for the indenture trustee to forward to each holder of record of the applicable class of securities a statement setting forth the information specifically described in the indenture. See "The Indenture - Statements to Indenture Trustee and Trust."

         Each trust will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission including annual reports on Form 10-K (including reports of assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB, attestation reports, and statements of compliance required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. Annual reports of assessment of compliance, attestation reports and statements of compliance will be provided to holders of record of the applicable class of securities upon request free of charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by or for a trust under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

         Written requests for copies should be directed to The National Collegiate Funding LLC, in care of The First Marblehead Corporation, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157. Telephone requests for copies should be directed to (800) 895-4283.

                                  UNDERWRITING

         The underwriters named in each prospectus supplement and we will enter into an underwriting agreement for the securities of the related series. Under the underwriting and placement agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

         The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the securities described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, we or an affiliate of ours may offer some or all of the securities for sale directly.

         The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

         Each prospectus supplement will either:

         o Show the price at which each class of securities is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

         o Specify that the securities will be sold by us or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

         After the initial public offering of any securities, the offering prices and concessions may be changed.

         Until the distribution of the securities is completed, Securities and Exchange Commission rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If an underwriter creates a short position in the securities in connection with the offering--that is, if it sells more securities than are shown on the cover page of the related prospectus supplement--the underwriter may reduce that short position by purchasing securities in the open market.

         An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither the underwriters nor we make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intend to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

         Each underwriting agreement will provide that we and The First Marblehead Corporation will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make on those civil liabilities.

         Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

         Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

         The place and time of delivery for the securities will appear in the related prospectus supplement.

                                  LEGAL MATTERS

         Thacher Proffitt & Wood LLP, our counsel, will give opinions on specific matters for the trusts, the administrator and us.

         Each prospectus supplement will identify the other law firms which will give opinions on additional legal matters for the underwriters and specific U.S. federal matters.

                                    ANNEX I:
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered securities (referred to in this annex as the "global securities") will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to United States corporate debt obligations and prior asset-backed certificates issues.

         Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and participants of The Depository Trust Company holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as participants of The Depository Trust Company.

         Non-United States holders (as described below) of global securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors' interests in the global securities will be represented through financial institutions acting on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of The Depository Trust Company.

         Investors electing to hold their global securities through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period.

Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between Participants of The Depository Trust Company. Secondary market trading between participants of The Depository Trust Company will be settled using the procedures applicable to prior student loan asset-backed securities issues in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between The Depository Trust Company Seller and Clearstream, Luxembourg or Euroclear Purchaser. When global securities are to be transferred from the account of a participant of The Depository Trust Company to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the account of the participant of The Depository Trust Company against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, participants of The Depository Trust Company can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to participants of The Depository Trust Company a cross-market transaction will settle no differently than a trade between two participants of The Depository Trust Company.

         Trading between Clearstream, Luxembourg or Euroclear Seller and The Depository Trust Company Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred from the respective clearing system, through the respective depositary, to a participant of The Depository Trust Company. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the depositary, as appropriate, to deliver the global securities to the account of the participant of The Depository Trust Company against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from participants of The Depository Trust Company for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o Borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         o Borrowing the global securities in the United States from a participant of The Depository Trust Company no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         o Staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the participant of The Depository Trust Company is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

CERTAIN UNITED STATES FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are security owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         United States Federal Income Tax Reporting Procedure. The owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

         The term "U.S. Person" means:

         o    A citizen or resident of the United States;

         o A corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia);

         o An estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

         o A trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

                                  $900,697,000




                        STUDENT LOAN ASSET BACKED NOTES



               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-1
                                 ISSUING ENTITY




                      THE NATIONAL COLLEGIATE FUNDING LLC
                             DEPOSITOR AND SPONSOR






                            ------------------------
                            FREE WRITING PROSPECTUS
                            ------------------------







UBS INVESTMENT BANK                                               CREDIT SUISSE
Joint Book-Runner                                             Joint Book-Runner

CITIGROUP                           JPMORGAN                RBC CAPITAL MARKETS


                                  March 2, 2006